Execution Version STOCK PURCHASE AGREEMENT AMONG HORACE MANN EDUCATORS CORPORATION, AND ROBERT PAGLIONE, PAGLIONE FAMILY IRREVOCABLE TRUST F/B/O ADAM PAGLIONE, PAGLIONE FAMILY IRREVOCABLE TRUST F/B/O LISA AND JORGE ARROYO, BEAU ADAMS AND BENEFIT CONSULTANTS GROUP, INC. DATED AS OF OCTOBER 30, 2018 40733748.21

TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS	1
Section 1.1	Definitions	1
ARTICLE II	PURCHASE AND SALE	15
Section 2.1	Purchase and Sale; Purchase Price	15
Section 2.2	Closing	16
Section 2.3	Closing Deliveries	16
Section 2.4	Closing Payment	18
Section 2.5	Accounts Receivable and Post-Closing Adjustment	18
Section 2.6	Earn-Out Payments	21
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE SELLERS	23
Section 3.1	Company Organization and Corporate History	23
Section 3.2	Capital Structure	24
Section 3.3	Authority and Enforceability	25
Section 3.4	Consents and Approvals; No Conflict	26
Section 3.5	Financial Information; Absence of Undisclosed Liabilities	27
Section 3.6	Real Property Interest	28
Section 3.7	Plan Sponsors and Plans	29
Section 3.8	Material Contracts	29
Section 3.9	Employee Benefits; Employees	30
Section 3.10	Taxes	33
Section 3.11	Compliance with Law; Permits	35
Section 3.12	Litigation	37
Section 3.13	Intellectual Property	37
Section 3.14	Producers	39
Section 3.15	Broker-Dealer and Investment Adviser	39
Section 3.16	Recordkeeping Services	41
Section 3.17	Bank Accounts; Affiliate Transactions	41
Section 3.18	Absence of Change	42
Section 3.19	Insurance	42
Section 3.20	Privacy and Data Security	42
Section 3.21	Environmental Matters	42
Section 3.22	Brokers	43
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF BUYER	43
Section 4.1	Incorporation and Authority of Buyer	43
Section 4.2	No Conflict	43
Section 4.3	Consents and Approvals	44
Section 4.4	Securities Law Matters	44
Section 4.5	Independent Investigation	44
Section 4.6	Non-Reliance	44
Section 4.7	Brokers	44

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TABLE OF CONTENTS
(continued)

		Page
ARTICLE V	COVENANTS	44
Section 5.1	Conduct of Business	44
Section 5.2	Access to Information	46
Section 5.3	Approvals and Consents	47
Section 5.4	Announcement	48
Section 5.5	Confidentiality	48
Section 5.6	D&O Liabilities	49
Section 5.7	Releases by Sellers	49
Section 5.8	Non-Competition; Non-Solicitation	49
Section 5.9	Exclusivity	50
Section 5.10	Indebtedness; Affiliate Transactions; Accounts Receivable	51
Section 5.11	Further Assurances	51
Section 5.12	Notification of Certain Matters	51
Section 5.13	One-Day Notes	52
Section 5.14	Private Letter Ruling	52
ARTICLE VI	EMPLOYEE MATTERS	52
Section 6.1	Employee Matters	52
ARTICLE VII	CONDITIONS PRECEDENT	55
Section 7.1	Conditions to Each Party's Obligations	55
Section 7.2	Conditions to Obligations of Buyer	56
Section 7.3	Conditions to Obligations of the Sellers	57
ARTICLE VIII	TAX MATTERS	57
Section 8.1	Agreements Regarding Tax Matters	57
Section 8.2	Section 338(h)(10) Election	60
Section 8.3	Tax Sharing Agreements	61
Section 8.4	Tax Treatment of Indemnity Payments	61
ARTICLE IX	SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS	61
Section 9.1	Survival of Representations and Warranties	61
Section 9.2	Survival of Covenants	62
Section 9.3	Survival Period	62
ARTICLE X	INDEMNIFICATION	62
Section 10.1	Obligation to Indemnify	62
Section 10.2	Indemnification Procedures; Certain Limitations	64
Section 10.3	Exclusive Remedies	67
ARTICLE XI	TERMINATION	67
Section 11.1	Termination	67
Section 11.2	Effect of Termination	68

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40733748.21

TABLE OF CONTENTS
(continued)

		Page
ARTICLE XII	GENERAL PROVISIONS	68
Section 12.1	Fees and Expenses	68
Section 12.2	Notices	68
Section 12.3	Interpretation	69
Section 12.4	Entire Agreement; Third-Party Beneficiaries	70
Section 12.5	Governing Law	70
Section 12.6	Assignment	70
Section 12.7	Dispute Resolution; Enforcement	70
Section 12.8	Severability; Amendment and Waiver	71
Section 12.9	Specific Performance	72
Section 12.10	Certain Acknowledgments; Informed Decision to Sell	72
Section 12.11	Counterparts	73
Section 12.12	WAIVER OF JURY TRIAL	73

Exhibits

Exhibit A	Certificates of Trust
Exhibit B	Indebtedness Payoff Amount
Exhibit C	Non-Compete and Non-Disclosure Agreements
Exhibit D	Spousal Consent
Exhibit E	Form of Release
Exhibit F	Working Capital
Exhibit G	Earn-Out Calculation
Exhibit H	Independent Accountants

Seller Disclosure Schedule
Buyer Disclosure Schedule

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40733748.21

STOCK PURCHASE AGREEMENT This STOCK PURCHASE AGREEMENT, dated as of October 30, 2018 (this “Agreement”), is made by and among HORACE MANN EDUCATORS CORPORATION, a Delaware corporation (“Buyer”), ROBERT PAGLIONE, an individual resident of the State of New Jersey (the “Class A Shareholder”), THE PAGLIONE FAMILY IRREVOCABLE TRUST F/B/O ADAM PAGLIONE, an irrevocable trust established under the laws of the State of New Jersey (the “Adam Paglione Trust”), THE PAGLIONE FAMILY IRREVOCABLE TRUST F/B/O LISA AND JORGE ARROYO, an irrevocable trust established under the laws of the State of New Jersey (the “Lisa Arroyo Trust” and together with the Adam Paglione Trust, the “Trusts”), BEAU CHRISTIAN ADAMS, an individual resident of the State of New Jersey (“Adams” and together with the Class A Shareholder and the Trusts, the “Sellers” and each individually, a “Seller”), and BENEFIT CONSULTANTS GROUP, INC., a Pennsylvania corporation (the “Company”). Buyer, the Company (prior to the Effective Time) and the Sellers shall be referred to herein from time to time collectively as the “parties” and individually as a “party.” RECITALS WHEREAS, the Sellers collectively own all of the issued and outstanding shares of the Company; WHEREAS, the Company owns all of the issued and outstanding capital stock of BCG Securities, Inc., a Pennsylvania corporation (“BCGS”); WHEREAS, the Company and BCGS engage in the business of providing retirement planning, consulting, actuarial designing and recordkeeping services with respect to non-qualified and qualified plans, investment advisory and brokerage services, and other related services; and WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to acquire from Sellers, all of the outstanding capital stock of the Company upon the terms and subject to the conditions set forth herein; NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below: “Acceptable PLR” means a private letter ruling from the IRS reasonably satisfactory to Buyer that the Company will be treated as continuing to be an S corporation within the meaning of Sections 1361 and 1362 of the Code on and after December 31, 2017. 40733748.21

“Accounts Receivable” means all notes and accounts receivable of the Company Business, determined in accordance with Applicable Accounting Principles. “Action” means any claim, action, suit, litigation, arbitration, investigation, subpoena, examination or other proceeding by or before any Governmental Authority or arbitral body. “Acquisition Proposal” has the meaning set forth in Section 5.9. “Adam Paglione Trust” has the meaning set forth in the introductory paragraph hereof. “Adams” has the meaning set forth in the introductory paragraph hereof. “Additional Holdback” has the meaning set forth in Section 5.14. “Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first person. “Agreement” has the meaning set forth in the introductory paragraph hereof. “Allocation Schedule” has the meaning set forth in Section 8.2(c). “Applicable Accounting Principles” means GAAP applied on a consistent basis. “Assets” means the Leased Real Property, machines, furniture, computer hardware, Intellectual Property, Computer Software, Technology, Contracts, office furnishings and other tangible personal property which are owned or used in the Company Business. Assets shall not include the art work at the Leased Real Property set forth in Section 1.1 of the Seller Disclosure Schedule, which art work shall be retained and owned by Seller, Robert Paglione. “Base Consideration” means an amount equal to $25 million. “BCGS” has the meaning set forth in the Recitals hereof. “BCGS Financial Statements” has the meaning set forth in Section 3.5(a). “BCGS Shares” has the meaning set forth in Section 3.2(b). “Benefit Plans” means each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), “employee plan” (as defined in Section 3(3) of ERISA, and each stock option or other equity based, employment or other contract for personal services, bonus, incentive or deferred compensation, welfare, life, medical, or dental benefits, retention, change-in-control, restrictive covenant, Tax gross-up, severance, paid leave, vacation, fringe, or other benefit, compensation plan, program, policy, arrangement or agreement, whether or not subject to ERISA and whether or not written, (a) that is sponsored, maintained, or contributed to by the Company or any of its Affiliates, (b) with respect to which the Company or any of its Affiliates otherwise has any obligation or liability -2- 40733748.21

(whether direct or contingent), or (c) that otherwise provides benefits to any current or former employee, officer, director or independent contractor of the Company or any of its Affiliates. “Books and Records” means the originals or copies of all books and records, data and information, customer lists, disclosure and other documents and filings required under all applicable Laws, administrative records, marketing information, customer information, personnel records, sales records, financial records, Tax records, compliance records and email data of the Company, BCGS and Company Business, including, without limitation, any database, magnetic or optical media or any other form of recorded, computer generated or stored information or process (including emails) and the Company’s and BCGS’s organizational, ownership and corporate records. “Business Day” means any day other than a Saturday, Sunday, a U.S. federal holiday or a day on which the New York Stock Exchange is closed. “Buyer” has the meaning set forth in the introductory paragraph hereof. “Buyer 401(k) Plan” has the meaning set forth in Section 6.1(c). “Buyer Disclosure Schedule” means the Buyer Disclosure Schedule delivered by Buyer to the Sellers concurrently with the execution of this Agreement. “Buyer Fundamental Representations” has the meaning set forth in Section 9.1. “Buyer Indemnitees” has the meaning set forth in Section 10.1(a). “Buyer Material Adverse Effect” means a material impairment of the ability of Buyer to perform its obligations under the Agreement or to consummate the transactions contemplated thereby. “Buyer’s Allocation” has the meaning set forth in Section 8.2(c). “Cause” means, with respect to any Person, the occurrence of any of the following: (i) such Person’s indictment of, commission of or plea of guilty or nolo contendere to any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction; (ii) such Person’s commission of, or participation in, a fraud or act of dishonesty against Buyer or any Affiliate of Buyer or any client of Buyer or any of its Affiliates or such Person’s commission of an act or omission that could bring the business of the Buyer and its Affiliates into material disrepute or cause such entities significant embarrassment; (iii) such Person’s material violation of any material policy, contract or agreement between the Person and Buyer or any of its Affiliates (other than this Agreement); (iv) any act or omission by such Person involving malfeasance or gross negligence in the performance of the Person’s duties and responsibilities to the detriment of Buyer or any of its Affiliates; (v) such Person’s habitual use of illegal drugs or alcohol during the performance of his duties for the Buyer or its Affiliates; (vi) such Person’s violation of the applicable rules or regulations of any governmental or self-regulatory authority that causes material harm to Buyer or any of its Affiliates; or (vii) such Person’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by his or her job description or such Person’s loss -3- 40733748.21 of any governmental or self-regulatory license that is reasonably necessary for such Person to perform his or her duties or responsibilities, in each case as an employee of Buyer or any of its Affiliates. The determination as to whether Cause has occurred shall be made by Buyer, in its sole discretion. “Certificates of Trust” means, collectively, the Certificate of Trust relating to the Adam Paglione Trust and the Certificate of Trust relating to the Lisa Arroyo Trust, in each case attached hereto as Exhibit A. “Change of Control” means, with respect to any Person, (i) any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of shares of the capital stock of such Person representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of such Person, or (ii) any transaction involving a sale of all or substantially all of the assets of such Person to an independent third party. “Class A Common Stock” has the meaning set forth in Section 3.2(a). “Class A Shareholder” has the meaning set forth in the introductory paragraph hereof. “Class B Common Stock” has the meaning set forth in Section 3.2(a). “Closing” has the meaning set forth in Section 2.2. “Closing Consideration” means the Base Consideration plus the Working Capital Adjustment less the Indebtedness Payoff Amount less the Company Transaction Expenses. “Closing Date” has the meaning set forth in Section 2.2. “Closing Payment” has the meaning set forth in Section 2.4(b). “COBRA” has the meaning set forth in Section 6.1(f). “Code” means the Internal Revenue Code of 1986, as amended, as well as any guidance issued thereunder. “Company” has the meaning set forth in the recitals. “Company 401(k) Plan” has the meaning set forth in Section 6.1(c). “Company Business” means the business of the Company and BCGS, including but not limited to providing retirement planning, consulting, actuarial designing and recordkeeping services with respect to non-qualified and qualified plans, investment advisory and brokerage services, and any ancillary services. -4- 40733748.21

“Company Material Adverse Effect” means any fact, circumstance, condition, event, development, occurrence, change or effect that (a) has, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, sales, prospects assets, liabilities, operations, or financial condition or results of operations of the Company, BCGS or the Company Business, (b) has caused, or could reasonably be expected to cause, individually or in the aggregate, material damage or harm to the commercial reputation of the Company, BCGS or the Company Business, including association with any misleading sales practices, or (c) causes, or reasonably could be expected to cause, individually or in the aggregate, a material impairment of the ability of the Seller Parties to perform their obligations hereunder or to consummate the transactions contemplated hereby; provided, however, that no effect, change, event, occurrence or development (an “Event”) (by itself or when aggregated with any other Event) resulting from, arising out or relating to, any of the following shall be deemed to give rise to a Company Material Adverse Effect with respect to clause (a) hereof, or be taken into account when determining whether a “Company Material Adverse Effect” under clause (a) or (b) hereof, has occurred or may, would or could occur: (i) any Event (including any loss of employees, any disruption in supplier, distributor, partner or similar relationships) to the extent resulting from or arising out of the public announcement of this Agreement, (ii) any action taken by Seller Parties that is consented to by Buyer in writing and (iii) to the extent that such Event does not disproportionately affect Sellers, the Company, BCGS or the Company Business relative to other participants in the industries or geographic locations in which Sellers, the Company, or BCGS participate: (A) any Event resulting from or arising out of general economic or political conditions or changes in such conditions (including acts of terrorism or war), (B) changes in GAAP or applicable Law after the date of this Agreement and (C) changes resulting from natural or man-made disaster, a declaration of a national emergency, war, or the occurrence of any military attack. “Company Real Property Leases” has the meaning set forth in Section 3.6(b). “Company Shares” means, collectively, the shares of Class A Common Stock and Class B Common Stock of the Company. “Computer Software” means currently used versions, releases, modifications, updates, upgrades, enhancements thereto of computer software applications, programs, middleware, firmware, materials and tapes used in the administration of the Company Business, as well as any legacy versions thereof necessary to meet customer needs, including documentation, object code, executables and available source code, in each case owned or used by the Company or any of its Affiliates. “Company Transaction Expenses” means, in each case solely to the extent not paid immediately prior to the Closing Date, and whether or not invoiced, (i) the fees and expenses payable by the Company to MacElree Harvey, Ltd. and any other attorneys engaged by the Company in connection with this Agreement and the transactions and other agreements contemplated by this Agreement, and (ii) the fees and expenses payable by the Company to outside accountants or other advisors, in each case incurred on or before the Closing Date in connection with this Agreement and the transactions and other agreements contemplated by this Agreement. “Confidentiality Agreement” means that certain Non-Disclosure Agreement dated February 28, 2018 by and between the Company and Horace Mann Services Corporation. -5- 40733748.21

“Continued Employee” has the meaning set forth in Section 6.1(a). “Continuing Membership Application” has the meaning set forth in Section 5.3(b). “Contract” means any contract, agreement, Permit, note, lease, license, instrument or other legally binding obligation. “Control,” “Controlled” or “Controlling” means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by” and “under common Control with” shall have correlative meanings. “Customer” means any Plan Sponsor or individual recipient of individual wealth advisory or other services by the Company or BCGS in connection with the Company Business. “D&O Indemnified Person” has the meaning set forth in Section 5.6. “Disputed Item” has the meaning set forth in Section 2.5(c). “Earn-Out Payment” has the meaning set forth in Section 2.6(b). “Earn-Out End Date” has the meaning set forth in Section 2.6(a). “Earn-Out Start Date” has the meaning set forth in Section 2.6(a). “Effective Time” has the meaning set forth in Section 2.2. “Eligibility Date” has the meaning set forth in Section 6.1(d). “Employee” means each natural person who is a common law employee of the Company or BCGS, each of which (including any Employee on leave and any employee on long-term disability) is listed on Section 3.9(g) of the Seller Disclosure Schedule. “Environmental Laws” means all applicable Law governing Environmental Matters. “Environmental Matters” means any matters arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including, without limitation, any of the foregoing relating to the use, generation, transport, treatment, storage, or disposal of any material defined as a “hazardous substance” or “hazardous waste” under any Environmental Law. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, as well as any guidance issued thereunder. “ERISA Affiliate” means any Person (whether incorporated or unincorporated) that together with the Company would be deemed a “single employer” within the meaning of Section 414 of the Code. “Estimated Closing Consideration” has the meaning set forth in Section 2.4(a). -6- 40733748.21

“Estimated Working Capital Adjustment” has the meaning set forth in Section 2.4(a). “Example Calculation” has the meaning set forth in Section 3.5(a). “Existing Employment Agreement” means each employment agreement or other agreement for personal services between the Company or BCGS, on one hand, and an Employee, on the other hand. For the avoidance of doubt, each such agreement (including any terminated agreement for which the Company or BCGS has any liability) is listed on Section 3.9(h) of the Seller Disclosure Schedule. “Final Adjustment Amount” has the meaning set forth in Section 2.5(f)(ii). “Final Working Capital Adjustment” has the meaning set forth in Section 2.5(b). “Financial Statements” has the meaning set forth in Section 3.5(a). “FINRA” means the Financial Industry Regulatory Authority, Inc. “First Holdback Release Amount” means $2.5 million. “First Holdback Release Date” has the meaning set forth in Section 10.2(i). “Fund” means any registered investment company, bank commingled fund or other unregistered pooled investment entity or separate account in which any Participant or Plan Sponsor invests as part of any investment menu or other program offered by the Company or BCGS with respect to the Company Business. “Fund Agreement” means any Contract to which Company or BCGS is a party with any Fund, an Affiliate of a Fund, or an agent of a Fund (including any Fund Manager) that is related to the Company Business and calls for the payment to or on behalf of the Company or BCGS in excess of $5,000 per annum, including, but not limited to, all agreements that are styled as “participation agreements” and any corresponding ancillary documents, and all Contracts providing for the use of Funds as investment options and payment of distribution service fees, administrative service fees, shareholder service fees or other payments relating to the offering of such Funds as investment options. “Fund Managers” means the advisors to the Funds. “GAAP” means generally accepted accounting principles in the United States. “Governmental Approval” has the meaning set forth in Section 3.4. “Governmental Authority” means any domestic or foreign governmental, legislative, judicial, administrative or regulatory authority, agency, self-regulatory organization (including FINRA), commission, body, court or entity. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. -7- 40733748.21

“Holdback Amount” means $5,000,000. “Holdback Release Date” means the First Holdback Release Date or Second Holdback Release Date, as applicable. “Indebtedness” means, with respect to any Person, any obligations of such Person or its Subsidiaries whether evidenced by notes, bonds, debentures or similar instruments or otherwise that relate to (a) borrowed money or any obligation to repay amounts, (b) any deferred purchase price of goods or services, (c) any letter of credit, (d) any capital lease, lease-purchase arrangement or similar agreement, (e) any undertaking by such Person or its Subsidiaries on which others rely in extending credit or conditional sales agreements, or (f) any undertaking in the nature of guarantees of the obligations described in clauses (a) through (e) above of any other Person, in each case including any accrued and unpaid interest or penalty thereon. “Indebtedness Payoff Amount” means the aggregate amounts required to extinguish the Indebtedness set forth on Exhibit B hereto. “Indemnification Cap” has the meaning set forth in Section 10.1(a). “Indemnification Deductible” has the meaning set forth in Section 10.1(a). “Indemnification Retention Amount” means the aggregate amount of all claims for indemnification set forth in any demand for indemnification made by a Buyer Indemnitee pursuant to and in compliance with Article VII or Article X as applicable (whether disputed or undisputed) on or prior to the applicable Holdback Release Date that are outstanding and unpaid as of such Holdback Release Date. “Indemnified Party” has the meaning set forth in Section 10.2(a). “Indemnifying Party” has the meaning set forth in Section 10.2(a). “Indemnity Claim” has the meaning set forth in Section 10.2(a). “Independent Accountant” has the meaning set forth in Section 2.5(d). “Individual Registered Representative Agreement” means each agreement among the Company, BCGS and a Registered Person pursuant to which such Registered Person is appointed as a “registered representative” of BCGS and/or serves as an investment adviser representative of BCGS. “Intellectual Property” means any and all of the following: (a) Trademarks; (b) copyrightable works and works of authorship, including moral rights, copyright, registrations and applications for registration thereof, and all rights therein provided by applicable Law; (c) Trade Secrets and confidential know-how; (d) patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, renewals, extensions and reexaminations thereof, all patents that may issue on such applications, and all rights therein provided by applicable Law; and (e) other intellectual property and related proprietary rights, interests and protections. -8- 40733748.21

“Interest Rate” means the greater of (a) a rate of interest per annum equal to the rate of interest quoted in The Wall Street Journal, Money Rates Section as the “Prime Rate” as in effect from time to time, or (b) the applicable federal short-term rate as defined in section 1274(d) of the Code. “Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder. “IRS” means the Internal Revenue Service. “Knowledge” means, with respect to Seller Parties, the actual knowledge after due inquiry of the individuals listed in Section 1.1(a) of the Seller Disclosure Schedule. “Law” means any federal, state, local or foreign law, statute or ordinance, common law or any rule, regulation, standard, judgment, order, writ, injunction, ruling, decree, arbitration award, agency requirement, license or permit of any Governmental Authority. “Leased Real Property” has the meaning set forth in Section 3.6(b). “Licensed Intellectual Property and Technology” has the meaning set forth in Section 3.13(c). “Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind. “Lisa Arroyo Trust” has the meaning set forth in the introductory paragraph hereof. “Losses” means any and all liabilities, claims, expenses (including reasonable attorneys’ fees and expenses) and damages, reasonably foreseeable lost profits and any claim properly paid to a third party in connection with a Third Party Claim, provided, that Losses shall exclude punitive, consequential, special, and indirect damages (including any damages based on any type of multiple). “Material Contract” means any (i) Services Agreement, (ii) Plan Sponsor Recordkeeping Agreement, (iii) Fund Agreement, (iv) Revenue Agreement, (v) Significant Producer Agreement, (vi) any Contract evidencing Indebtedness of the Company or BCGS, (vii) any other Contract with any Customer, and (viii) any other Contract to which the Company or BCGS is a party or by which its assets are bound that (a) calls for the payment by or on behalf of the Company or BCGS in excess of $10,000 per annum, or the delivery of goods or services with a fair market value in excess of $10,000 per annum, during the remaining term thereof, (b) establishes a joint venture or similar arrangement, (c) involves an acquisition or disposition of any material portion of the Company Business or pursuant to which there is continuing indemnification obligations of the Company or BCGS, (d) contains covenants restricting the ability of the Company or BCGS to compete in any line of business or geographical area or to do business with any Person or solicit the employment of any Person or (e) constitutes any real property interest. “MSRB” means the Municipal Securities Rulemaking Board. -9- 40733748.21

“Non-Compete and Nondisclosure Agreements” means the Non-Compete and Nondisclosure Agreements between Buyer, on one hand, and each of the Principals, on the other hand, in substantially the form attached hereto as Exhibit C. “OFAC” has the meaning set forth in Section 3.11(e). “One-Day Notes” means the One-Day Notes to be delivered by Buyer to the Sellers at Closing in a form mutually acceptable to Buyer and Sellers. “Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person consistent with past practice. “Organizational Documents” means (a) the articles or certificate of incorporation and bylaws of a corporation; and (b) any charter, trust documents, or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (c) any amendment to any of the foregoing. “Outside Date” has the meaning set forth in Section 11.1(b). “Owned Intellectual Property” means the Intellectual Property relating to the Company Business owned by the Company or any of its Affiliates. “Participant” means an employee who meets the eligibility requirements to participate in a plan that is included in the Company Business with the applicable Plan Sponsor. “Permits” has the meaning set forth in Section 3.11(b). “Permitted Liens” means all imperfections of title or Liens (a) that arise out of Taxes imposed that are not due and payable as of the Closing Date or are being contested in appropriate proceedings, (b) of carriers, warehousemen, mechanics, materialmen and other similar Persons or other similar Liens imposed by Law incurred in the Ordinary Course of Business for sums not yet delinquent or being contested in good faith, or (c) that relate to deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security, other than, in each case, such imperfections or Liens that would individually or in the aggregate with other Permitted Liens, interfere with the use of the asset or assets to which such Liens relates in the Ordinary Course of Business or materially detract from the value of such asset or assets. “Person” means any natural person, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity. “Personal Information” means (i) any “nonpublic personal information” as such term is defined under Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (ii) any “individually identifiable health information” or “protected health information” as such terms are used under Health Insurance Portability and Accessibility Act of 1996 and the rules and regulations issued thereunder, (iii) any information that can specifically identify an individual, such as name, signature, address, social security number, telephone number or other unique identifier, together with any other information that -10- 40733748.21 relates to an individual who has been so identified in any format whether written, electronic or otherwise, or (iv) information that can be used to authenticate an individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers) in each case in any format whether written, electronic or otherwise. “Phantom Stock Plan” means the Phantom Stock and Stock Appreciations Rights Plan, by and between the Company and Stephen E. Sokolic, dated April 12, 2004 and terminated as to future benefits as of December 28, 2006, as amended from time to time. “Plan” means any non-qualified deferred compensation plans, qualified defined contribution or defined benefit plans or other arrangements or programs sponsored or maintained by a Plan Sponsor with respect to which the Company or any of its Affiliates provides any retirement plan program services as part of the Company Business. “Plan Sponsor” means an employer or other entity that sponsors or maintains non-qualified deferred compensation plans, qualified defined contribution or defined benefit plans or other arrangements or programs with respect to which the Company or any of its Affiliates provides services as part of the Company Business. “Plan Sponsor Recordkeeping Agreements” means any Contract pursuant to which the Company or any of its Affiliates provides Recordkeeping Services to a Plan Sponsor and which has resulted in the annual payments to the Company or any of its Affiliates in excess of $5,000 per annum. “Post-Closing Statement” has the meaning set forth in Section 2.5(b). “Post-Closing Tax Period” means any Tax period that begins after the Closing Date and the portion of any Straddle Period that begins after the Closing Date. “Pre-Closing Statement” has the meaning set forth in Section 2.4(a). “Pre-Closing Tax Period” means any Tax period that ends on or before the Closing Date and the portion of any Straddle Period ending at the end of the Closing Date. “Principals” means Robert Paglione, Adam Paglione, Jorge Arroyo and Beau Adams. “Pro Rata Share” means for each Seller, the number of Company Shares owned by such Seller over the total number of Company Shares. “Producer” has the meaning set forth in Section 3.14(a). “Purchase Price” has the meaning set forth in Section 2.1(b). “Quarterly Financial Statements” has the meaning set forth in Section 3.5(a). “Recordkeeping Services” means, administrative maintenance of plans and plan- participant accounts, processing of plan transactions, transfer and clearing services related to plan- -11- 40733748.21 level trades, check preparation, provision of Tax reporting information, plan consulting, participant distribution education services and related services. “Recovery Amounts” has the meaning set forth in Section 10.2(d). “Registered Intellectual Property” means all Owned Intellectual Property that is registered, filed or issued under the authority of any Governmental Authority (or, in the case of an internet domain name, with an internet domain name registrar), or for which an application to register has been filed with any Governmental Authority. “Registered Person” means each Employee and independent contractor of the Company or any of its Affiliates who is (a) required to be licensed as a registered representative with certain states and FINRA, and/or (b) required to be licensed or registered as an investment adviser representative where such licensing or registration is required by a state, in order to perform his or her responsibilities for or on behalf of the Company or any of its Affiliates in connection with the Company Business. “Related Person” means (a) with respect to a particular individual: (i) each other member of such individual’s Family; and (ii) any Person that is directly or indirectly Controlled by such individual or one or more members of such individual’s Family, and (b) with respect to a specified Person other than an individual, any other Person that directly or indirectly Controls, is directly or indirectly Controlled by, or is directly or indirectly under common Control with such specified Person. For purposes of this definition, the “Family” of an individual includes (A) the individual, (B) the individual’s spouse, (C) the individual’s children (including adoptive relationships); and (D) all familial relations living in the individual’s household. In the case of a trust, any trustee or co-trustee shall be deemed to control the relevant trust. “Representatives” as to any Person, means such Person’s directors, officers, partners (other than limited partners), managers, employees, Affiliates, representatives (including financial advisors, attorneys and accountants) or agents. “Resolution Period” has the meaning set forth in Section 2.5(d). “Restricted Period” has the meaning set forth in Section 5.8(a). “Revenue Agreement” means any Contract to which the Company or BCGS or one of their agents is a party, which calls for the payment in excess of $5,000 per annum, directly or indirectly, to the Company or BCGS. “Salary Continuation Agreement” means that certain Salary Continuation Agreement between the Company and Robert Paglione, dated January 1, 2008, as amended from time to time. “SEC” means the U.S. Securities and Exchange Commission. “Second Holdback Release Date” has the meaning set forth in Section 10.2(i). “Section 338(h)(10) Election” has the meaning set forth in Section 8.2(a). -12- 40733748.21

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder. “Selected Court” has the meaning set forth in Section 12.7(b). “Seller Delivered Documents” has the meaning set forth in Section 3.4. “Seller Disclosure Schedule” means the Seller Disclosure Schedule delivered by the Company to Buyer concurrently with the execution of this Agreement. “Seller Fundamental Representations” has the meaning set forth in Section 9.1. “Seller Indemnitees” has the meaning set forth in Section 10.1(b). “Seller Parties” means Sellers and, prior to the Effective Time, the Company. “Sellers” has the meaning set forth in the introductory paragraph hereof. “Services Agreement” means any Contract to which the Company or BCGS is a party pursuant to which services are provided by any Person in connection with the Company Business such as the provision of system, infrastructure, application, custodial, trust or brokerage, clearing or settlement services (other than Plan Sponsor Recordkeeping Agreements, other Contracts with Customers, or Fund Agreements) and which calls for the payments by or on behalf of the Company or BCGS to such Person in excess of $5,000 per annum. “Significant Producer” has the meaning set forth in Section 3.14(c). “Significant Producer Agreement” has the meaning set forth in Section 3.14(c). “Spousal Consents” means the consent of the spouse of each of the Class A Shareholder and Adams, in substantially the form set forth as Exhibit D. “Straddle Period” means any Tax year or period beginning on or before the Closing Date and ending after the Closing Date. “Subsidiary” of any Person means another Person of which more than 50% of the total combined voting power of all classes of stock or other voting interests or Controlling equity interest in the case of a Person that is not a corporation is owned at the time of determination directly or indirectly by such first Person. “Substantially Converted” means conversion of 90% or more of the Buyer’s “retirement advantage” plans (which does not include remitter services or data sharing) from the Buyer’s platform to the Company’s platform such that Buyer clients are able to access their client account information from the website maintained by the Company; provided that a plan shall be deemed converted to the Company’s platform if (i) the plan has not been converted due to delay by the custodian (Matrix/MG Trust) or the recordkeeping platform (FIS Relius), provided that Sellers shall have used best efforts to cause such conversion, or (ii) the plan has been converted and is subsequently “de-converted” by the Buyer. -13- 40733748.21

“Survival Period” has the meaning set forth in Section 9.3. “Target Net Working Capital” means $800,000. “Tax Closing Agreement” has the meaning set forth in Section 3.10(g). “Tax Ruling” has the meaning set forth in Section 3.10(g). “Tax” means any federal, state, county, local, or foreign tax (including income taxes and Transfer Taxes), charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, transfer, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, social security, single business, unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or taxing fee of any kind whatsoever, imposed or required to be withheld by any Taxing Authority, including any estimated payments relating thereto, any interest, penalties, and additions imposed thereon or with respect thereto, whether disputed or not, and including liability for taxes of another Person under Treasury Regulations Section 1.1502-6 or similar provision of state, local or foreign law, or as a transferee or successor, by contract or otherwise. “Tax Adjustment” has the meaning set forth in Section 8.2(b). “Tax Return” means any return, declaration or report relating to Taxes due, any information return with respect to Taxes, or other similar report, statement, declaration or document required to be filed under applicable Law in respect of Taxes, any amendment to any of the foregoing, any claim for refund of Taxes paid, and any attachments, amendments or supplements to any of the foregoing. “Taxing Authority” means the IRS and any other domestic or foreign Governmental Authority responsible for the administration and/or collection of any Tax. “Technology” means hardware, information technology equipment and systems, third- party software, data and databases, and associated documentation, in each case relating to the Company Business as currently conducted and owned by or licensed by the Company. “Texas Application” has the meaning set forth in Section 5.3(b). “Third Party Claim” has the meaning set forth in Section 10.2(b). “Trademarks” mean trademarks, trade names, service marks, trade dress, logos, internet domain names, any and all common law rights thereto, and registrations and applications for registration thereof (including intent-to-use applications), all rights therein provided by applicable Law, and all reissues, extensions and renewals of any of the foregoing. “Trade Secrets” means information that derives economic value, actual or potential, from not being generally known and not being readily ascertainable to other persons who can obtain economic value from its disclosure or use and that is the subject of reasonable efforts by the -14- 40733748.21

Company, Buyer or their respective Affiliates to maintain its secrecy or confidentiality and has value as a result of such secrecy or confidentiality. Trade Secrets may include either technical or non-technical data, including, without limitation, information concerning the Customers (including Customer information, identities, profiles, preferences and contacts), vendors, suppliers, products, pricing or pricing strategies, personnel assignments and policies, the legal or financial affairs, or the management of, in each case, the Company or Buyer or their respective Affiliates. “Transaction Documents” means, without duplication, this Agreement and all documents to be executed or delivered pursuant to this Agreement and any other agreements, instruments, and documents required to be delivered at the Closing. “Transfer Taxes” means any sales, use, transfer, stamp, or similar Taxes imposed with respect to the sale of the Company Shares pursuant to this Agreement. “Treasury Regulations” means the regulations prescribed under the Code. “Trusts” has the meaning set forth in the introductory paragraph hereof. “Unresolved Items” has the meaning set forth in Section 2.5(d). “WARN Act” has the meaning set forth in Section 6.1(h). “Wire Transfer” means a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or accounts as shall have been designated by notice to the paying party. “Working Capital” means an amount determined in accordance with the Example Calculation set forth on Exhibit F. “Working Capital Adjustment” means an amount (which may be a negative) equal to the Working Capital as of the Effective Time less the Target Net Working Capital. ARTICLE II PURCHASE AND SALE Section 2.1 Purchase and Sale; Purchase Price. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell all of the Company Shares to Buyer free and clear of all Liens, and Buyer shall purchase all of the Company Shares from the Sellers. (b) The “Purchase Price” for the Company Shares shall be (i) the Base Consideration, plus (ii) the Working Capital Adjustment; plus -15- 40733748.21

(iii) any Earn-Out Payment as calculated and payable in accordance with Section 2.6 hereof. Section 2.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 11.1 and subject to the satisfaction or waiver of each of the conditions set forth in Article VII in accordance with this Agreement, the closing of the purchase and sale of the Company Shares and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Eversheds Sutherland (US) LLP, 700 Sixth Street, NW, Washington, DC, at 10:00 am (Central Time) on the Business Day that is three (3) Business Days following the date that all of the conditions set forth in Article VII are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) in accordance with this Agreement unless another date, time or place is agreed to by the parties hereto. The actual date and time of the Closing are referred to herein as the “Closing Date.” The effective time of Closing shall, for all purposes, be 12:00 am (Central Time) on the Closing Date (the “Effective Time”). Section 2.3 Closing Deliveries. (a) At the Closing the Sellers shall deliver to Buyer: (i) certificates representing the Company Shares, endorsed in blank for transfer or accompanied by duly executed blank stock powers with all appropriate stock transfer tax stamps affixed, together with such other instruments as shall reasonably be required by Buyer to vest fully in Buyer all right, title and interest in and to the Company Shares free and clear of any Liens; (ii) duly executed counterparts of each Non-Compete and Nondisclosure Agreement; (iii) the Spousal Consents; (iv) payoff letters evidencing the settlement of Indebtedness of the Company and the discharge and release of any Liens related thereto as contemplated by Section 5.10; (v) a letter from the landlord of the Leased Real Property in a form reasonably satisfactory to Buyer consenting (or not objecting) to the change in control of the Company; (vi) duly executed resignations, together with releases of the Company and BCGS in substantially the form attached hereto as Exhibit E, reasonably satisfactory to Buyer from each of the officers and directors of the Company and BCGS identified by Buyer, effective as of the Closing from their positions as officers and directors; (vii) a certificate dated the Closing Date and executed by Sellers stating that the conditions set forth in Section 7.2(a) and 7.2(b) have been satisfied; -16- 40733748.21

(viii) a certificate dated the Closing Date and executed by the trustee of each Trust stating that the condition set forth in Section 7.2(c) has been satisfied; (ix) evidence of the termination of each Existing Employment Agreement reasonably satisfactory to Buyer; (x) evidence of the termination of (A) all Contracts set forth in Section 3.17(b)(ii) of the Seller Disclosure Schedule and the settlement of all amounts due thereunder, (B) if the Closing Date occurs in 2019, all Benefit Plans and other Contracts set forth in Section 3.9(b) of the Seller Disclosure Schedule, and (C) the Company 401(k) Plan in accordance with Section 6.1(c), in each case reasonably satisfactory to Buyer; (xi) Certificate of the Secretary of the Company and BCGS dated as of the Closing Date (A) certifying, as complete and accurate as of the Closing Date, attached copies of the Company’s and BCGS’s Organizational Documents, each amended as of such date, and (B) certifying and attaching all resolutions adopted by the Company’s and BCGS’s board of directors authorizing the execution, delivery and performance by the Company of this Agreement and by the Company and BCGS (if applicable) of the other Seller Delivered Documents and the consummation of all transactions contemplated hereby and thereby, and certifying that such resolutions are in full force and effect and are all of the resolutions adopted in connection with such transactions; (xii) Good Standing Certificate for the Company and BCGS from the Pennsylvania Secretary of State; (xiii) an IRS Form 8023, with attached schedules as required, containing all information required by the IRS with respect to each S Corporation Shareholder (as defined in the Treasury Regulations) of the Company, and signed by each Seller in accordance with the IRS instructions to such Form; and (xiv) evidence of termination of the Salary Continuation Agreement and Phantom Stock Plan, in each case reasonably satisfactory to Buyer. (b) Deliveries at Closing by Buyer. At the Closing, Buyer will pay or deliver to the Sellers the following: (i) each Seller’s Pro Rata Share of the Closing Payment in accordance with Section 2.4(b) hereof; (ii) a certificate dated the Closing Date and executed by an officer of Buyer stating that the conditions set forth in Section 7.3(a) and 7.3(b) have been satisfied; (iii) Certificate of the Secretary of the Buyer dated as of the Closing Date certifying and attaching all resolutions adopted by the Buyer’s board of directors authorizing the execution, delivery and performance by the Buyer of this -17- 40733748.21

Agreement and by the Buyer of the other Transaction Documents to which Buyer is a party and the consummation of all transactions contemplated hereby and thereby, and certifying that such resolutions are in full force and effect and are all of the resolutions adopted in connection with such transactions; and (iv) Good Standing Certificate for the Buyer from the Delaware Secretary of State. (c) Each party shall deliver, or cause to be delivered, to the other party such other documents as may be reasonably necessary to consummate the transactions contemplated by this Agreement. Section 2.4 Closing Payment. (a) Not later than three (3) Business Days prior to the Closing Date, the Sellers shall deliver to Buyer a statement (the “Pre-Closing Statement”) consisting of (i) an estimated pro forma consolidated balance sheet of the Company and BCGS as of the Effective Time prepared in accordance with the remaining provisions of this Section 2.4, together with (ii) a calculation of the estimated Working Capital Adjustment as of the Effective Time derived from such pro forma consolidated balance sheet, with the Indebtedness Payoff Amount and Company Transaction Expenses estimated as of the Effective Time (the “Estimated Working Capital Adjustment”), and (iii) an estimate of the Closing Consideration (the “Estimated Closing Consideration”). All items set forth in the Pre-Closing Statement shall be (A) based upon the Books and Records and prepared in good faith, (B) based on the same format as the balance sheets contained in the Financial Statements as of year-end 2017 with respect to the consolidated balance sheet and the Example Calculation with respect to the Estimated Working Capital Adjustment, (C) prepared consistent with the Applicable Accounting Principles and with respect to the Estimated Working Capital Adjustment also consistent with the notes set forth in the Example Calculation, and (D) accompanied with work papers and supporting documentation and a written certification from the Chief Financial Officer of the Company certifying that the Pre-Closing Statement and calculation therein comply with the requirements of this Section 2.4(a). (b) At the Closing, Buyer shall pay to each Seller One-Day Notes in an amount equal to such Seller’s Pro Rata Share of the result of (i) the Estimated Closing Consideration, minus (ii) the Holdback Amount minus (iii) an amount to be held back pursuant to Section 5.14. The aggregate amount required to be paid at the Closing pursuant to the One-Day Notes under clauses (i), (ii) and (iii) of this Section is referred to as the “Closing Payment”. Section 2.5 Accounts Receivable and Post-Closing Adjustment. (a) Following the Closing, Sellers shall be entitled to, as an adjustment in the Purchase Price, receive from the Company one hundred percent (100%) of (i) the Accounts Receivable existing and aged two hundred forty (240) days or less as of the Closing Date that are received by Company after the Closing Date and were not included in the calculation of Working Capital Adjustment, and (ii) any other Accounts Receivable existing as of the Closing Date that were not included in the calculation of Working Capital Adjustment and that are received by the Company after the Closing Date but on or prior to December 31, 2019. All Accounts Receivable -18- 40733748.21

existing as of the Closing Date and not reflected in the calculation of Working Capital Adjustment shall be identified as such in Section 3.5(d) of the Seller Disclosure Schedule as updated by Seller as of the fifth (5th) Business Day prior to the Closing Date. From and after the Closing Date, Company shall use commercially reasonable efforts to collect the Accounts Receivable balances aged two hundred forty (240) days or less and will remit such funds, net of the Company’s collection expense, to Seller. (b) As promptly as practicable, but no later than one hundred twenty (120) days after the Closing Date, Buyer shall prepare and deliver to Sellers a statement (the “Post-Closing Statement”) consisting of (i) a pro forma consolidated balance sheet of the Company and BCGS as of the Effective Time, (ii) a calculation of the Working Capital Adjustment as of the Effective Time derived from such pro forma consolidated balance sheet, including the Indebtedness Payoff Amount and Company Transaction Expenses as of the Effective Time (the “Final Working Capital Adjustment”), and (iii) a calculation of the Closing Consideration. The Post-Closing Statement shall be (A) based upon the Books and Records and prepared in good faith, (B) based on the same format as the consolidated balance sheets contained in the Financial Statements as of year-end 2017 with respect to the consolidated balance sheet and the Example Calculation with respect to the Working Capital Adjustment, (C) prepared consistent with the Applicable Accounting Principles and with respect to the Working Capital Adjustment also consistent with the Example Calculation and the notes therein, and (D) accompanied with work papers and supporting documentation and a written certification from a responsible financial officer of Buyer certifying that the Post-Closing Statement complies with the requirements of this Section 2.5(b). (c) If Sellers disagree with the Post-Closing Statement on the basis that it contains manifest mathematical errors or was not prepared in accordance with Section 2.5(b), Sellers may, within thirty (30) days after its receipt of the Post-Closing Statement, deliver a notice to Buyer disagreeing with the Post-Closing Statement and specifying in reasonable detail each item that the Sellers dispute on such basis (a “Disputed Item”), the amount in dispute for each such Disputed Item and the reasons supporting Sellers’ positions. If the Sellers do not deliver a notice of any Disputed Items within such thirty (30) day period, the Post-Closing Statement as delivered by Buyer shall be final, conclusive and binding on the Buyer and Sellers. (d) If a notice of disagreement shall be delivered in accordance with Section 2.5(c), Buyer and Sellers shall, during the fifteen (15) days following such delivery (the “Resolution Period”), negotiate in good faith to reach agreement on the Disputed Items. If, during such period, Buyer and Sellers are unable to reach such agreement, they shall promptly thereafter engage, and submit the unresolved Disputed Items (the “Unresolved Items”) to any of the independent registered public accounting firms listed on Exhibit H, or, if none of such firms is engaged, the parties will engage an independent registered public accounting firm that is selected by Sellers (and not engaged or used by Seller or Buyer within the past five years) and reasonably acceptable to Buyer (the “Independent Accountant”), which shall promptly review this Agreement and the Unresolved Items; provided, that if Buyer and Sellers are not able to agree on the accounting firm to serve as the Independent Accountant within ten (10) days after the end of the Resolution Period, Buyer and Sellers shall request the American Arbitration Association to appoint as the Independent Accountant an independent registered public accounting firm that has not had a material relationship with Buyer, Sellers or any of their respective Affiliates (including the Company) within the preceding two years, and such appointment shall be final, binding and -19- 40733748.21 conclusive on Buyer and Sellers. Buyer and Sellers shall use commercially reasonable efforts to cause the Independent Accountant to issue its written determination with respect to the Unresolved Items within thirty (30) days after the Unresolved Items are submitted for review. Each party shall use commercially reasonable efforts to furnish to the Independent Accountant such work papers, books, records and documents and other information pertaining to the Unresolved Items as the Independent Accountant may request. The Independent Accountant shall (i) make a determination with respect to the Unresolved Items in a manner consistent with the principles set forth in this Section 2.5, and in no event shall the Independent Accountant’s determination of the value of any Unresolved Items be for an amount that is outside the range of Buyer’s and Sellers’ disagreement on such Unresolved Items. The final determination with respect to all Unresolved Items shall be set forth in a written statement by the Independent Accountant delivered to Buyer and Sellers and shall be final, conclusive and binding on Buyer and Sellers. The fees, expenses and costs of the Independent Accountant incurred in rendering any determination pursuant to this Section 2.5 shall be borne by the Sellers, on the one hand, and Buyer, on the other hand, in inverse proportion as they may prevail, in the aggregate, on all Unresolved Items resolved by the Independent Accountant, based on the dollar amount of such Unresolved Items, which proportionate allocations shall also be determined by the Independent Accountant at the time the determination of the Independent Accountant is rendered on the Unresolved Items. (e) In connection with the preparation or review of the Pre-Closing Statement and the Post-Closing Statement, each of Buyer and Sellers shall provide (or cause their respective Affiliates, including the Company, to provide) the other with reasonable access to records, documentation and employees as reasonably requested to the extent related to such preparation or review. (f) Within five (5) days after the final determination of the Post-Closing Statement: (i) If the Final Working Capital Adjustment as finally determined pursuant to Sections 2.5(b) or (c) above is greater than the Estimated Working Capital Adjustment, Buyer shall owe Sellers such excess. If the Final Working Capital Adjustment as finally determined pursuant to Sections 2.5(c) or (d) above is less than the Estimated Working Capital Adjustment, Sellers shall owe Buyer the amount of such deficit. (ii) The net amount (if any) pursuant to Section 2.5(f)(i) owed by Buyer to the Sellers, on the one hand, or by the Sellers to Buyer, on the other hand, in each case plus interest accrued at the Interest Rate from and including the Closing Date but excluding the date of payment, is referred to as the “Final Adjustment Amount”; it being understood and agreed that if the net effect pursuant to this Section 2.5(f)(ii) is an increase in the Closing Payment, then within three (3) Business Days following the final determination of the Final Adjustment Amount Buyer shall pay by bank certified check or Wire Transfer to each Seller an amount in cash equal to such Seller’s Pro Rata Share of the Final Adjustment Amount, and if the net effect pursuant to this Section 2.5(f)(ii) is a decrease in the Closing Payment, then Buyer shall claim the amount of such Final Adjustment Amount due to it from the Holdback Amount. -20- 40733748.21

(iii) If the Final Adjustment Amount is payable to Buyer but is greater than the Holdback Amount, then Buyer shall be entitled to (a) retain the entirety of the Holdback Amount, and (b) if Sellers do not pay the amount by which the Final Adjustment Amount exceeds the Holdback Amount within three (3) Business Days, be entitled to pursue an indemnity claim against the Sellers under Section 10.1(a)(v) for the amount by which the Final Adjustment Amount exceeds the Holdback Amount. The Final Adjustment Amount shall be treated as an adjustment to the Purchase Price for Tax purposes. Section 2.6 Earn-Out Payments. (a) Subject to the terms of this Section 2.6, Sellers shall be eligible to receive an earn-out payment described in Section 2.6(b) if (i) the Company and BCGS achieve the revenue target set forth below and (ii) Sellers shall have used their best efforts to Substantially Convert Buyer’s “Retirement Advantage” platform to the platform of the Company within twelve months of the Closing Date and have Substantially Converted such platform on or prior to the Earn-Out End Date. Any such earn-out payment shall be calculated on the Earn-Out End Date (as hereinafter defined) and payable in accordance with this Section 2.6. For purposes of this Section 2.6, the following terms shall have the respective meanings set forth below: “Benchmark Date” means September 30, 2018. “Benchmark Revenue” means $8,655,662, representing the net revenue of the Company and BCGS, calculated in accordance with Exhibit G, for the twelve-month period ending on the Benchmark Date. “Earn-Out End Date” means the third (3rd) anniversary of the Earn-Out Start Date. “Earn-Out Start Date” means the first day of the first month following the Closing Date. “Total Net Revenue” means the net revenue of the Company and BCGS for the twelve- month period ending on the Earn-Out End Date, calculated in accordance with Exhibit G. For the avoidance of doubt, (i) Total Net Revenue shall include net revenue of business acquired on account of acquisitions, mergers, stock purchases, or asset purchases that occur after the Closing Date and prior to the Earn-Out End Date to the extent made by the Company or BCGS, as mutually agreed by the parties hereto, and (ii) Total Net Revenue shall exclude the revenue generated from the business converted from the Buyer’s “Retirement Advantage” platform to the platform of the Company. (b) If the condition in Section 2.6(a)(ii) is satisfied, Buyer shall give the Sellers written notice of Buyer’s calculation of the following amount (the “Earn-Out Payment”) within ninety (90) days following the Earn-Out End Date: (i) if the Total Net Revenue exceeds the Benchmark Revenue by fifteen percent (15%) or more but less than nineteen percent (19%), the respective Seller’s Pro Rata Share of $1,250,000.00; -21- 40733748.21

(ii) if the Total Net Revenue exceeds the Benchmark Revenue by nineteen percent (19%) or more but less than twenty-four percent (24%), the respective Seller’s Pro Rata Share of $2,500,000.00; (iii) if the Total Net Revenue exceeds the Benchmark Revenue by twenty-four percent (24%) or more, the respective Seller’s Pro Rata Share of $5,000,000.00; and (iv) if the Total Net Revenue does not exceed the Benchmark Revenue or exceeds the Benchmark Revenue by less than fifteen (15%), zero. The Earn-Out Payment, if any, will be payable to each Seller in accordance with the respective Seller’s Pro Rata Share and will be paid by Buyer to each Seller by certified bank checks or Wire Transfer no later than the third (3rd) Business Day following the notice delivered by Buyer pursuant to this Section 2.6(b). For the avoidance of doubt, (i) the parties hereto acknowledge that the Earn- Out Payment, if any, is based on service fees the Company and its Subsidiaries generate and is not in any way commission payments, (ii) each Seller’s right to receive their Pro Rata Share of the Earn-Out Payment, if any, shall not be conditioned on (or measured with respect to), if applicable, their continued employment with or services to the Company or its Affiliates and shall be treated as additional Purchase Price for federal and state income tax purposes, and (iii) no Earn-Out Payment shall be payable by Buyer if the Buyer’s “Retirement Advantage” platform has not been Substantially Converted to the platform of the Company on or prior to the first anniversary date of the Closing. (c) Notwithstanding anything herein to the contrary, if any indemnification obligation is owing from Sellers to Buyer under Article VIII or Section 10.1 as of the date of any Earn-Out Payment and the Holdback Amount has been exhausted such amount shall be deducted from the Earn-Out Payment payable by Buyer to the Sellers ratably in accordance with the Sellers’ Pro Rata Share up to the Earn-Out Payment allocable to each such Seller. (d) Buyer shall provide its documentation in support of its calculation of the Earn-Out Payment to the Sellers at the time of its notice to the Sellers of its calculation delivered under Section 2.6(b), and the Sellers shall have thirty (30) days from the date of receipt of such Earn-Out Payment or such notice, as the case may be, to deliver written notice of its objections to the calculation of the Earn-Out Payment, specifying in reasonable detail the basis for the objections. If Sellers do not timely object, Buyer’s calculation of the Earn-Out Payment shall be binding and conclusive. If the Sellers object on a timely basis, the calculation of the Earn-Out Payment shall not be binding and conclusive, and Buyer and the Sellers shall negotiate in good faith to resolve the Sellers’ objections. If Buyer and Sellers resolve such objections, the amount they agree upon shall be final and binding, but if the objections cannot be resolved by such negotiation within thirty (30) days after Buyer’s receipt of the Sellers’ objections, Buyer and Sellers shall cause the calculation of the Earn-Out Payment, and all documents related thereto, to be submitted to the Independent Accountant and the procedures, timelines and expense allocations set forth in Section 2.5 with respect to the resolution of the Purchase Price as of the Closing Date shall be followed to obtain final resolution of such Earn-Out Payment. -22- 40733748.21

(e) Any increase in the Earn-Out Payment to be paid to Sellers determined pursuant to Section 2.6(d) shall be made within three (3) Business Days after such payment has been finally determined by certified bank checks or Wire Transfer from Buyer to each Seller based on their Pro Rata Share. (f) From and after the Closing until the Earn-Out End Date, (i) Buyer shall and shall cause any Affiliates of Buyer to, operate the Company Business in a commercially reasonable manner, and (ii) Buyer shall not (A) cease offering products and services related solely to retirement plans that are qualified under Section 401(a), (B) sell or transfer to any third-party not affiliated with Buyer the Company, BCGS or the Company Business, (C) reduce the budget of the Company Business below fifty percent (50%) of the budget of the Company Business as of the Closing Date, or (D) take any action or inaction in bad faith with the intention of decreasing the amount of any Earn-Out Payment or impairing Buyer’s ability to make any Earn-Out Payment; provided that, except as set forth in the foregoing clause (ii), the provisions of this Section 2.6(f) shall not (x) require Buyer or any Affiliate of Buyer (including the Company and BCGS) to continue any line of business or service conducted or offered by the Company or BCGS as of any date or (y) limit Buyer or any Affiliate of Buyer (including the Company and BCGS) from modifying or changing any aspect of the Company Business. (g) Notwithstanding anything herein to the contrary, in the event there is a Change of Control with respect to the Buyer prior to the Earn-Out End Date, the Earn-Out Payment shall immediately vest at the rate and for the amount set forth in Section 2.6(b)(iii) and, subject to Section 2.6(c), will be payable to each Seller in accordance with the respective Seller’s Pro Rata Share, by certified bank checks or Wire Transfer no later than the tenth business day following the event described in this Section 2.6(g). ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS The Seller Parties hereby jointly and severally represent and warrant to Buyer as follows: Section 3.1 Company Organization and Corporate History. (a) Organization. Each of the Company and BCGS is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of the Company and BCGS (i) has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary and is not subject to any cost, restriction or penalty for failing to qualify (except where the failure to be so licensed, qualified, or in good standing under this clause (ii) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect). (b) Organizational Documents. Section 3.1 of the Seller Disclosure Schedule sets forth a true, correct and complete copy of each of the Company’s, BCGS’s and each Trust’s -23- 40733748.21

Organizational Documents as amended and/or restated and in effect. No change has been made to such Organizational Documents since December 31, 2015. (c) Subsidiaries and Other Ownership Interests. The Company has no Subsidiaries or Affiliates other than its wholly-owned Subsidiary BCGS. Other than BCGS, no part of the Company Business is through or otherwise involving a Subsidiary or an Affiliate. Section 3.1(c) of the Seller Disclosure Schedule lists each business or Person that Company or BCGS has owned or operated within the last five (5) years (whether as a Subsidiary, through a joint venture or otherwise). Section 3.1(c) of the Seller Disclosure Schedule also lists: (i) all capital stock or other direct or indirect ownership interests of Company or BCGS in any Person; and (ii) all loans, advances or similar arrangements by Company or BCGS to any other Person (except for trade terms extended to Customers in the Ordinary Course of Business). (d) Acquisition or Sale of any Business. Section 3.1(d) of the Seller Disclosure Schedule lists each acquisition or sale (however effected) by Company or BCGS of any entity, business or of a related group of assets and/or liabilities within the last five (5) years. Copies of all agreements and closing documents relating to each such acquisition or sale have been provided to Buyer. Section 3.1(d) of the Seller Disclosure Schedule lists each such acquired entity, business or related group of assets that has been merged into, or otherwise combined with or transferred to, Company, BCGS or a predecessor thereof. Section 3.2 Capital Structure. (a) The authorized capital stock of the Company consists of 100,000 shares of common stock, par value $0.01 per share. The common stock is divided into two classes, voting and nonvoting common stock. There are 100 authorized shares of Class A voting common stock, of which twenty (20) shares are issued and outstanding and (such issued and outstanding stock, the “Class A Common Stock”), and 99,900 authorized shares of Class B nonvoting common stock, of which 49,980 shares are issued and outstanding (such issued and outstanding stock, the “Class B Common Stock”), and are owned of record and beneficially by the Sellers in the respective amounts and percentages of ownership set forth in Section 3.2(a) of the Seller Disclosure Schedule, free and clear of all Liens and other restrictions except as set forth in Section 3.2(a) of the Seller Disclosure Schedule. The Sellers are the only record owners of capital stock of the Company and own all right, title and interest in and to such Company Shares. Section 3.2(a) of the Seller Disclosure Schedule lists all issuances and redemptions of Company’s capital stock since December 31, 2011. All issuances, transfers and redemptions of the capital stock of the Company and the Company’s predecessors in interest, were in full compliance with all applicable Law. (b) The authorized capital stock of BCGS consists of 200,000 shares of common stock, par value $0.25 per share, of which 18,000 shares are issued and outstanding (such issued and outstanding stock, the “BCGS Shares”), all of which are owned of record and beneficially by the Company, free and clear of all Liens and other restrictions. Since 2000, no Person other than the Company has ever owned any BCGS Shares or other equity interests in BCGS. (c) Except as set forth in Section 3.2(c) of the Seller Disclosure Schedule, none of Company’s or BCGS’s capital stock is held in its treasury. All Company Shares and BCGS -24- 40733748.21

Shares are legally and validly issued, fully-paid and nonassessable, without violation of any preemptive or dissenters’ or similar rights (and no preemptive or other subscription rights have ever existed with respect to Company’s and BCGS’s capital stock) and in full compliance with federal and state securities laws and other applicable Law. Each of the Company and BCGS has complied with the terms of its capital stock. Except as set forth in Section 3.2(c) of the Seller Disclosure Schedule, there are no options, warrants, subscriptions, puts, calls or other rights, commitments, undertakings or understandings to acquire, dispose of or restrict the transfer of, any of Company’s or BCGS’s capital stock or other securities of any kind or class or rights, obligations or undertakings convertible into Company securities or BCGS securities of any kind or class; nor are there any stock option phantom stock, stock appreciation rights, or similar plans or programs relating to the Company’s or BCGS’s capital stock, or any convertible securities or other rights, agreements or commitments of any character relating to or obligating the Company or BCGS to issue or sell any share of capital stock or any other interest in the Company or BCGS. Each item listed on Section 3.2(c) of the Seller Disclosure Schedule shall be terminated or otherwise cease to be in effect as of no later than immediately prior to the Closing. Neither the Company nor BCGS is subject to any obligation to purchase, redeem or otherwise acquire any of its capital stock or securities (or any options or rights or obligations described in the preceding sentence) upon the occurrence of a specified event (and assuming that specified time periods have passed and appropriate notices have been given) or otherwise. (d) There are no voting trusts or other voting or similar agreements or understandings to which the Company or any Seller is a party with respect to the voting of the Company Shares. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Company Shares may vote. Except for this Agreement and restrictions imposed by applicable Law, there are no voting trusts, stockholder agreements, proxies or other rights or agreements in effect with respect to the voting, transfer or dividend rights of the Company Shares. (e) Sellers’ transfer of the Company Shares to Buyer pursuant to this Agreement will pass to Buyer all right, title and interest to and in the Company Shares free of any Lien or restriction and all other adverse claims whatsoever except, following the Closing, restrictions as exist under applicable Laws relating to securities. Section 3.3 Authority and Enforceability. (a) Each Seller Party has the power and authority to execute, deliver and perform each of the Seller Delivered Documents without the consent or action of any other person. The execution, delivery and performance of the Seller Delivered Documents have been duly authorized by all necessary action on the part of each such Seller Party in compliance with governing or applicable agreements, instruments, documents and applicable Law. (b) Each trustee of each Seller that is a Trust is the duly appointed and acting trustee of the Trust for which he or she is acting as trustee, which is identified next to such Seller’s name in Section 3.3(a)(ii) of the Seller Disclosure Schedule, and is currently the only trustee of such Trust. Sellers have previously delivered to Buyer a true and complete copy of each agreement that establishes such Trust, which documents have not been amended since the date of such -25- 40733748.21 delivery. Each Trust is validly existing under the laws of the state whose law the terms of the instrument creating such Trust invoke as governing such Trust, which is shown next to the name of such Trust on Schedule 3.3(a)(ii). The trustee of each Trust has the capacity, power and authority on behalf of such Trust to enter into this Agreement and the other Seller Delivered Documents to be executed and delivered by such trustee pursuant to this Agreement in such trustee’s fiduciary capacity on behalf of such Trust, to perform such trustee’s obligations hereunder and thereunder on behalf of such Trust, and to sell to Buyer such Trust’s Company Shares for the consideration provided in Section 2.1 as adjusted in accordance with this Agreement in each case without the consent or action of any other person. Since the creation of each Trust, no steps have been taken to liquidate, dissolve, or otherwise adversely affect the organization, existence or operation of such Trust. The execution, delivery and performance of the Seller Delivered Documents have been duly authorized by all necessary action on the part of the trustee of each Trust in compliance with governing or applicable agreements, instruments, documents, duties and applicable Law. On or prior to the date hereof, the trustee of each Trust has delivered to Buyer an executed copy of the applicable Certificate of Trust, and the representations made in the Certificates of Trust are hereby incorporated by reference. (c) This Agreement has been duly and validly authorized, executed and delivered by each Seller Party, and (assuming the valid authorization, execution and delivery of this Agreement by Buyer) is the legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms, and each of the other Seller Delivered Documents to which a Seller is or will be a party has been duly and validly authorized by such Seller and will be duly and validly executed and delivered by such Seller and, upon execution and delivery by such Seller, will be (assuming the valid authorization, execution and delivery by the other party or parties thereto) the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, subject in each case to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law). Neither any act or omission of any Seller Party or any predecessor in interest, nor execution, delivery or performance of this Agreement, has resulted in, or will result in, any person having any claim or cause of action whatsoever involving ownership of the Company or any of its assets. Section 3.4 Consents and Approvals; No Conflict. Except for the items set forth on Section 3.4 of the Seller Disclosure Schedule, the execution and delivery by the Seller Parties of this Agreement and of each other agreement, instrument and document to be executed and delivered by the Sellers pursuant to this Agreement (this Agreement and such other agreements, instruments and documents being referred to collectively as the “Seller Delivered Documents”) do not, and the consummation by the Sellers of the transactions contemplated by the Seller Delivered Documents will not, require any consent, approval, license, permit, order, qualification, authorization of, or registration or other action by, or any filing with or notification to, any Governmental Authority (each, a “Governmental Approval”) to be obtained or made by any Seller Party or BCGS (except such consents, approvals, licenses, permits, orders, qualifications, authorizations of, or registrations or other actions or filings which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect). The execution and delivery by the Seller Parties of, and the consummation by the Seller Parties of the transactions contemplated by the Seller Delivered Documents do not and will not (a) violate or conflict with the Organizational Documents of the Company or BCGS or any Seller, (b) provided that all -26- 40733748.21 consents, approvals, authorizations and other actions described in Section 3.4 of the Seller Disclosure Schedule have been obtained or taken, conflict with or violate in any material respect any Law or other Governmental Order applicable to the Company or BCGS or by which any of the Company’s or BCGS’s properties or assets are bound or subject, (c) in the case of the Trusts, violate or conflict with the trustee’s fiduciary duties or (d) result in any material breach of, or constitute a material default (or event that, with the giving of notice or lapse of time, or both, would constitute a default) under, or give to any Person any rights of termination, acceleration or cancellation of, or result in the creation of any Lien (other than Permitted Liens) on any of the assets or properties of the Company or BCGS pursuant to any Material Contract to which the Company or BCGS is a party of or by which the Company’s or BCGS’s properties or assets are bound. Section 3.5 Financial Information; Absence of Undisclosed Liabilities. (a) The Sellers have previously delivered or made available to Buyer true, accurate and complete copies of (i) BCGS’s audited financial statements as of and for the years ended December 31, 2015, December 31, 2016, and December 31, 2017 (the “BCGS Financial Statements”), (ii) consolidated and consolidating balance sheets and statements of operations, cash flows and changes in stockholder’s equity of the Company and BCGS, as of and for the years ended December 31, 2015 and December 31, 2016, and with the related compilation reports of the Company’s independent accountant, (iii) the unaudited consolidated and internally prepared balance sheet and statements of operations, cash flows and changes in stockholder’s equity of the Company and BCGS as of December 31, 2017 and for the nine (9) months ended September 30, 2018 (the “Quarterly Financial Statements” and, together with the statements described in clauses (i) and (ii) above, collectively the “Financial Statements”), and (iv) an example of the Company’s calculation of Working Capital as of May 31, 2018 (the “Example Calculation”). The Quarterly Financial Statements are subject to normal and recurring year-end adjustments (which will not be material individually or in the aggregate) and the absence of notes. (b) The Financial Statements and items therein: (i) have been prepared and are in accordance with the Books and Records and with respect to the statements set forth in Section 3.5(a)(ii), accounts and entries therein relating to BCGS have been prepared and are in accordance with the BCGS Financial Statements; and (ii) except as set forth in Section 3.5(b) of the Seller Disclosure Schedule (A) have been prepared in accordance with Applicable Accounting Principles on a consistent basis throughout the periods covered by such statements and (B) fairly present in all material respects the Company’s consolidated or BCGS’s (as applicable) financial condition and results of Company’s consolidated or BCGS’s (as applicable) operations, cash flows and changes in shareholder’s equity as of their respective dates or for the periods thereof; provided that the Quarterly Financial Statements are subject to normal recurring year-end adjustments (which will not be material individually or in the aggregate) and the absence of notes. The Example Calculation is based on the Books and Records and has been prepared in accordance with Applicable Accounting Principles and consistent with the notes contained therein. Neither the Company nor any Seller has received any complaint, allegation, assertion or claim of any material inadequacy in the Company’s internal accounting controls or the accuracy of the Financial Statements and, to the Knowledge of Seller Parties, there is no basis for any such complaint, allegation, assertion or claim. -27- 40733748.21

(c) Neither the Company nor BCGS has any liability of any nature (whether accrued, absolute, contingent, changing, known, unknown, determinable, indeterminable, liquidated, unliquidated or otherwise and whether due or to become due and, thus, whether or not such would be considered a liability for generally accepted accounting principles), except (i) as and to the extent expressly reflected or specifically reserved against in the Financial Statements (which reserves are adequate) or, pursuant to the Applicable Accounting Principles, where such liabilities are not required to be reserved against or reflected in the Financial Statements or notes thereto, (ii) as set forth in Section 3.5(c) of the Seller Disclosure Schedule, or (iii) for trade payables and similar ordinary and necessary liabilities (none of which is a liability or obligation for breach of contract, warranty, tort or infringement and excluding liabilities arising from the borrowing of money or secured indebtedness or negligent or unlawful actions of Company or BCGS or their respective officers, directors, shareholders, agents, employees or Affiliates) arising in the Ordinary Course of Business since September 30, 2018. Neither the Company nor BCGS has any Indebtedness other than the Indebtedness set forth on Exhibit B. (d) Section 3.5(d) of the Seller Disclosure Schedule sets forth an accurate and complete breakdown and aging of all Accounts Receivables of the Company and BCGS as of September 30, 2018. All of the Accounts Receivable are valid accounts receivable which arose in bona fide sales or services transactions in the Ordinary Course of Business. Except as set forth in Section 3.5(d) of the Seller Disclosure Schedule, the Accounts Receivable are collectible in full within 90 days after their respective billing dates subject to the reserve for doubtful accounts set forth on the Quarterly Financial Statements. (e) The Company and BCGS have devised and maintained systems of internal accounting controls with respect to the Company Business sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with management’s general or specific authorization, (ii) all transactions are recorded as necessary to permit the preparation of Financial Statements in conformity with the Applicable Accounting Principles and to maintain proper accountability for items, (iii) access to its property and assets is permitted only in accordance with management’s general or specific authorization and (iv) recorded accountability for items is compared with actual levels at reasonable intervals and appropriate action is taken with respect to any differences. (f) Each of the Company and BCGS has good and valid title to, or a valid leasehold interest in, all of its Assets (other than “off-the-shelf” or software that is available generally through retail distribution networks or is subject to “shrink-wrap” or “click wrap” license agreements or retail software). All such Assets (including leasehold interests) are free and clear of all Liens except for Permitted Liens and except as set forth on Section 3.5(f) of the Seller Disclosure Schedule. Except as set forth in Section 3.5(f) of the Seller Disclosure Schedule, the Assets and Permits are sufficient for the continued conduct of the Company Business after the Closing in substantially the same manner as conducted prior to the Closing. Section 3.6 Real Property Interest. (a) Neither the Company nor BCGS owns any real property. Neither the Company nor BCGS is a party to any agreement or option to purchase any real property or interest -28- 40733748.21 therein. Neither the Company nor BCGS has any liability arising out of the prior ownership of real property by it or its predecessors in interest. (b) Section 3.6(b) of the Seller Disclosure Schedule sets forth a list of all real property leases to which the Company or BCGS is a party (whether as a (sub)lessor, (sub)lessee, guarantor or otherwise) (the “Company Real Property Leases”; all real property in which the Company or BCGS holds a leasehold interest, whether as lessee or sublessee, the “Leased Real Property”) and the street address with respect to the Company Real Property Leases. Except for the Company Real Property Leases identified in Section 3.6(b) of the Seller Disclosure Schedule, the Company and BCGS do not own any interest (fee, leasehold or otherwise) in any real property. Except as set forth in Section 3.6(b) of the Seller Disclosure Schedule, the Company and BCGS enjoy peaceful and undisturbed possession of the Leased Real Property. (c) Except as set forth in Section 3.6(b) of the Seller Disclosure Schedule, the Company or BCGS owns a valid leasehold interest in the Leased Real Property, which is free and clear of any Liens. (d) Each Company Real Property Lease is in full force and effect and enforceable by the Company or BCGS, in accordance with its terms. Since December 31, 2015, neither the Company nor BCGS has received any written notice of default with respect to any Company Real Property Lease, and since December 31, 2015, no event has occurred and no condition exists that, with notice or lapse of time or both, would constitute a default by the Company or BCGS or, to the Knowledge of Seller Parties, any other part thereto, under any of the Company Real Property Leases. Neither any Seller Party nor BCGS has assigned or placed any Lien upon any Leased Real Property. Section 3.7 Plan Sponsors and Plans. (a) Except as set forth in Section 3.7(a) of the Seller Disclosure Schedule, since December 31, 2017, (i) none of the Plan Sponsors set forth on Section 3.7(b) of the Seller Disclosure Schedule has terminated, or notified Company, BCGS or any Seller in writing of an intention not to renew or to terminate, all or a material portion of the services related to the Company Business, and (ii) to the Knowledge of Seller Parties, none of the Plan Sponsors set forth on Section 3.7(b) of the Seller Disclosure Schedule has otherwise indicated that any Plans are or will be subject to any requests for proposals. (b) Section 3.7(b) of the Seller Disclosure Schedule sets forth a true and complete list of each Plan as of June 30, 2018 that is part of the Company Business and indicates for each Plan (i) the plan type (non-qualified deferred compensation plans within the meaning of Section 409A(d)(1) of the Code, qualified defined contribution or defined benefit plans, including whether such plan qualifies under Section 401(a), 401(k), 403(b) or 457(b) of the Code, or other arrangements or programs), (ii) whether such Plan is, as of the date hereof, to the Knowledge of Seller Parties, subject to an outstanding request for proposal, (iii) the number of Participants in such Plan as of such date, and (iv) the Plan Sponsor to the extent applicable and the revenues generated by each such Plan Sponsor for the twelve months ended December 31, 2017. Section 3.8 Material Contracts. -29- 40733748.21

(a) Section 3.8(a) of the Seller Disclosure Schedule sets forth a true and complete list of each of the Material Contracts. Each Material Contract is a legal, valid, binding and in all material respects enforceable obligation of Company or BCGS, and, to the Knowledge of Seller Parties, of each other party to such Material Contract. Except as set forth in Section 3.8(a) of the Seller Disclosure Schedule, neither the Company nor BCGS nor, to the Knowledge of the Seller Parties, any other party thereto is in material breach or violation of, or in material default under, any Material Contract and each such Material Contract is in full force and effect in all material respects, and, to the Knowledge of Seller Parties, there does not exist under any Material Contract any event or condition that, after notice or lapse of time or both, would constitute a material violation, breach or event of default thereunder. Sellers have made available to Buyer a true and correct copy of each Material Contract. The Material Contracts include a true, accurate and complete list of all Contracts evidencing Indebtedness of the Company or BCGS. (b) Except as set forth in Section 3.8(b) of the Seller Disclosure Schedule, neither the Company nor BCGS has received from any other party to a Material Contract any notice in writing of termination or intention to terminate such Material Contact or any notice in writing of intention to otherwise reduce amounts payable to Company or BCGS. (c) There are no fees paid to Company or BCGS that are a condition of or inducement for inclusion of any Fund as an investment option for Plan Sponsors to make available to Participants. Section 3.8(c) of the Seller Disclosure Schedule contains a true and correct list of all Funds as of the date hereof. Section 3.9 Employee Benefits; Employees. (a) Section 3.9(a) of the Seller Disclosure Schedule sets forth a true and complete list of each Benefit Plan. The Company has delivered or made available to Buyer complete and correct copies of all Benefit Plans, including any amendments thereto and the current summary plan description thereof, all summaries of material modifications, and any other summary of the Benefit Plans, along with, in each case and to the extent applicable, (i) true and complete descriptions of the material terms of any unwritten Benefit Plans; (ii) true and complete copies of any employee handbooks or similar documents describing such Benefit Plans; (iii) insurance policies related to the Benefit Plans; (iv) all non-routine communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor (including a written description of any such oral communication) with respect to such Benefit Plan; (iv) true and complete copies of each Form 5500 filed for such Benefit Plan (including all attachments, audit reports and schedules), actuarial reports, summaries of material modifications, summary annual reports, and any other required employer notices (including governmental filings and descriptions of changes to Benefit Plans) relating to the Benefit Plans, in each case, for the last three (3) plan years, as applicable; (v) true and complete copies of the most recent IRS determination letter or opinion letter; and (vi) a schedule of awards or benefits provided for under each Benefit Plan. (b) Except as set forth in Section 3.9(b) of the Seller Disclosure Schedule, all Benefit Plans have been maintained and operated in all material respects in accordance with their terms, ERISA, the Code and other applicable Laws. The Company and each ERISA Affiliate have satisfied all of their material obligations under or with respect to each Benefit Plan under applicable -30- 40733748.21

Law and the terms of such Benefit Plan. The Company and each ERISA Affiliate have timely made all contributions, premiums and other payments required to be made with respect to such Benefit Plan on or before their due dates and, if not yet due, such items have been properly reflected or accrued on the Company’s financial statements to the extent required. No circumstances exist that would result in a liability to the Company (whether direct or indirect) under Title IV of ERISA with respect to any defined benefit pension plan that is or has been sponsored, maintained, or contributed to by the Company or any of its ERISA Affiliates. None of the Company or any of its ERISA Affiliates has (or has ever had) any liability with respect to any (i) “multiemployer plan,” as defined in Section 3(37) of ERISA, (ii) “multiple employer plan,” as described in Section 413(c) of the Code, (iii) “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA, (iv) “voluntary employees’ beneficiary association,” as defined in Section 501(c)(9) of the Code, or (v) a Benefit Plan covered by Title IV of ERISA. Each Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and that is subject to Section 409A of the Code is set forth in Section 3.9(b) of the Seller Disclosure Schedule and, except as set forth in Section 3.9(b) of the Seller Disclosure Schedule, has been operated in compliance in all respects with Section 409A of the Code and the final regulations and other applicable guidance issued thereunder. The Company has not paid and will not pay in connection with the consummation of the transactions contemplated by this Agreement compensation to any current or former employee or independent contractor of the Company pursuant to a Benefit Plan in a manner that would reasonably be expected to cause compensation paid under such plan to become subject to the Tax imposed by Section 409A(a)(1)(B) or 409A(b)(5) of the Code. (c) Each Benefit Plan that is intended to qualify under Section 401(a) of the Code, and each amendment thereto, is the subject of a favorable determination letter (or opinion letter, if applicable) from the IRS as to its qualification under the Code, and, to the Knowledge of Seller Parties, no circumstances exist that would reasonably be expected to adversely affect the validity of an Benefit Plan’s tax-qualification. All amendments and actions required to bring each Benefit Plan into material conformity with the applicable provisions of ERISA, the Code and other Law have been made or taken, except to the extent such amendments or actions are not required by Law to be made or taken until after the Closing Date. (d) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or together with any other event) entitle any Employee and/or Seller to severance, retention, change of control or other similar pay or benefits under, or accelerate the time of payment or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any Benefit Plan. Neither the Company nor BCGS has made any payment which constitutes an “excess parachute payment” within the meaning of Code §280(G), and no payment by the Company or BCGS required to be made under any written or oral agreement will, if made, constitute an “excess parachute payment” within the meaning of Code §280(G). Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or together with any other event) result in any payment that could constitute an “excess parachute payment” within the meaning of Section 280G of the Code. (e) Except as set forth in Section 3.9(e) of the Seller Disclosure Schedule, neither the Company nor BCGS has any obligations for post-termination welfare or retirement benefits other than coverage mandated by applicable Law. Neither the Company nor BCGS -31- 40733748.21

thereof has any obligation or commitment to adopt or approve any plan, arrangement or other scheme that will become a Benefit Plan, or, except where required by Law, any amendment to any Benefit Plan. No proposal or commitment has been communicated to any Continuing Employee regarding the introduction, increase or improvement of any Benefit Plan. Neither the Company nor BCGS has made any loan or advance, or provided any other form of financial assistance to any Employee or Seller that is still outstanding as of the Closing. Neither the Company nor BCGS has any defined benefit plan. (f) Except for accruals disclosed on the latest balance sheet, the Company and BCGS do not have any liabilities (i) for any bonus payments to any employee, manager, director, officer or independent contractor (or any former employee, manager, director, officer or independent contractor), (ii) for any workers’ compensation benefits which have or, to the Knowledge of Seller Parties, may become payable as a result of events prior to Closing, (iii) for any matching or other employer contributions to any 401(k) plan, (iv) to any employee, director or independent contractor (or any former employee, director or independent contractor) related to compensation or for benefits accrued prior to Closing under any Benefit Plan (including with respect to any accrued but unused or unpaid vacation, sick time or other paid time off), or (v) to any employee, manager, director, officer or independent contractor arising out of any acts or omissions by the Sellers or the Company or BCGS prior to the Closing. (g) Section 3.9(g) of the Seller Disclosure Schedule lists each Employee as of the date of this Agreement and as updated no later than five (5) days before the Closing Date, and for each such Employee, (i) the individual’s title or position (including whether full or part time and whether hourly, salaried, or commissioned), (ii) the individual’s job location, (iii) the individual’s date of hire, (iv) the individual’s current base salary or hourly wages and base salary or hourly wages for the last three (3) completed fiscal years, and (v) for the last three (3) completed fiscal years, the individual’s annual incentive and bonus compensation paid and the target incentive compensation for the current year (with each form of incentive compensation separately listed and including any commissions). Section 3.9(g) of the Seller Disclosure Schedule also lists all individuals providing services to the Company or otherwise with respect to the Company Business of more than five (5) hours per month as consultants or other independent contractors. (h) Section 3.9(h) of the Seller Disclosure Schedule lists each written (i) employment agreement and offer letter with any Employee; (ii) personal service contracts for individuals who perform services for the Company or BCGS in the capacity of an independent contractor; and (iii) non-compete, non-solicit, confidentiality or proprietary rights agreements with current or former Employees or independent contractors of the Company or BCGS, which with respect to clauses (i), (ii) and (iii) are currently in effect, and true and complete copies of all such agreements referred to in clauses (i), (ii) and (iii) above (and any amendments thereto) have been furnished or made available to Buyer, and, with respect to the type of agreements set forth in clauses (i) and (ii) above, neither the Company nor BCGS is a party to any such oral agreements which cannot be terminated at will by the Company or BCGS without penalty or any continuing obligations thereunder. Except as set forth on Section 3.9(h) of the Seller Disclosure Schedule, to the Knowledge of Seller Parties, no Employee or independent contractor of the Company or BCGS is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such Employee or independent contractor, as the case may be, and any other Person, in each case, that (x) limits the -32- 40733748.21

Employee’s or independent contractor’s ability to perform such Employee’s or independent contractor’s duties to the Company or BCGS, or (y) has a negative material effect on the Company or BCGS. (i) Neither the Company nor BCGS is party to any labor or collective bargaining agreements. There has never been any union organizing activity or similar activity affecting the Company, BCGS, or any Employees. The Company and BCGS have complied, in all material respects, with all Laws related to employment and labor, including those related to equal employment opportunity, worker classification, affirmative action, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closings, the Fair Labor Standards Act and the WARN Act. The Company and BCGS have not failed to pay any current or former employees for any wages (including overtime), salaries, commissions, bonuses, benefits or other direct compensation for any services performed by them or amounts required to be reimbursed to such individuals. Neither the Company nor BCGS has received any notice that it is not in or has not been in compliance with any Laws relating to the employment of labor, including any Laws relating to wages, hours, collective bargaining, worker classification, affirmative action, the WARN Act, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment, occupational or workplace safety or that the Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. The Company and BCGS have, for all purposes (including coverage and benefits under Benefit Plans, overtime and payroll tax purposes) correctly classified those individuals performing services as common law employees, leased employees, independent contractors or agents of the Company or BCGS. Any and all notices to, or filings or registrations with, any labor organizations, works council or any similar person, required to be made by the Company or BCGS in connection with the execution of this Agreement have been timely made. (j) There are no pending or, to the Knowledge of Seller Parties, threatened material claims against the Company or BCGS under any Law related to employee benefits (including relating to the Benefit Plans, other than routine claims for benefits), employment or labor. There are no charges with respect to or relating to the Company, BCGS or the Employees pending before any applicable Governmental Authority responsible for the prevention of unlawful employment practices, and neither the Company nor BCGS has received notice from any Governmental Authority responsible for the enforcement of labor or employment Laws of an intention to conduct an investigation of the Company or BCGS, and no such investigation is in process. (k) The Company, BCGS and each Employee is in material compliance with all applicable visa and work permit requirements, and no visa or work permit held by an Employee will expire within six (6) months. Section 3.10 Taxes. Except as set forth on Section 3.10 of the Seller Disclosure Schedule: (a) The Seller Parties have made or will make available prior to the Closing to Buyer correct and complete copies of all federal and state income, state, franchise and excise, state sales and use, personal property, federal and state payroll (including unemployment), escheat and -33- 40733748.21 unclaimed property (if required for any Tax Return), and material local business Tax Returns filed with respect to the Company and BCGS (together with all examination reports and statements of deficiencies assessed against or agreed to by the Company or BCGS) with respect to any taxable period ending on or after December 31, 2013. All such Tax Returns since December 31, 2015, have been delivered to Buyer. (b) (i) Each of the Company and BCGS has properly and timely filed all Tax Returns required to be filed by it, all of which are correct and complete in all material respects and were prepared in compliance with all applicable Laws; (ii) each of the Company and BCGS has paid all Taxes required to be paid by it (whether or not shown on a Tax Return); (iii) no audit of the Company or BCGS by any Governmental Authority has been conducted, is currently pending or, to the Knowledge of the Seller Parties, is threatened, and no notice of any proposed audit, or of any Tax deficiency or adjustment, has been received by the Company or BCGS; (iv) there are no agreements or waivers currently in effect that provide for an extension of time for the assessment of any Tax against the Company or BCGS; (v) the Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with Applicable Accounting Principles; (vi) since the date of the Quarterly Financial Statements, neither the Company nor BCGS has incurred any liabilities for Taxes except in the Ordinary Course of Business; (vii) no Action is pending or has been threatened, and no claim has been asserted against or with respect to the Company or BCGS in respect of any Tax; and (viii) no claim has been made by a Governmental Authority in a jurisdiction where a Tax Return is not filed by or on behalf of the Company or BCGS that the Company or BCGS is subject to Tax in that jurisdiction. (c) Neither the Company nor BCGS has participated in any transaction that could give rise to a disclosure obligation as a “reportable transaction” under Section 6111 of the Code and the Treasury Regulations thereunder or any similar provision under other similar applicable Laws. (d) Neither the Company nor BCGS is, nor has it ever been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. No Seller Party is a “foreign person” as such term is defined in Section 1445 of the Code. (e) Neither the Company nor BCGS has ever been either the “distributing corporation” (within the meaning of Section 355(a)(1) of the Code) or the “controlled corporation” (within the meaning of Section 355(a)(1) of the Code) in a distribution that is described, or purported to be described, in Section 355 of the Code. Within the last five years, neither the Company nor BCGS has been a party to a “reorganization” as that term is defined in Section 368 of the Code. (f) Each of the Company and BCGS has materially complied with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other applicable Laws, and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authority all amounts required. Each -34- 40733748.21 of the Company and BCGS has appropriately classified all service providers as either employees or independent contractors for all Tax purposes. Each of the Company and BCGS (i) has collected and remitted all applicable sales and/or use Taxes to the appropriate Governmental Authority or (ii) has obtained, in good faith, any applicable sales and/or use Tax exemption certificates. (g) Neither Company nor BCGS has received any Tax Ruling or entered into a Tax Closing Agreement with any Governmental Authority that would have a continuing effect after the Closing Date. For purposes of the preceding sentence, the term “Tax Ruling” shall mean written rulings of a Governmental Authority relating to Taxes, and the term “Tax Closing Agreement” shall mean a written and legally binding agreement with a Governmental Authority relating to Taxes. (h) Except as set forth in Section 3.10(h) of the Seller Disclosure Schedule, the Company has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since 2003, and it will be a valid S corporation at all times up to the Effective Time. The Company will not be liable for any Tax under Code Section 1374 in connection with the deemed sale of the Company’s assets (including the assets of any qualified subchapter S subsidiary) caused by the Section 338(h)(10) Election (as hereinafter defined). The Sellers have not filed (and will not file) any income tax return, election or other document that is inconsistent with the Company’s classification as an “S” Corporation for applicable Tax purposes and the beneficiaries of Lisa Arroyo Trust have filed joint federal income tax returns for all years since 2008. The Company has not in the past five years (i) acquired assets from a C corporation in a transaction in which the Company’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor, or (ii) except for BCGS, acquired the stock of any corporation that is a qualified subchapter S subsidiary. (i) Except as set forth in Section 3.10(h) of the Seller Disclosure Schedule, BCGS has been a qualified subchapter S subsidiary within the meaning of Section 1361(b)(3)(B) of the Code at all times during its existence. (j) Except as set forth in Section 3.10(j) of the Seller Disclosure Schedule, all Sellers that are organized as trusts qualify either as a qualified subchapter S trust within that meaning of Section 1361(d) of the Code or an electing small business trust within the meaning of Section 1361(e) of the Code. (k) The Salary Continuation Agreement does not cause the Company to not confer identical rights to its shareholders with respect to distribution and liquidation proceeds within the meaning of Treas. Reg. § 1.1361-1(1). Section 3.11 Compliance with Law; Permits. (a) Except as otherwise qualified in this Agreement, the Company and BCGS have, since December 31, 2015, been in compliance, in all material respects, with all applicable Laws, including Laws related to privacy, Permits and Governmental Orders applicable to it or its assets, properties or Company Business. Neither the Company nor BCGS is a party to, or bound by, any Governmental Order that is material to the Company Business. Neither the Company nor -35- 40733748.21

BCGS has at any time since December 31, 2015 (i) received any written notice from any Governmental Authority regarding any actual or alleged material violation of, or failure to comply with any applicable Law or (ii) to the Knowledge of Seller Parties, been placed under investigation with respect to any material violation of applicable Law. The Company and BCGS has made available to the Buyer true and correct copies of all reports or other written correspondence between the Company or BCGS and any Governmental Authority or any Person acting on behalf of a Governmental Authority since December 31, 2015 relating to any unclaimed property or escheat matters and the Company and BCGS has complied with all unclaimed property or escheat obligations. Neither the Company nor BCGS underwrites insurance policies, collects premiums or settles any insurance claims. (b) The Company and BCGS hold all material governmental qualifications, registrations, filings, licenses, permits, approvals or authorizations necessary to conduct the Company Business and to own or use its assets and properties associated with the Company Business, as the Company Business, assets and properties are conducted, owned and used by the Company and BCGS (collectively, the “Permits”). All material Permits are valid and in full force and effect. Neither the Company nor BCGS is the subject of any pending or, to the Knowledge of Seller Parties, threatened Action seeking the revocation, suspension, termination, modification or impairment of any material Permit. There is no Governmental Order that would be binding on the Company or BCGS following the Closing that prohibits or restricts the payment of shareholder dividends or other shareholder distributions by the Company or BCGS. The Company and BCGS hold all applicable insurance licenses they are required to hold to conduct the Company Business, including third party administrator, insurance agency or producer licenses, under any applicable state Law. (c) Except as qualified herein, to the Knowledge of Seller Parties, each of the Company and BCGS and their Affiliates, and to the Knowledge of Seller Parties, the Producers, are and have been in connection with the Company Business, in material compliance in with applicable Laws regulating the marketing and sale of securities, life insurance policies and annuity contracts, regulating advertisements, requiring mandatory disclosure of information relating to the securities, policy information, requiring employment of standards to determine if the purchase of a policy or contract is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions. For purposes of this Section 3.11(c), (i) “advertisement” means any material designed to create public interest in life insurance policies and annuity contracts or in an insurer, or in an insurance producer, or to induce the public to purchase, increase, modify, reinstate, borrow on, surrender, replace or retain such a policy or contract, and (ii) “replacement transaction” means a transaction in which a new life insurance policy or annuity contract is to be purchased by a prospective insured and the proposing producer knows or should know that one or more existing life insurance policies or annuity contracts will lapse, or will be forfeited, surrendered, reduced in value or pledged as collateral. (d) The Company and BCGS are in material compliance with applicable anti- money laundering Laws. The Company and BCGS have established and maintain an anti-money laundering program, which includes written internal policies, procedures and controls, including a means for monitoring and identifying suspicious activity, the designation of an anti-money laundering compliance officer, an ongoing employee training program, an independent audit -36- 40733748.21 function to test such programs annually, and any additional requirements set forth in the rules of any self-regulatory organization (including FINRA) of which the Company or BCGS is a member. (e) Neither the Company nor BCGS has, directly or indirectly, (i) made political contributions or expenditures except in accordance with applicable Law, or (ii) offered or provided any unlawful remuneration, entertainment or gifts to any Person, including any official of any Governmental Authority. No Customer of BCGS is listed on any published list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”). The Company and BCGS have taken commercially reasonable steps to ensure that no Customer in any account is listed on any published list of blocked persons maintained by OFAC. Section 3.12 Litigation. Except as set forth in Section 3.12 of the Seller Disclosure Schedule, there are no Actions pending or, to the Knowledge of Seller Parties, threatened in writing, against the Company or BCGS or relating to any Company Business or any Seller in its capacity as a shareholder of the Company. There are no orders outstanding to which the Company or BCGS or any of their respective properties, rights or assets is subject. Section 3.13 Intellectual Property. (a) Except as set forth in Section 3.13(a) of the Seller Disclosure Schedule, each of the Company and BCGS owns all right, title and interest in, or has enforceable rights or licenses to use, free and clear of all Liens, the Intellectual Property, the Computer Software and the Technology used in the Company Business as currently conducted. (b) Section 3.13(b) of the Seller Disclosure Schedule sets forth a complete and correct listing of (i) all Computer Software (other than “off-the-shelf” or software that is available generally through retail distribution networks or is subject to “shrink-wrap” or “click wrap” license agreements or retail software), (ii) all material common law Trademarks that are used in the conduct of the Company Business, and (iii) all Registered Intellectual Property used in the conduct of the Company Business. Except as set forth in Section 3.13(b) of the Seller Disclosure Schedule, all Registered Intellectual Property is not canceled, expired or abandoned, all maintenance or other fees have been paid and all filings required to maintain such rights have been made. (c) Section 3.13(c) of the Seller Disclosure Schedule sets forth a complete and correct listing of all material Intellectual Property and Technology used in the conduct of the Company Business that are owned by a third party and licensed to Company or BCGS (excluding any software that is available generally through retail distribution networks or is subject to “shrink- wrap” or “click wrap” license agreements) (“Licensed Intellectual Property and Technology”). Correct and complete copies of all licenses or other agreements relating to the Licensed Intellectual Property and Technology have heretofore been delivered by Sellers to Buyer. Except as set forth on Section 3.13(c) of the Seller Disclosure Schedule, the Company and BCGS are in material compliance with the terms of the license or purchase agreements governing any Licensed Intellectual Property and Technology, including any obligation to pay any license fees or royalties for use of the Licensed Intellectual Property and Technology. Except as set forth on Section 3.13(c) of the Seller Disclosure Schedule, none of the rights in the Licensed Intellectual Property and Technology granted to the Company or BCGS will become abandoned and no third-party licensor will be entitled to terminate or revoke any such right or increase fees or liabilities to the -37- 40733748.21

Company or BCGS as a direct result of the transactions contemplated by this Agreement except where such abandonment, termination, or revocation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.13(c) of the Seller Disclosure Schedules, the Company and BCGS are in compliance in all material respects with the terms of the license or purchase agreements governing any Computer Software owned by a third party and licensed to the Company or BCGS. Section 3.13(c) of the Seller Disclosure Schedule sets forth a complete and correct list of all Owned Intellectual Property, Computer Software or Technology used in the conduct of the Company Business that is owned by Company or BCGS that has been licensed to a third party, and correct and complete copies of all licenses or other agreements relating to such Owned Intellectual Property, Computer Software or Technology have heretofore been delivered by Sellers to Buyer. (d) Except as set forth in Section 3.13(d) of the Seller Disclosure Schedule, neither the Company nor BCGS has received any written notice of any infringement or misappropriation of the rights of any third party that has not been resolved with respect to any Intellectual Property, Computer Software or Technology. No use by the Company or BCGS of any Intellectual Property, Computer Software or Technology infringes or misappropriates any Intellectual Property or technology right of any third party in any material respect related to the conduct of the Company Business. To the Knowledge of Seller Parties, no Person is infringing or misappropriating any material Owned Intellectual Property or Computer Software. (e) All Persons who have materially contributed to the creation, invention or development of the Owned Intellectual Property and Computer Software (other than “off-the- shelf” or software that is available generally through retail distribution networks or is subject to “shrink-wrap” or “click wrap” license agreements or retail software) have assigned to Company or BCGS all of their rights therein to the extent such rights have not been vested in Company or BCGS by operation of applicable Law. (f) The Company and BCGS have used commercially reasonable efforts to maintain the confidentiality and secrecy of the Trade Secrets and material proprietary information relating to the Company Business. Except as set forth in Section 3.13(f) of the Seller Disclosure Schedule, all employees, consultants and contractors who have been given access to such Trade Secrets or material proprietary information for the performance of their duties for the Company or BCGS have signed agreements (or are subject to an enforceable duty of confidentiality) that adequately protect the interests of the Company and BCGS in such Trade Secrets or other material proprietary information used in the Company Business. (g) The Technology owned by the Company or BCGS (i) has been reasonably maintained, (ii) has been operated in material compliance with all applicable manufacturer specifications, and (iii) is in good working condition to perform all material information technology operations necessary for the conduct of the Company Business. The Company has taken or has caused to be taken commercially reasonable steps to provide for the backup and recovery of the data critical to the conduct of the Company Business as currently conducted. Since December 31, 2015, neither the Company nor BCGS has experienced an unplanned interruption of operation of the Technology or Computer Software that had a material impact on the Company Business or any Plan. Except as set forth in Section 3.13(g) of the Seller Disclosure Schedule, the Computer Software (other than “off-the-shelf” or software that is available generally through retail -38- 40733748.21 distribution networks or is subject to “shrink-wrap” or “click wrap” license agreements or retail software) is not, in whole or in part, subject to the provisions of any open source license agreement. Section 3.14 Producers. (a) Section 3.14(a) of the Seller Disclosure Schedule sets forth a true and complete list of the brokers, broker-dealers, producers, third party administrators or intermediaries or other Persons who are regularly engaged to market or sell the services offered by the Company Business, other than employees of Company or BCGS (each Person who undertakes such activities, a “Producer”), and their compensation, including commissions, for the twelve-month period ending September 30, 2018. Except as disclosed in Section 3.14(a) of the Seller Disclosure Schedule, (i) neither the Company nor BCGS have any compensation plans or programs for the payment of compensation to Producers other than commissions and volume-based bonus arrangements, and (ii) since December 31, 2017, no Producer has provided written notice to the Company or BCGS of his or her intention to cease association with the Company. (b) Except as set forth in Section 3.14(b) of the Seller Disclosure Schedule, all times since January 1, 2013, (i) each Producer at the time such Producer marketed, wrote, sold, produced, administered or managed any portion of the Company Business, was duly licensed and appointed (if necessary for the type of business marketed, written, sold, produced, administered or managed by such Producer) as required by applicable Law; (ii) all compensation (including any commission, commission expense, allowance or other fees payable or remittable) paid to each such Producer was paid in accordance with applicable Law; (iii) no such Producer has violated (or with or without notice or lapse of time or both would have violated) any term or provision of any agency or other contract with the Company or BCS or policy thereof or any applicable Law or Governmental Order applicable to any aspect (including, but not limited to, the marketing, writing, sale, production, administration or management) of the Company Business; and (iv) no such Producer has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation of applicable Law in connection with such Producer’s actions in his, her or its capacity as Producer for the Company or BCGS or is the subject of any enforcement or disciplinary proceeding alleging any such violation. Neither the Company nor BCGS has made any loan to any Producer. (c) Section 3.14(c) of the Seller Disclosure Schedule sets forth a true and correct list of the top twenty-five (25) Producers by commissions paid by the Company and BCGS for the twelve-month period ending December 31, 2017 (each, a “Significant Producer”). Sellers have made available true, accurate and complete copies of (i) any agreements in force on the date hereof between the Company or BCGS, on one hand, and any Significant Producer, on the other hand, and (ii) any selling agreement between the Company or BCGS, on one hand, and any independent broker-dealer or registered investment advisor, on the other hand (items (i) and (ii), collectively, “Significant Producer Agreements”). Section 3.15 Broker-Dealer and Investment Adviser. (a) BCGS is duly registered as a broker-dealer with the SEC and the MSRB, a member of the Securities Investor Protection Corporation, admitted to membership in FINRA, and duly registered, licensed or qualified as a broker-dealer in each jurisdiction where the conduct of -39- 40733748.21 the Company Business requires such registration, licensing or qualification. BCGS is in compliance in all material respects with the state securities laws governing the operations of broker-dealers in each state in which it operates and applicable FINRA and MSRB requirements. BCGS is duly registered as an investment adviser under the Investment Advisers Act. BCGS is duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of the Company Business requires such registration, licensing or qualification, and BCGS is in good standing under the rules and regulations thereof. BCGS is in compliance in all material respects with federal and state securities Laws. (b) Section 3.15(b) of the Seller Disclosure Schedules contains a true, complete and correct list of all Registered Persons, along with the following information with respect to each Registered Person: (i) the Registered Person’s employment status with the Company or BCGS, (ii) the date of the Registered Person’s Individual Registered Representative Agreement, (iii) the jurisdiction(s) in which the Registered Person is registered as a “registered representative;” and (iv) the jurisdiction(s) in which the Registered Person is registered as an investment adviser representative. Each of the Registered Persons is, and has been since such Registered Person became associated with BCGS, duly registered as a “registered representative” with FINRA and in all applicable states, duly licensed or registered as an investment adviser representative in all applicable states, and is in material compliance with the applicable Laws having jurisdiction over each such Registered Person, and such registrations are and have been in full force and effect. The Company has delivered or made available to Buyer true, correct and complete copies of each Individual Registered Representative Agreement, and each Individual Registered Representative Agreement is in full force and effect and is valid, binding and enforceable upon the Company, BCGS and the Registered Person that is a party thereto and will continue to be following Closing, and none of the Company, BCGS nor the Registered Person that is a party thereto is in material default under, and no event has occurred which, with the passage of time or giving of notice or both, would result in the Company, BCGS or the Registered Person that is a party thereto being in material default under, any of the terms of each Individual Registered Representative Agreement. (c) Except as set forth in Section 3.15(c) of the Seller Disclosure Schedule, none of the Company, BCGS, or any of their respective officers, managers, directors, Employees, or, solely with respect to services relating to the Company Business, independent contractors are or have been (i) the subject of any investigations or disciplinary proceedings or orders of the SEC, FINRA or any other Governmental Authority arising under applicable Law and no such disciplinary proceeding or order is pending or, to the Knowledge of Seller Parties, threatened, nor is any basis known to the Sellers for any such action by any Governmental Authority; (ii) permanently enjoined by the order, judgment or decree of any court or other Governmental Authority from engaging in or continuing any conduct or practice in connection with any activity; (iii) convicted of any crime or subject to any disqualification which would be the basis for any denial, suspension, revocation or limitation of any necessary registration (including, with respect to the Registered Person’s status as a “registered representative” or investment adviser representative), or for any limitation on its activities, in connection with the Company Business; and (iv) subject to or involved in any orders, disqualifications, penalties or special restrictions relating to or affecting its services related to the Company Business. (d) Neither BCGS nor any of the Persons associated with BCGS, as enumerated under Section 506 of Regulation D under the Securities Act, are subject to any of the disqualifying -40- 40733748.21 events listed in Section 506(d) of Regulation D under the Securities Act, and, to the Knowledge of Seller Parties, there is no inquiry, investigation, proceeding or action pending against any such Person that would reasonably be expected to result in any such disqualifying event. Section 3.16 Recordkeeping Services. With respect to any aspect of the Company Business involving Recordkeeping Services provided to or with respect to employee benefit plans by the Company and BCGS: (a) All such Recordkeeping Services are in material compliance with applicable Law and the terms of the applicable Material Contracts and all systems and procedures used in the delivery of such services are designed to comply with applicable Law and the terms of the applicable Material Contracts. (b) All such products and services relate solely to retirement plans that are qualified under Section 401(a), 401(k), 403(b) or 457 of the Code, funeral trusts, nonqualified deferred compensation plans, and related arrangements. (c) All fees, service charges or other compensation, including the retention of float and disclosures required under Sections 404(a)(5) and 408(b)(2) of ERISA, relating to the Company Business have been adequately and timely disclosed to Plan Sponsors and are imposed, assessed, levied or charged only pursuant to a written agreement between the Company and the Plan Sponsor or other responsible Person. (d) The systems and procedures utilized by the Company and BCGS in administering the Company Business are reasonably designed to prevent nonexempt prohibited transactions within the meaning of Section 4975 of the Code or Section 406 of ERISA or a failure to comply with Section 409A of the Code. (e) Except as set forth in Section 3.16(e) of the Seller Disclosure Schedule, neither the Company nor BCGS agrees under the terms of any Contracts related to the Company Business to the status of, or responsibility as, a “fiduciary” (as such term is defined under Section 3(21)(A) of ERISA or any parallel provision of the Code or applicable state Laws) with respect to any Plan. Section 3.17 Bank Accounts; Affiliate Transactions. (a) Sellers have previously made available to Buyer a true, accurate and complete list of the bank names, locations and account numbers of all bank and safe deposit box accounts of the Company or BCGS or used in connection with the Company Business, including any custodial accounts for securities owned by the Company, BCGS or used in connection with the Company Business, and the names of all persons authorized to draw thereon or to have access thereto. (b) Except as set forth in Section 3.17(b) of the Seller Disclosure Schedule, (i) no Seller Party, trustee of a Seller, officer, director or employee of the Company or BCGS, nor any Related Person to any of the foregoing, nor any entity in which any such Person owns any equity interest, is a party to any Contract, commitment or transaction with the Company or BCGS or has any material interest in any property used by the Company or BCGS; and (ii) all transactions -41- 40733748.21 between either the Company or BCGS on the one hand and any Related Person on the other hand are conducted at fair market values and on commercially reasonable terms. Section 3.18 Absence of Change. Except as set forth in Section 3.18 of the Seller Disclosure Schedule, since January 1, 2018, (i) the Company and BCGS have conducted the Company Business in the Ordinary Course of Business, and (ii) there has not been any fact, circumstance, condition, event or change having, or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the generality of the foregoing, since September 30, 2018, neither the Company nor BCGS has taken any action or failed to take any action that would have resulted in a breach of Section 5.1, had such section been in effect since September 30, 2018. Section 3.19 Insurance. Sellers have made available to Buyer a true and complete list of all insurance policies covering the assets, business, equipment, properties, operations, Employees, consultants, directors, officers and managers of the Company, BCGS and the Company Business, together with a description of the coverage and the annual premium for the immediately prior year. There is no claim by the Company or BCGS currently pending under any of such policies as to which coverage has been questioned, denied or disputed by the insurers of such policies. Each such insurance policy is in full force and effect, all premiums payable under all such policies have been timely paid, and the Company and BCGS are otherwise in material compliance with the terms of such policies. To the Knowledge of Seller Parties, since the time any such policies were last issued or renewed, there has not been any threatened termination of, material premium increase with respect to, or alteration of coverage under, any such policies. Section 3.20 Privacy and Data Security. (i) The Company and BCGS have in place (A) administrative, technical and physical safeguards designed to protect against the destruction, loss, or alteration of Personal Information, (B) appropriate security measures designed to protect Personal Information, and (C) privacy policies and procedures, all of which safeguards, measures and policies and procedures described in (A) – (C) above meet or exceed the requirements of all applicable Laws; (ii) the Company and BCGS have complied with all applicable Laws pertaining to privacy and personal information security in all material respects and with all applicable contractual privacy obligations and their respective internal privacy policies and guidelines relating to the collection, storage, use and transfer of Personal Information; (iii) to the Knowledge of the Seller Parties, the Company and BCGS are not, and during the preceding three (3) years, have not been, under investigation or audit, by any private party or Governmental Authority, arising out of an actual or alleged privacy or information security incident nor has any private party or Governmental Authority alleged any breach of contract or non-compliance with Laws related to a privacy or information security matter; and (iv) since December 31, 2015, there has been (x) to the Knowledge of Seller Parties, no unauthorized access, use, destruction, modification, disclosure or transfer of any Personal Information in the possession, custody or Control of the Company or BCGS, or a contractor or agent acting on behalf of the Company or BCGS, and (y) no claim in writing from any affected individual nor any request or inspection from any Governmental Authority that may give rise or has given rise to any liability under applicable Law in relation to data protection, data security or privacy. Section 3.21 Environmental Matters. -42- 40733748.21

(a) The Company and BCGS are in compliance with all applicable Environmental Laws, except for such noncompliance that has not had, and would not individually or in the aggregate reasonably be expected to have, a Company Material Adverse Effect. (b) Neither the Company nor BCGS has received written notice of any Actions during the last five (5) years alleging any violation of, or liability under, any Environmental Law, except for such Actions that have not had, and would not individually or in the aggregate reasonably be expected to have, a Company Material Adverse Effect. Section 3.22 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Seller Party. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Sellers as follows: Section 4.1 Incorporation and Authority of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into, consummate the transactions contemplated by and carry out its obligations under this Agreement. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated by hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and assuming due authorization, execution and delivery by the other parties hereto or thereto, this Agreement constitutes, the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). Section 4.2 No Conflict. Provided that all consents, approvals, authorizations and other actions described in Section 4.3 have been obtained or taken, the execution and delivery by Buyer of, and the consummation by Buyer and each applicable Affiliate of Buyer of the transactions contemplated by, this Agreement do not and will not (a) violate or conflict with the organizational documents of Buyer or the applicable Affiliate of Buyer, (b) subject to the receipt of the consents, approvals and authorizations described in Section 4.3, conflict with or violate in any material respect any Law or other Governmental Order applicable to Buyer or the applicable Affiliate of Buyer by which any of them or any of their respective properties or assets is bound or subject or (c) result in any material breach of, or constitute a material default (or event which, with the giving of notice or lapse of time, or both, would constitute a default) under, or give to any Person any rights of termination, acceleration or cancellation of, or result in the creation of any Lien (other than Permitted Liens) on any of the assets or properties of Buyer or any other applicable Affiliate of Buyer pursuant to, any Contract to which Buyer or such other Affiliate of Buyer is a party or by which any of them or any of their respective properties or assets is bound or subject. -43- 40733748.21

Section 4.3 Consents and Approvals. Except for the items set forth on Section 4.3 of the Buyer Disclosure Schedule, the execution and delivery by Buyer of this Agreement do not, and the consummation by Buyer or the applicable Affiliate of Buyer of the transactions contemplated by this Agreements will not, require any Governmental Approval to be obtained or made by Buyer or the applicable Affiliate of Buyer), except for any Governmental Approvals the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. Section 4.4 Securities Law Matters. The Company Shares are being acquired by Buyer for its own account and without a view to the public distribution or sale of the Company Shares or any interest therein. Buyer understands and agrees that it may not sell, transfer, assign, pledge or otherwise dispose of any of the Company Shares other than pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and applicable state and foreign securities Laws. Section 4.5 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Company and BCGS, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and BCGS for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Sellers set forth in Article III of this Agreement (including related portions of the Seller Disclosure Schedules) and the Transaction Documents; (b) neither Sellers, the Company, BCGS nor any other Person has made any representation or warranty as to Sellers, the Company, BCGS, the Company Business or this Agreement, except as expressly set forth in Article III of this Agreement (including the related portions of the Seller Disclosure Schedules) and the Transaction Documents, and (c) actual future results of the Company may differ from current expectations. Section 4.6 Non-Reliance. Buyer is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties of Sellers contained in this Agreement, the Seller Disclosure Schedules and the Transaction Documents. Section 4.7 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates. ARTICLE V COVENANTS Section 5.1 Conduct of Business. During the period from the date of this Agreement until the Closing, except (a) as expressly contemplated by this Agreement, (b) for the matters set forth in Section 5.1 of the Seller Disclosure Schedule, (c) as required by applicable Law or (d) as Buyer otherwise consents in advance in its discretion, the Sellers shall, and shall cause Company -44- 40733748.21 and BCGS to, (x) conduct the Company Business only in the Ordinary Course of Business, (y) use commercially reasonable efforts to preserve intact the business organizations and goodwill of the Company Business and maintain material relationships with Customers, Funds, Employees, suppliers, service providers and other third parties having business dealings with the Company Business and (z) not do any of the following: (a) declare, set aside or pay any non-cash dividends, or make any other non- cash distributions, in respect of the Company Shares or BCGS Shares; (b) repurchase, redeem, repay or otherwise acquire any outstanding Company Shares or BCGS Shares; (c) transfer, issue, sell or dispose of any Company Shares or BCGS Shares, or grant options, warrants, calls or other rights to purchase or otherwise encumber or acquire any capital stock or other interest in the Company or BCGS; (d) effect any recapitalization, reclassification, stock split or similar change in the capitalization of the Company or BCGS; (e) amend the Organizational Documents of the Company, BCGS or either Trust, adopt or enter into any plan of liquidation, dissolution, merger, reorganization or similar transaction of the Company or BCGS, or allow the Company or BCGS to acquire any other Person or substantially all of the assets of any other Person or enter into a new line of business; (f) make any change in the accounting, sales, marketing or administration policies, practices or principles of the Company or BCGS in effect on the date hereof (other than any change required by applicable Law or GAAP); (g) (x) purchase, sell, lease, exchange, transfer, encumber or otherwise dispose of or allow to lapse or acquire any property or assets of the Company, BCGS or the Company Business (including Permits and Intellectual Property rights) or (y) make any capital expenditure with respect to the Company or BCGS; (h) incur any Indebtedness, or allow the Company or BCGS to (x) assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations or Indebtedness of any Person, or (y) make any loans or advances or investments in capital; (i) except in the Ordinary Course of Business, enter into, amend, terminate, renew or extend any Material Contract; (j) (x) promise or grant any increase in the compensation or benefits of any Employee, except as required by Law or by any Benefit Plan or contract in existence on the date hereof, or (y) enter into, or amend in any respect, any employment contract (except in the Ordinary Course of Business), agreement for personal services or Benefit Plan; (k) hire, terminate or accept the resignation of any key officer or Employee, other than for cause; -45- 40733748.21

(l) modify the contingent obligations of the Company or BCGS by way of guaranty, endorsement, indemnity or waiver; (m) pay, settle or compromise any Action or threatened Action involving the Company, BCGS, or the Company Business; (n) acquire any real property or any direct or indirect interest in real property; (o) (u) make, amend, or revoke any election related to Taxes or take any Tax position that is inconsistent with past practice or that would reasonably be expected to adversely affect the Company or BCGS, (v) settle or compromise any Tax liability or surrender any right to claim a Tax refund, offset, or other reduction in Tax liability, (w) enter into any closing agreement related to Taxes, (x) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, (y) amend any Tax Returns or file any claims for Tax refunds, or (z) make a request for a written ruling of a Governmental Authority relating to Taxes; or (p) enter into any legally binding commitment with respect to any of the foregoing. From the date hereof through the Closing Date, no Seller shall sell, transfer or otherwise convey any Company Shares. Section 5.2 Access to Information. (a) From the date hereof until the Closing Date or earlier termination of this Agreement, Sellers and the Company will, and will cause BCGS to, provide Buyer and its Representatives with reasonable access during normal business hours to the operations of the Company and BCGS and management personnel, and such books and records pertaining to the Company, BCGS and the Company Business as Buyer may reasonably request in advance; provided, however, that Buyer agrees that (i) such access will give due regard to minimizing interference with the operations, activities and Employees, and (ii) such access and disclosure will not be provided if it would jeopardize any attorney-client or other privilege. Prior to the Closing, Buyer and its Representatives will contact and communicate with the Employees, suppliers and other business relations of the Company and BCGS in connection with the transactions contemplated hereby only with the prior written consent of the Company; provided, however, that the Company shall have the right to have a Representative present during any such contact in the event that it consents to such contact. From the date hereof until the Closing Date or earlier termination of this Agreement, subject to any applicable confidentiality requirement, Seller Parties shall and shall cause Company and BCGS to provide full access to Buyer and its Representatives of Seller Parties’ and BCGS’s communications with any Governmental Authority or Person with respect to any Action relating to the Company or BCGS and shall provide access for Buyer and its Representatives to directly communicate with such Governmental Authority or Person if permitted. (b) From the date hereof until the Closing, the Company shall deliver to Buyer reasonably promptly, and in any case within two (2) Business Days, following the preparation thereof, all quarterly and annual financial statements for the Company and BCGS, in each case together with the exhibits and schedules thereto. Such financial statements shall (A) be based on -46- 40733748.21 the Books and Records, (B) be prepared in accordance with Applicable Accounting Principles on a basis consistent with the preparation of the Financial Statements, and (C) present fairly, in all material respects, Company’s consolidated and/or BCGS’s (as applicable) financial condition as of their respective dates and the results of Company’s consolidated and/or BCGS’s (as applicable) operations for the periods then ended. Section 5.3 Approvals and Consents. (a) Subject to the terms and conditions hereof, Seller Parties shall and shall cause Company and BCGS to, use their respective reasonable best efforts (i) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated hereby and (ii) to obtain as promptly as practicable all necessary Permits, Governmental Orders or other consents, approvals or authorizations of Governmental Authorities or any third parties necessary in connection with the consummation of the transactions contemplated hereby; provided that the Sellers shall be responsible for the costs associated with obtaining any such approvals. In connection therewith, Seller Parties shall, and shall cause Company and BCGS to make all legally required filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated hereby, shall provide and shall cause to provide such information and communications to Governmental Authorities as such Governmental Authorities may request, and shall take and shall cause Company and BCGS to take all reasonable steps that are necessary, proper, or advisable to obtain such Governmental Approvals or third party consents. The Sellers shall provide to Buyer copies of all applications or other communications to Governmental Authorities in connection with this Agreement in advance of the filing or submission thereof; provided, in no event will any party be required to disclose to the other party any information to the extent prohibited by applicable Law. (b) Without limiting the generality of the foregoing: the Seller Parties shall cause BCGS to prepare and file (i) with FINRA not more than ten (10) Business Days after the date hereof a substantially complete and accurate continuing membership application on Form CMA pursuant to NASD Rule 1017 with respect to BCGS (the “Continuing Membership Application”) in connection with the transactions contemplated hereby, and thereafter, upon FINRA’s request, promptly provide such additional information as may be requested by FINRA, and (ii) with the Texas Department of Insurance not more than ten (10) Business Days after the date hereof a Texas Form FIN-531 for approval or non-disapproval of the change of control of BCGS (the “Texas Application”). Seller Parties shall, and shall cause BCGS to, make available to Buyer and its Representatives all material documents to be filed with FINRA or the Texas Department of Insurance prior to submission, and provide Buyer with a reasonable opportunity to review and comment on such documents prior to submission. The Buyer shall cooperate with the Seller Parties and BCGS in preparing the Continuing Membership Application and Texas Application, including by promptly making available additional information relating to its business, assets, properties or ownership as may be requested by FINRA or the Texas Department of Insurance, and taking such other actions reasonably requested by FINRA or the Texas Department of Insurance in connection with the Continuing Membership Application or Texas Application, as applicable. In the event FINRA approval of the Continuing Membership Application has not been obtained prior to Closing, Buyer and the Sellers shall continue to use their respective reasonable best efforts to obtain FINRA approval of the Continuing Membership -47- 40733748.21

Application by providing to FINRA on a timely basis such information and documents, and taking such other actions, as FINRA may request. Section 5.4 Announcement. The initial press release with respect to the transactions contemplated by this Agreement shall be a release mutually acceptable to the Buyer and Sellers. Thereafter, no party shall, and Sellers shall cause the Principals and Employees not to, make any public announcement or notice of this Agreement or the transactions contemplated hereby; provided, however, that notwithstanding the foregoing, Buyer may issue press releases required by applicable Law or applicable stock exchange rules without the Sellers’ consent. Prior to the Closing, Seller Parties shall not, and shall cause BCGS, the Principals, Employees and their respective Representatives to not, make any announcement or disclosure relating to this Agreement or the transactions contemplated hereby to the Plan Sponsors or other Customers, Participants, agents or Employees of, or other Persons with significant business relationships with, the Company, BCGS or the Company Business without first obtaining the prior written approval of Buyer, which approval will not be unreasonably withheld, conditioned or delayed. Section 5.5 Confidentiality. (a) Except as otherwise expressly required by Law, Sellers shall not, and shall cause the Principals not to: (i) disclose any Confidential Information (as defined below) to any Person whatsoever, other than to Buyer or its Affiliates or their respective Representatives, or (ii) sell or use for its own direct or indirect benefit or the benefit of any other Person (other than Buyer, its Affiliates or their respective Representatives) in any manner whatsoever, any Confidential Information. For purposes of this Agreement, “Confidential Information” means the confidential or proprietary business information of the Buyer, the Company, BCGS, or the Company Business, whether or not marked as such, including any business plans, technology, plans, blueprints, drawings, models, designs, templates, processes, formulae, computer programs, customer lists, supplier lists, pricing data, financial data, Trade Secrets or other information identified or otherwise treated as confidential or proprietary business information; provided, however, that Confidential Information shall not include any information: (x) that is in the public domain through no fault of disclosure by any Seller, any Related Person thereof, or their respective Representatives, or (y) that is lawfully acquired by a Seller, any of its Related Person or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. Each Seller acknowledges and agrees that the Confidential Information is owned by the Company, BCGS, Buyer and its Affiliates, is secret, is the subject of reasonable efforts by Buyer and its Affiliates, Company or BCGS, as applicable, to keep it secret, and has value because of its secrecy. Additionally, Confidential Information may be shared by any party only on a need-to-know basis with its officers, directors, Employees, Affiliates, third party service providers, auditors, attorneys, or consultants in connection with the dispute resolution process specified in this Agreement. If a Seller, its Related Person or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of applicable Law, such Seller shall promptly notify Buyer in writing, shall disclose only that portion of such information which they are advised by counsel in writing is legally required to be disclosed, and shall, if requested, use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. -48- 40733748.21

(b) Each Seller acknowledges and agrees that the restrictions contained herein are reasonable and necessary to protect Buyer’s legitimate business interest, constitute a material inducement for Buyer to enter into this Agreement, and, if violated, would cause Buyer irreparable harm for which monetary damages would not be an adequate remedy. Accordingly, each Seller agrees that if any portion of this Section 5.5 is breached, then Buyer may at its election in any court of competent jurisdiction, and in addition to any other remedy available to it, obtain specific performance of such provision or enjoin a Seller from engaging in the activities proscribed by this Section 5.5, in each case without any requirement to post a bond for such purpose. Notwithstanding anything set forth in this Agreement, Buyer is expressly permitted to disclose the existence of this Section 5.5 or any obligation set forth in this Section 5.5 to any Person with whom a Seller conducts business or proposes to conduct business in a manner that may violate this Section 5.5. Section 5.6 D&O Liabilities. From and after the Closing Date, Buyer shall not, and shall cause the Company and BCGS not to, take any steps that would reasonably be expected to affect adversely the rights of any individual who served as a director or officer of the Company or BCGS at any time prior to the Effective Time (each, a “D&O Indemnified Person”) to be indemnified, under applicable Law or the Organizational Documents of the Company or BCGS as they existed prior to the Effective Time, with respect to matters arising out of or pertaining to matters existing or occurring at or prior to the Effective Time and relating to the fact that the D&O Indemnified Person was a director or officer of the Company or BCGS, whether asserted or claimed prior to, at or after the Closing Date. Section 5.7 Releases by Sellers. If, but only if, the Closing occurs, then each Seller on behalf of himself individually and, as applicable, as trustee on behalf of each Trust, hereby forever, absolutely, unconditionally and irrevocably releases and discharges the Company, BCGS, Buyer, and Buyer’s Affiliates from all obligations and liabilities of either the Company or BCGS to the Seller, all agreements and understandings of either the Company or BCGS involving the Seller, and all rights, claims and causes of action (whether at law or in equity and whether or not currently known to exist) of the Seller against either the Company or BCGS that are a result of, involve or otherwise exist by reason of any act, omission, fact, circumstance or other matter, cause or thing whatsoever that arose, occurred or existed before the Closing, including without limitation any indemnification obligations to the Seller, and the right to advancement and reimbursement of expenses, pursuant to the organizational documents of the Company or BCGS; provided, however, that nothing in this Section waives, releases or restricts in any manner whatsoever a claim arising out of or related to this Agreement, including without limitation any of a Seller’s rights to indemnification hereunder or otherwise arising out of this Agreement. Section 5.8 Non-Competition; Non-Solicitation. (a) Each Seller agrees that, from the Closing Date until the date that is sixty (60) months thereafter (the “Restricted Period”), each such Seller shall refrain from, and shall cause such Seller’s Affiliates to refrain from directly or indirectly engaging in, offering or providing anywhere in the United States any Recordkeeping Services or Company Business of the types provided by the Company or BCGS as of the Closing Date, or soliciting for engagement in any such business, except in such Seller’s capacity, if any, as an employee of the Buyer or an Affiliate following the Closing; provided that if such Seller is an individual continuously employed by the Buyer, the Company or their respective Affiliates following the Closing, is in good standing -49- 40733748.21 and is thereafter terminated without Cause during the sixty (60) month period following the Closing Date, the “Restricted Period” for such individual for purposes of this Section 5.8(a) shall, notwithstanding anything to the contrary in the preceding sentence, be the shorter of (i) the Restricted Period as set forth above, or (ii) the period from the date of such termination until the date that is twelve (12) months thereafter. (b) Each Seller agrees that, during the Restricted Period, such Seller shall not sell or propose to sell to, or otherwise solicit, whether through an employee, a producer or otherwise, any Recordkeeping Services or other services constituting Company Business to any Plan Sponsor, except in connection with such Seller’s capacity, if any, as an employee of the Buyer or an Affiliate following the Closing. (c) Each Seller and Buyer acknowledge that the agreements contained in this Section 5.8 are an integral part of the transactions contemplated by this Agreement and that without these agreements Buyer would not have entered into this Agreement. (d) Each Seller acknowledges and agrees that the character, duration and geographical scope of this Section 5.8 are reasonable in light of the circumstances as they exist on the date hereof. Notwithstanding the foregoing, if nonetheless any provision (or any part thereof) contained in this Section 5.8 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.8, but this Section 5.8 shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by Law, or in any way construed to be too broad or to any extent invalid, such provision (or part thereof) shall not be construed to be null, void and of no effect, but to the extent such provision (or part thereof) would be valid, legal or enforceable under Law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.8 to provide for a covenant having the maximum enforceable provisions as shall be valid, legal and enforceable under Law. Section 5.9 Exclusivity. From the date of this Agreement until the Closing or until this Agreement is terminated in accordance with Article XI, no Seller Party, nor any Principal or BCGS or any of their respective Related Person or Representatives, shall directly or indirectly negotiate, solicit, initiate, enter into, encourage, participate in, or respond to any inquiries, discussions, or proposals from or with any other Person relating to an acquisition or possible acquisition of the Company, BCGS, or any portion of the Company Business or Assets, whether by sale or lease of Assets, joint venture, sale of outstanding equity interests, issuance of additional securities, merger, consolidation, recapitalization or other similar transaction (each, an “Acquisition Proposal”), or furnish or make available to any other Person any information or documents relating to the Company, BCGS, any Assets or the Company Business in contemplation of such an acquisition or possible acquisition. The Seller Parties shall, and shall cause the Company, BCGS, the Principals and their Related Persons and their respective Representatives to, immediately terminate any such inquiries, discussions, proposals or Contracts that exist as of the date hereof, if any. The Seller Parties shall promptly, and in any event within two (2) days after receipt, notify Buyer in writing of the receipt by any of them of any Acquisition Proposal or request for information related -50- 40733748.21 to an Acquisition Proposal, and shall disclose to Buyer the terms of any such Acquisition Proposal or request for information, as the case may be. Section 5.10 Indebtedness; Affiliate Transactions; Accounts Receivable. (a) The Seller Parties shall, and shall cause Company and BCGS to, take such actions as may be necessary to extinguish the Indebtedness set forth on Exhibit B prior to the Closing Date. (b) The Company and BCGS shall take such actions as may be necessary to terminate all Contracts set forth in Section 3.17(b) of the Seller Disclosure Schedule and cause all outstanding balances thereunder to be paid concurrently with the Closing Date such that there is no future liability thereunder of the Company or BCGS. (c) The Seller Parties shall take such actions as may be necessary to close all Company and BCGS corporate credit cards and payoff all Indebtedness thereunder and remove the Company and BCGS from any guaranty obligations with respect thereto. (d) Between the date of this Agreement and the Closing Date, Sellers and the Company shall use commercially reasonable efforts to bring Accounts Receivable balances current. Section 5.11 Further Assurances. Each of the parties hereto (i) shall, and shall cause its Affiliates to, execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby, including without limitation developing and implementing an appropriate transition plan, and (ii) shall, and shall cause its Affiliates to, refrain from taking any actions that could reasonably be expected to materially impair, delay or impede the Closing. Section 5.12 Notification of Certain Matters. Between the date of this Agreement and the Closing Date, each party shall give prompt notice to the other parties at such time that such party becomes aware of the occurrence, or nonoccurrence, of any event which, if existing, occurring or known on the date hereof should have been so disclosed, or which is necessary to correct any information in the Seller Disclosure Schedule or the Buyer Disclosure Schedule which was or has been rendered inaccurate thereby, which notice will describe the relevant fact, matter, circumstance, occurrence, non-occurrence or event in reasonable detail; provided, however, that for purposes of determining the rights and obligations of the parties under this Agreement, any such supplemental disclosure by any party shall not be deemed to have been disclosed as of the date hereof, to constitute a part of, or an amendment or supplement to the Seller Disclosure Schedule or the Buyer Disclosure Schedule (as applicable), or to cure any breach or inaccuracy of a representation, warranty, covenant, condition or agreement as of the date hereof unless so agreed to in writing by the other party. Notwithstanding the previous sentence, if (i) the matter so disclosed is in respect of an event occurring or a matter arising after the date hereof and would result in Seller’s inability to satisfy the condition to Closing set forth in Section 7.2(a) (as expressly acknowledged by Seller in the notice to Buyer of such matter and in the certificate required to be delivered under Section 2.3(a)(vii)), and (ii) Buyer waives compliance with any failure to fulfill such condition and elects to close, then the Seller Disclosure Schedule shall be deemed to have -51- 40733748.21 been updated to include the matter so disclosed and Buyer shall not have any claim for indemnity hereunder with respect to such breach. Section 5.13 One-Day Notes. Each Seller acknowledges none of the Buyer, its Affiliates or their respective Representatives makes any representation, warranty or guaranty of any tax treatment or purported tax treatment arising from or attributable to the issuance of the One-Day Notes or the Purchase Price, and each Seller, on behalf of himself individually and, as applicable, as trustee on behalf of each Trust, hereby forever, absolutely, unconditionally and irrevocably disclaims all rights, claims and causes of action against the Company, BCGS, Buyer, any of its Affiliates, or any of their respective Representatives related to the tax treatment of the Purchase Price or One-Day Notes. Section 5.14 Private Letter Ruling. If (a) all conditions to Closing set forth in Article VII have been satisfied except for the condition set forth in Section 7.2(g), and (b) the parties mutually agree to consummate the transactions contemplated hereby despite the failure of Sellers to satisfy the condition set forth in Section 7.2(g), then (x) an additional $3 million (the “Additional Holdback”) will be held back from the Closing Payment in accordance with Section 2.4(b), and (y) if an Acceptable PLR is delivered to Buyer following the Closing Date, Buyer will, within five (5) Business Days of Buyer’s receipt thereof, pay to each Seller by certified bank checks or Wire Transfer such Seller’s Pro Rata Share of such Additional Holdback. For the avoidance of doubt, if Buyer holds back the Additional Holdback from the Closing Payment pursuant to this Section 5.14 and Sellers are unable to deliver an Acceptable PLR following the Closing Date, Buyer shall have no obligation to pay to Sellers the Additional Holdback at any time. ARTICLE VI EMPLOYEE MATTERS Section 6.1 Employee Matters. (a) Continued Employees. During the period commencing at the Closing and ending on the date which is twelve (12) months from the Closing (or if earlier, the date of the employee’s termination of employment with the Company), Buyer shall, and shall cause the Company to, provide each Company Employee who remains employed immediately after the Closing (“Continued Employee”) with: (i) base salary or hourly wages and paid vacation which are no less than the base salary or hourly wages provided by the Company immediately prior to the Closing; (ii) target bonus opportunities (excluding equity-based compensation), if any, which are no less than the target bonus opportunities (excluding equity-based compensation) provided by the Company immediately prior to the Closing; and (iii) retirement and welfare benefits that are no less favorable in the aggregate than those provided by the Company immediately prior to the Closing. The Buyer reserves the right to terminate any Continued Employees, provided that if any Continued Employees are terminated within twelve (12) months of the Closing, such terminated Continued Employees shall be offered severance benefits that are no less favorable than the practice, plan or policy in effect for such Continued Employee immediately prior to the Closing. Sellers shall cause each Continued Employee to provide to Buyer a completed Employment Eligibility Verification USCIS Form I-9, verifying the identity and employment authorization of the Continued Employee, prior to the Closing Date. -52- 40733748.21

(b) Employees on Leave. Notwithstanding anything in this Agreement to the contrary, any Employee who is on long-term, short-term or other authorized leave as of the close of business on the Closing Date will continue to be covered by the leave plan in which he is then participating and will not be a Continued Employee unless and until he advises Company that he wants to return to full-time employment with Company within the six months immediately following the Closing. In making that decision, Buyer will, and will cause Company to, comply with applicable Law as to those employees of Company on leave or on layoff on the Closing Date, including re-employment. (c) Company 401(k) Plan. Effective no later than immediately before the Closing Date and contingent upon the Closing, the Company shall take all actions necessary and appropriate to terminate the Benefit Consultants Group 401(k) Plan (the “Company 401(k) Plan”) in accordance with applicable Law and to amend the Company 401(k) Plan to remove pre- requisites for eligible participants to receive and fully vest in all matching and non-elective employer contributions on the Closing Date, which contributions shall be in an amount consistent with past practice and as set forth on Section 6.3(c) of the Seller Disclosure Schedule. No later than the Closing Date, the Company will contribute to the Company 401(k) Plan all employer and employee contributions with respect to the period before the Closing as set forth on Section 6.1(c) of the Seller Disclosure Schedule. The Company will be responsible for all liabilities with respect to the Company 401(k) Plan whether arising before or after the Closing. Buyer will cause the Continued Employees who were participants in Company’s 401(k) plan in which the Continued Employees participate on the Closing Date to be automatically enrolled in a 401(k) plan sponsored by the Buyer or one of its Affiliates (the “Buyer 401(k) Plan”), which will occur as soon as administratively practical. Following the Closing, Buyer also agrees to provide each Continued Employee an opportunity to make a direct rollover to the Buyer 401(k) Plan of an eligible distribution from the Company 401(k) Plan that includes promissory notes reflecting such Continued Employee’s then outstanding participant loans under the Company 401(k) Plan. (d) Company Benefit Plans. (i) Except as otherwise provided herein or set forth in Section 6.1(c) and (e), if the Closing Date occurs in calendar year 2018, from and after the Closing Date through December 31, 2018, Buyer shall cause the Company to continue to cover the Continuing Employees under the Benefit Plans on substantially the same terms and conditions as in effect immediately prior to Closing. Notwithstanding the foregoing, except as otherwise provided in Section 6.1(c) and (e), Buyer shall cause the Company to terminate the Benefit Plans as of December 31, 2018, and the Continued Employees shall, effective as of January 1, 2019 (the “Eligibility Date”), to the extent otherwise permitted by the terms of the applicable plans, be immediately eligible to participate in the employee benefit plans, arrangements and programs maintained by Buyer and its Affiliates in which similarly situated employees of Buyer and its Affiliates are generally eligible to participate. (ii) If the Closing Date occurs in calendar year 2019, except as otherwise provided herein or set forth in Section 6.1(c) and (e), Seller shall cause the Company to continue to cover the Continuing Employees under the Benefit Plans through the Closing Date. Notwithstanding the foregoing, except as -53- 40733748.21 otherwise provided in Section 6.1(c) and (e), upon written request of the Buyer, Seller shall cause the Company to terminate the Benefit Plans as of the Closing Date and the Continued Employees shall, effective as of the Closing Date (the “Eligibility Date”), to the extent otherwise permitted by the terms of the applicable plans, be immediately eligible to participate in the employee benefit plans, arrangements and programs maintained by Buyer and its Affiliates in which similarly situated employees of Buyer and its Affiliates are generally eligible to participate. (iii) With respect to severance and vacation benefits and any employee benefit plan maintained by Buyer or an Affiliate of Buyer for the benefit of any Continued Employee, effective as of the Eligibility Date, Buyer shall, or shall cause its Affiliate to, recognize all service with the Company of the Continued Employee, as if such service were with Buyer, for vesting, eligibility and severance and vacation accrual rate purposes (but not for any purposes under any defined benefit plan or eligibility under any retiree life or medical plan), provided, however, such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. (iv) The Company shall cause the Phantom Stock Plan and Salary Continuation Agreement to be terminated effective as of no later than immediately prior to Closing. (e) Accrued Compensation. Prior to, or as soon as reasonably practicable following Closing, the Company will pay its employees or accrue on its financial statements all accrued compensation through the Closing Date, including wages, business expense, and other reimbursements and all severance payments for all of Company’s employees who are not Continued Employees, and, to the extent required by Law, obligations for accrued but unpaid vacation and other paid time off. (f) COBRA Coverage. Sellers will reimburse the Company or Buyer for all costs of any required continuation coverage pursuant to Code §4980B (“COBRA”) for the Company employees who are not Continued Employees and their “qualified beneficiaries” (as defined in Code §4980B(g)(1)) with respect to any “qualifying event” (as defined in Code §4980B(f)(3)) that occurred before the Closing Date. Buyers will provide, or cause the Company to provide, COBRA coverage for the Continued Employees and their qualified beneficiaries with respect to “qualifying events” occurring on or after the Closing Date. (g) Workers Compensation. The Sellers will reimburse Company or Buyer for all the cost of workers’ compensation claims, both medical and disability, for Company employees that relate to loss events occurring before the Closing Date. Buyer will be, or will cause Company to be, responsible for all workers’ compensation claims for Continued Employees that relate to loss events occurring on or after the Closing Date. (h) WARN Act. Neither the Sellers, on the one hand, nor Buyer, on the other, shall cause the Company or its Affiliates to take any actions that will cause liability for the other or require Buyer or Sellers to give notice or otherwise comply with the Workers Adjustment and -54- 40733748.21

Retraining Notification Act or any similar state or local law (the “WARN Act”). The parties hereto shall cooperate to effectuate this Section 6.1(h). (i) Confidentiality. From and after the date hereof, except as otherwise provided herein, the parties hereto will use commercially reasonable efforts to cause all Employees and Continuing Employees to execute and deliver an agreement pursuant to which such Employee (a) acknowledges that the Confidential Information of the Company and its Affiliates is owned by the Company or Buyer (as applicable), is secret, is the subject of reasonable efforts by the Company and Buyer (as applicable) to keep it secret, and has value because of its secrecy, (b) agrees to hold in trust and strictest confidence all such Confidential Information and to use all reasonable measures to protect such Confidential Information from disclosure, and to make no use of such Confidential Information, except in connection with his or her employment with the Company or its Affiliates, and (c) agrees not to compete with the business of the Buyer or its Affiliates (including the Company and BCGS) or solicit customers of the Buyer or its Affiliates (including the Company and BCGS). (j) No Third Party Beneficiaries. Each provision of this Section 6.1 is included for the sole benefit of Buyer and the Company. Without limiting the foregoing, this Section 6.1: (i) does not create or confer any express or implied third party beneficiary or other rights on any individual or any legal representative of any individual (including any current or former employee, any participant in any employee benefit plan, or any dependent or beneficiary of any of the foregoing, any alternative payee or dependent or beneficiary of any of the foregoing and further including collective bargaining agents or representatives); (ii) without limiting or being limited by the foregoing clause (i), does not create or confer any rights to any of the foregoing individuals or other persons described in clause (i) to either (A) continued employment with the Company or employment with Buyer or any Affiliate of either of them (and thus does not constitute or create an employment agreement) or (B) participation in any employee benefit plan, program, agreement or arrangement of the Company or Buyer or any Affiliate of either of them; and (iii) will not be construed either (A) to establish, amend, or modify any employee benefit plan or any other plan, program, agreement or arrangement of Company or Buyer or any Affiliate of either of them or (B) to alter or limit the ability of Buyer or the Company or any Affiliate of either of them to amend, modify or terminate any employee benefit plan or any other plan, program, agreement or arrangement of Buyer or the Company or any Affiliate of either of them. ARTICLE VII CONDITIONS PRECEDENT Section 7.1 Conditions to Each Party’s Obligations. The respective obligations of the parties hereto to consummate the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (a) No Injunctions or Restraints; Illegality. (i) There shall not be in effect any Governmental Order, injunction (whether temporary, preliminary or permanent) or other legal restraint or prohibition issued by any Governmental Authority of competent jurisdiction that has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation thereof, and (ii) there shall not be any Law or Governmental Order -55- 40733748.21 enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which makes the consummation of the transactions contemplated hereby illegal. (b) FINRA Approval. Either (i) FINRA shall have delivered to BCGS its written approval of the Continuing Membership Application without any material conditions, restrictions or limitations, which approval shall be in full force and effect, or (ii) subject to Buyer’s express written consent, BCGS shall not have received any written notice of objection to the Closing, or the imposition of any interim restrictions under NASD Rule 1017(c)(1), from FINRA within forty-five (45) days after FINRA has deemed the Continuing Membership Application substantially complete (c) Texas Approval. Either (i) the parties shall have received the approval from the Texas Department of Insurance with respect to a change of control of BCGS, or (ii) the Texas Department of Insurance shall not have provided to BCGS or the Company any written notice of objection to the Closing within sixty (60) days after the Texas Department of Insurance’s confirmation of receipt of the completed Texas Application. Section 7.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Closing shall also be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (a) Representations and Warranties. (i) The Seller Fundamental Representations shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date in all respects, and (ii) the representations and warranties of the Seller Parties contained in this Agreement (other than the Seller Fundamental Representations), disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date), except where the failure of any such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (b) Covenants and Agreements. The Seller Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date. (c) Certificates of Trust. The representations, warranties and certifications contained in the Certificates of Trust shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date in all respects. (d) Closing Deliveries. Buyer shall have received each of the closing deliveries specified in Section 2.3(a). (e) Material Consents. The third party consents listed on Schedule 7.2(e) shall have been received by the parties. -56- 40733748.21

(f) No Company Material Adverse Effect; Resolution of Actions. No fact, circumstance, condition, event or change shall exist or have occurred or come to exist since the date of this Agreement that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Actions listed on Section 3.12 of the Seller Disclosure Schedule as of the date hereof shall have been resolved to the reasonable satisfaction of Buyer. (g) S Corporation Status. The Sellers shall have delivered to Buyer an Acceptable PLR. Section 7.3 Conditions to Obligations of the Sellers. The obligation of the Sellers to consummate the Closing shall also be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (a) Representations and Warranties. (i) The Buyer Fundamental Representations shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date in all respects, and (ii) the representations and warranties of Buyer contained in this Agreement (other than the Buyer Fundamental Representations), disregarding all qualifications or exceptions contained therein relating to materiality or Buyer Material Adverse Effect, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date) except where the failure of any such representations and warranties to be so true and correct would not reasonably expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. (b) Covenants and Agreements. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. (c) Closing Deliveries. The Sellers shall have received each of the closing deliveries specified in Section 2.3(b). ARTICLE VIII TAX MATTERS Section 8.1 Agreements Regarding Tax Matters. (a) Liability for Taxes. The Sellers shall be responsible for and shall indemnify and hold harmless the Buyer Indemnitees from and against (i) all Taxes of the Company and BCGS attributable to any Pre-Closing Tax Period except to the extent of any accrued current liability for Taxes taken into account in the calculation of the Final Working Capital Adjustment, (ii) any liability for Taxes as a result of a company being a member of a consolidated, combined, unitary or similar group for state, local or Foreign law on or prior to the Closing, (iii) any liability for Taxes resulting from a breach or inaccuracy of the representations contained in Section 3.10 (for this purpose, the breach of any representation or warranty shall be determined without regard to any limitation as to Knowledge or materiality), (iv) any liability for Taxes resulting from the -57- 40733748.21

Company’s failure to make a valid election, or to maintain its status as an S corporation, (v) Sellers’ share of the Transfer Taxes under Section 8.1(g), (vi) any incremental Taxes imposed on the Company and BCGS in a Post-Closing Tax Period attributable to the Company being determined to be ineligible to make a Section 338(h)(10) Election, (vii) any liability for Taxes resulting from a breach or inaccuracy of the covenants contained in Section 5.10, and (viii) any liability resulting from the Company’s or BCGS’s failure to comply with the requirements of Section 409A of the Code or resulting from any other matter identified in Section 3.9(b) of the Seller Disclosure Schedule, including without limitation back Taxes, excise Taxes, Tax reporting, non-compliance with Section 409A of the Code and the termination and settlement of such programs (including any obligation to reimburse or “gross-up” any Person for interest or additional Tax under Section 409A(a)(1)(B) of the Code). (b) Returns for Pre-Closing Periods. Subject to the provisions of this Section 8.1, Sellers shall prepare or cause to be prepared all income Tax Returns for Company and BCGS for all Pre-Closing Tax Periods which are filed after the Closing Date, including the Company’s and BCGS’s federal and state income Tax Return for such Pre-Closing Tax Periods. All other Tax Returns to be filed after Closing will be prepared by the Company. Such income Tax Returns shall be prepared consistently with past practice of the Company and BCGS unless contrary to applicable Law. The Sellers shall include on the income Tax Returns for the Pre-Closing Tax Periods the income, deductions and credits of the Company and BCGS for all applicable Pre- Closing Tax Periods. The Sellers will submit all such income Tax Returns to Buyer for its review and comment at least thirty (30) days prior to the filing date and will discuss and consider in good faith any questions or comments of Buyer concerning such returns. Upon the resolution of any questions or comments to Buyer’s reasonable satisfaction, Buyer shall cause such income Tax Returns to be filed unless otherwise required by applicable Law. The Sellers shall pay all fees and expenses associated with preparing the income Tax Returns to be prepared by them under this Section and all other Tax Returns for the Pre-Closing Tax Periods the original due dates of which are on or prior to the Closing Date. (c) Returns for Straddle Periods. In the case of any Straddle Period, the portion of any such Taxes that are allocable to the Pre-Closing Tax Period shall: (i) in the case of income Taxes be determined on the basis of an interim closing of the books, and (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or BCGS or otherwise measured by the level of any item deemed to be the amount of such Taxes for the entire period (or in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), the amount of such Tax for the entire period shall be multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period. The portion of any such Taxes that is not allocable to the Pre-Closing Tax Period under this Section 8.1(c) shall be allocable to the Post-Closing Tax Period. (d) Tax Payments. The Sellers shall pay an amount equal to all Taxes due as shown on the Tax Returns for the Pre-Closing Tax Periods for the Company and BCGS to Buyer not less than five (5) Business Days before the relevant due date. (e) Audits. In the event Buyer receives notice of a claim by a Governmental Authority in respect of Taxes of either the Company or BCGS for any Pre-Closing Tax Period (a -58- 40733748.21

“Pre-Closing Tax Claim”), then Buyer shall give written notice to the Sellers of such claim. The Sellers shall have the right to defend any Pre-Closing Tax Claim for which the Sellers would have an indemnification obligation hereunder so long as (i) the Sellers give written notice to Buyer within fifteen (15) Business Days after Buyer has given written notice of the Pre-Closing Tax Claim, and (ii) the Sellers conduct the defense of the Pre-Closing Tax Claim actively and diligently. Buyer may retain separate co-counsel at its sole cost and expense and consult in the defense of the Pre-Closing Tax Claim. Buyer shall also be permitted to receive copies of any pleadings, correspondence with the Governmental Authority or court, and other documents filed with the Governmental Authority or court as Buyer may reasonably request related to the Pre- Closing Tax Claim and to attend any and all meetings, hearings and proceedings concerning such Pre-Closing Tax Claim. If the Sellers do not assume the defense of any Pre-Closing Tax Claim (including if the Sellers do not deliver the notice required by clause (i) of this Section), Buyer may continue to defend such Pre-Closing Tax Claim at Sellers’ cost. Buyer will not consent to a settlement of, or the entry of any judgment arising from, any such claim without the prior written consent of the Sellers (such consent not to be unreasonably withheld, conditioned or delayed). If the Sellers conduct the defense of a Pre-Closing Tax Claim, the Sellers will keep Buyer reasonably informed as to the status of such Pre-Closing Tax Claim, including all compromise or settlement offers. The Sellers shall consult with Buyer prior to the settlement of any such Pre-Closing Tax Claim and shall obtain the prior written consent of Buyer prior to the settlement of any such Pre- Closing Tax Claim (x) that would materially affect Buyer in any taxable period ending after the Closing Date or (y) relating to the transactions contemplated hereby, which consent may be given or withheld in Buyer’s sole discretion. (f) Assistance. After the Closing Date, Buyer and its Affiliates (including the Company and BCGS), on the one hand, and Sellers, on the other hand, shall provide each other with such assistance as may be reasonably requested in connection with the preparation of any Tax Return, any audit or other examination by any Taxing Authority, or any judicial or administrative proceeding relating to liability for Taxes of either the Company, BCGS, or any Employee Plan. The party requesting such assistance pursuant to this Section 8.1(f) shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance. (g) Transfer Taxes. Notwithstanding any provision of this Agreement to the contrary, all Transfer Taxes shall be borne 50% by the Buyer and 50% by the Sellers. The Buyer shall file or cause to be filed to the extent permitted by Law, all Tax Returns as may be required to comply with the provisions of such Laws relating to Transfer Taxes. The Sellers shall cooperate with the Buyer in connection with all such filings and shall file those Tax Returns that the Buyer is not permitted to file. (h) Amended Tax Returns. The Sellers shall not, and shall not cause or permit the Company or BCGS to, file or cause to be filed any amended Tax Return or claims for refund with respect to any Pre-Closing Tax Period without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall Buyer file or cause or permit to be filed any amended Tax Return or claims for refund for the Company or BCGS for any Pre-Closing Tax Period, without the prior written consent of the Sellers, which consent shall not be unreasonably withheld, conditioned or delayed. -59- 40733748.21

(i) Refunds. Any tax refund received by the Company or BCGS (or Buyer on either of their behalf) for a Pre-Closing Tax Period shall be for the account of the Sellers unless such refund was included in the Final Working Capital Adjustment. Buyer shall pay any such refund to the Sellers within five (5) Business Days after receipt thereof, net of any tax cost to Buyer attributable to the receipt of such refund (including interest). (j) Post-Closing Access to Records; Cooperation. Prior to the Closing, the Sellers will transfer to the Company custody and control of all records and all other data and information relating to Taxes of Company and BCGS pertaining to Pre-Closing Tax Periods and the Straddle Period. After the Closing, the Buyer will cause the Company to afford to the Sellers or to such Sellers’ Representatives reasonable access during normal business hours (on terms not unreasonably disruptive to the business, operations or employees of the Company) to the records and all other data and information relating to Taxes pertaining to Pre-Closing Tax Periods and the Straddle Period and to the Company’s employees, to the extent such access is reasonably necessary: (i) to prepare and complete any Tax Returns required to be made hereunder; (ii) to prosecute or defend on behalf of the Company and BCGS any proceedings controlled by Sellers; (iii) to comply with requests made by any Taxing Authority conducting an audit, investigation or inquiry relating to the Company’s and BCGS’s activities; and (iv) for any other purpose. After the Closing, (x) Buyer and Sellers agree to retain, or (in the case of Buyer) cause the Company to retain, all books and records with respect to Tax matters pertinent to the Company or BCGS relating to Pre-Closing Tax Periods and the Straddle Period until the expiration of the statute of limitations (and, to the extent notified by Sellers, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any Governmental Authority; and (y) Buyer agrees to give the Sellers reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Sellers so requests, Buyer will allow Sellers to take possession of such books and records. Section 8.2 Section 338(h)(10) Election. (a) At the election of Buyer, Buyer and the Sellers shall make a joint election under Section 338(h)(10) of the Code and comparable provisions of state law with respect to the purchase and sale of the Company Shares (the “Section 338(h)(10) Election”) and shall timely file with the proper authorities executed copies of Internal Revenue Service Forms 8023 and 8883, and any similar state forms, with respect to the Company. If Buyer notifies Seller Parties that Buyer desires to make a Section 338(h)(10) Election, then Seller Parties and Buyer shall cooperate in preparing and filing IRS Form 8023 and other documentation required to effect the election for Federal and state Tax purposes. (b) In the event the Section 338(h)(10) Election is made, as a condition precedent thereto, Buyer shall pay to Sellers, in cash, the amount of additional consideration (if any) necessary for Sellers to be made whole such that the after-Tax net proceeds from the sale of the Company’s stock with the Section 338(h)(10) Election received by the Sellers are equal to the after-Tax net proceeds that Sellers would have received had the Section 338(h)(10) Election not been made, taking into account all appropriate state, federal and local Tax implications (the “Tax Adjustment”). The amount of the Tax Adjustment shall be paid to Sellers at least ten (10) days prior to the due date (without extensions) for Sellers to file their federal income tax returns for the taxable year that includes the Closing Date. Sellers shall provide Buyer with a schedule computing -60- 40733748.21 the amount of the Tax Adjustment within twenty (20) days after the parties have agreed to the allocation of the Purchase Price. (c) Sellers and Buyer agree to allocate the Purchase Price in accordance with this Section 8.2. If Buyer elects to make a Section 338(h)(10) Election, Sellers and Buyer agree to allocate the “Aggregate Deemed Sale Price” (as defined in Section 1.338-4 of the Treasury Regulations) among the assets of the Company in accordance with Section 1.338-6 of the Treasury Regulations. Within a reasonable time after the Closing Date (not to exceed ninety (90) days), Buyer shall prepare and deliver to Sellers a notice setting forth Buyer’s good faith calculation of the “Aggregate Deemed Sales Price” and the allocation (“Buyer’s Allocation”) among the assets owned by the Company immediately prior to Closing (the “Allocation Schedule”). If the Sellers agree with the Buyer’s Allocation, or if the Sellers fail to timely deliver an objection notice in accordance with this Section 8.2(c), the Buyer’s Allocation shall be final, conclusive and binding. If Sellers notify the Buyer in writing within thirty (30) days following receipt of the Allocation Schedule that Sellers object to one or more items reflected in the Allocation Schedule, Sellers and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Sellers and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within sixty (60) days following the date on which Sellers received the Allocation Schedule, such dispute shall be resolved by the Independent Accountant acting as an objective, neutral party in the same manner contemplated by Section 2.5(d). The final determination with respect to the Allocation Schedule shall be set forth in a written statement by the Independent Accountant delivered to Buyer and Sellers and shall be final, conclusive and binding on Buyer and Sellers. The fees and expenses of the Independent Accountant shall be borne equally by Sellers and Buyer. Buyer and Sellers shall cooperate with each other in connection with the matters contemplated by this Section 8.2(c), including by furnishing such books and records as may be reasonably requested by the other party or the Independent Accountant. Buyer and Seller Parties shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule. Any adjustments to the Purchase Price under this Agreement shall be allocated in a manner consistent with the Allocation Schedule. Section 8.3 Tax Sharing Agreements. All Tax Sharing Agreements or similar obligations (arising under contract or otherwise) and all powers of attorney that relate to Taxes with respect to or involving the Company or BCGS will be terminated prior to the Closing and after the Closing neither the Company nor BCGS shall be bound thereby or have any liabilities thereunder. Section 8.4 Tax Treatment of Indemnity Payments. To the extent permitted by Law, the parties agree to treat any indemnity payment made under this Article VIII or Article X as an adjustment to the Purchase Price for all federal, state, local, or foreign tax purposes and the parties agree to file their Tax Returns accordingly. ARTICLE IX SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS Section 9.1 Survival of Representations and Warranties. All representations and warranties made by the Seller Parties or Buyer contained in this Agreement or any documentation -61- 40733748.21 or certification delivered in connection with this Agreement shall survive the Closing and shall terminate and expire at the close of business on the date that is thirty-six (36) months after the Closing Date; provided, that the representations and warranties contained in (x) Section 3.1 (Organization and Corporate History), Section 3.2 (Capital Structure), Section 3.3 (Authority and Enforceability), Section 3.10 (Taxes), and Section 3.22 (Brokers) (collectively, the “Seller Fundamental Representations”) and (y) Section 4.1 (Incorporation and Authority of Buyer), Section 4.4 (Securities Law Matters) and Section 4.7 (Brokers) (collectively, the “Buyer Fundamental Representations”) shall survive indefinitely or until the latest date permitted by applicable Law; provided, further, that the representations and warranties contained in Section 3.10 (Taxes) shall terminate thirty (30) days following the expiration of the applicable statute of limitations. Section 9.2 Survival of Covenants. The covenants or other agreements made by the Seller Parties or Buyer which by their terms contemplate full performance on or prior to the Closing Date shall survive the Closing and expire on the date that is twelve (12) months after the Closing Date. The covenants or other agreements made by the Sellers or Buyer which by their terms contemplate performance after the Closing Date shall survive the Closing for the period contemplated by their respective terms. Section 9.3 Survival Period. The period of time a covenant, agreement, representation or warranty survives the Closing pursuant to Sections 9.1 and 9.2 shall be the “Survival Period” with respect to such covenant, agreement, representation or warranty. The parties acknowledge that the time periods set forth in this Article IX for the assertion of claims under this Agreement are the result of arms-length negotiation among the parties and that the parties intend for such time periods to be enforced as agreed by the parties. ARTICLE X INDEMNIFICATION Section 10.1 Obligation to Indemnify. (a) Subject to the Survival Period and the limitations set forth in this Article X, the Company (only if the Closing is not consummated) and Sellers, jointly and severally, will indemnify and hold harmless each of Buyer, its Affiliates (including the Company on and after the Effective Time), and their respective officers, directors, partners, managers, employees, agents, advisers and Representatives and their respective successors and assigns (collectively, the “Buyer Indemnitees”) from and against all Losses (without duplication of recovery for the same Loss) to the extent arising from or related to: (i) any breach of the representations and warranties of the Seller Parties contained in this Agreement or the Seller Disclosure Schedule or certifications delivered in connection with this Agreement (other than the representations and warranties contained in Section 3.10 (Taxes) or constituting Seller Fundamental Representations), -62- 40733748.21

(ii) any breach of the representations and warranties of the Seller Parties constituting Seller Fundamental Representations or contained in Section 3.10 (Taxes), (iii) any breach of the covenants or agreements of the Seller Parties contained in this Agreement or any certificates or documents delivered in connection with this Agreement, (iv) any Action set forth or required to be set forth on Section 3.12 of the Seller Disclosure Schedule and any additional Action resulting from or relating to the issues or matters giving rise to such Actions set forth or required to be set forth on Section 3.12 of the Seller Disclosure Schedule, (v) any Final Adjustment Amount owed to Buyer in excess of the Holdback Amount, (vi) Sellers’ share of any Transfer Tax under Section 8.1(g), (vii) any transfer of Company Shares prior to the date hereof, including the failure to notify or obtain approval of any Governmental Authority (including without limitation the filing of a Continuing Membership Application) in connection with such transfer, or (viii) without duplication, any indemnity obligation of the Sellers under Section 8.1(a). provided, however, that, except in the case of fraud, the Sellers shall not have any liability under Section 10.1(a)(i) unless the aggregate of all Losses for which the Sellers would, but for this proviso, be liable, exceeds on a cumulative basis an amount equal to $100,000 (the “Indemnification Deductible”), and then only to the extent of any such excess. In any event, except in the case of fraud by the Sellers, the maximum amount for which the Sellers shall be liable under Section 10.1(a)(i) shall not exceed $2,000,000 in the aggregate (the “Indemnification Cap”). (b) Subject to the Survival Period and the limitations set forth in this Article X, Buyer agrees to indemnify and hold harmless the Sellers, and their Affiliates and respective Representatives and each of their respective successors and assigns (collectively, the “Seller Indemnitees”) from and against all Losses (without duplication of recovery for the same Loss) to the extent arising from or related to: (i) any breach of the representations and warranties of Buyer contained in this Agreement or any documents or certifications delivered in connection with this Agreement (other than any representations and warranties constituting Buyer Fundamental Representations), (ii) any breach of the representations and warranties of Buyer constituting Buyer Fundamental Representations, -63- 40733748.21

(iii) any breach of any of the covenants and agreements of Buyer contained in this Agreement or any certificates or documents delivered in connection with this Agreement, or (iv) any Final Adjustment Amount owed to Sellers, (v) Buyer’s share of any Transfer Taxes under Section 8.1(g); provided, however, that, except in the case of fraud, Buyer shall not have any liability under Section 10.1(b)(i) unless the aggregate of all Losses for which Buyer would, but for this proviso, be liable, exceeds on a cumulative basis an amount equal to the Indemnification Deductible, and then only to the extent of any such excess. In any event, except in the case of fraud by Buyer, the maximum amount for which Buyer shall be liable in the aggregate under Section 10.1(b)(i) shall not exceed the Indemnification Cap. (c) For purposes of determining whether any representation or warranty has been breached and the amount of the Losses in respect of breach of any representation or warranty under Article VIII or this Article X, each representation and warranty contained in this Agreement (other than with respect to subclause (ii) of the first sentence of Section 3.18) shall be read without regard to any Company Material Adverse Effect, Buyer Material Adverse Effect or other materiality qualifications or references. Section 10.2 Indemnification Procedures; Certain Limitations. (a) In order for a Buyer Indemnitee or a Seller Indemnitee (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by, or an action, proceeding or investigation instituted by, any Person (whether or not a party to this Agreement) (an “Indemnity Claim”), such Indemnified Party must notify the party obligated to indemnify such Indemnified Party (the “Indemnifying Party”) in writing, and in reasonable detail, of the Indemnity Claim promptly, and in any event within thirty (30) days after such Indemnified Party learns of the Indemnity Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder unless and to the extent the Indemnifying Party shall have been prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Such written notice shall specify in detail the facts constituting the basis for, and the amount of, the claim asserted. Thereafter, the Indemnified Party shall promptly deliver to the Indemnifying Party copies of all notices and documents (including court papers) thereafter received by the Indemnified Party relating to the Indemnity Claim. (b) If an Indemnity Claim is made against an Indemnified Party by a party that is not a Buyer Indemnitee or Seller Indemnitee (a “Third Party Claim”), subject to this Section 10.2(b), the Indemnifying Party shall have the right to assume the defense and control of Third Party Claims. In the event the Indemnifying Party exercises such right to assume the defense and control of a Third Party Claim, the Indemnified Party shall have the right but not the obligation reasonably to participate in (but not control) the defense of Third Party Claims with its own counsel and at its own expense unless (i) the Indemnifying Party and Indemnified Party shall have mutually -64- 40733748.21 agreed in writing to the retention of the same counsel, (ii) the named parties to any such Third Party Claim (including any impleaded parties) include the Indemnifying Party and Indemnified Party and representation of both parties by the same counsel would, in the opinion of counsel to such Indemnified Party, be impermissible under the applicable code of professional responsibility due to actual or potential differing interests between the Indemnifying Party and Indemnified Party, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from, or additional to, those available to the Indemnifying Party, or (iii) the Indemnifying Party fails to diligently pursue the Third Party Claim it has assumed, in which case the Indemnifying Party will bear such expense of the Indemnified Party. Any election by an Indemnifying Party to assume the defense of a Third Party Claim must be delivered by the Indemnifying Party to the Indemnified Party within thirty (30) Business Days after receipt of the Indemnified Party’s notice under Section 10.2(a), and failure on the part of the Indemnifying Party to send such notice within such thirty (30) Business Day period shall be deemed an election not to assume the defense of such Third Party Claim. If the Indemnifying Party elects to assume the defense of a Third Party Claim, then the Indemnified Party shall, and shall cause each of its Representatives and permitted assigns to, cooperate fully with the Indemnifying Party in the defense of any such Third Party Claim, which cooperation shall include designating a liaison counsel to whom the Indemnifying Party may direct notices and other communications, using commercially reasonable efforts to make witnesses available, and providing records and documents to the extent such witnesses, records and documents are relevant to the Third Party Claim. In the event that the Indemnifying Party does not assume the defense of a Third Party Claim within the thirty (30) Business Day period specified in this Section 10.2(b), the Indemnified Party may assume the defense and control of a Third Party Claim at the Indemnifying Party’s expense and may consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim without the consent of the Indemnifying Party. The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of this Section 10.2(b), without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment: (i) provides solely for the payment of money that will be paid in full by the Indemnifying Party, and (ii) provides a complete release of, or dismissal with prejudice of claims against, any Indemnified Party potentially affected by such Third Party Claim from all matters that were asserted in connection with such claims. (c) The obligations to indemnify and hold harmless a party hereto in respect of a breach of representation, warranty or covenant will terminate on the applicable Survival Period termination date (as set forth in Section 9.1 or 9.2), unless, prior to such applicable termination date, an Indemnified Party has brought a claim for indemnification pursuant to Article VIII or Section 10.1 subject to the terms and conditions of this Article X by delivering a written notice (stating in reasonable detail the amount and nature of, and factual and legal basis for, any such claim for indemnification, and the provisions of this Agreement upon which such claim for indemnification is made) to the Indemnifying Party. If an Indemnified Party has made a proper claim for indemnification pursuant to Section 10.2 prior to such termination date, then such claim, if then unresolved, will not be extinguished by the passage of the deadlines set forth in Section 9.1 or Section 9.2. (d) Notwithstanding anything contained in this Agreement to the contrary, Losses of an Indemnified Party shall be determined without duplication of recovery for the same -65- 40733748.21

Loss and shall be net of any insurance or amounts from other applicable sources of recovery actually recovered by the Indemnified Party with respect to such Loss, net of any actual costs, expenses or premiums incurred in connection with securing or obtaining such proceeds (such net amount, “Recovery Amounts”). Each applicable Indemnified Party shall use commercially reasonable efforts to recover from insurance policies or other applicable sources of recovery the maximum portion of any Losses of such Indemnified Party. If the applicable Indemnified Party shall have used commercially reasonable efforts to recover any amounts recoverable under insurance policies or other applicable sources of recovery and shall not have recovered the applicable Losses, the applicable Indemnifying Party shall be liable for the amount by which such Losses exceeds the Recovery Amounts (subject to the limitations contained in this Article X). If the applicable Indemnified Party fails to use commercially reasonable efforts to recover any amounts recoverable under insurance policies or other applicable sources of recovery, the applicable Indemnifying Party shall not be required to indemnify the applicable Indemnified Party for that portion of any Losses that could reasonably be expected to have been included in a Recovery Amount had the applicable Indemnified Party used such commercially reasonable efforts. Any related unreimbursed cost of recovery shall be included in Losses. In addition, any indemnification obligation of an Indemnifying Party shall be subject to and calculated in accordance with the provisions of Section 8.4. (e) The Indemnified Party shall use, and shall cause each of its Affiliates to use, commercially reasonable efforts to mitigate any Losses upon and after becoming aware of any facts, matters, failures or circumstances that would reasonably be expected to result in any Losses that are indemnifiable hereunder. (f) In the event of indemnification payment pursuant to this Article X by or on behalf of any Indemnifying Party to any Indemnified Party, such Indemnifying Party shall be subrogated to the rights of the Indemnified Party as against any third party in respect of the Loss to which the payment relates, provided, that until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of said payment are hereby made expressly subordinated and subjected in right of payment to the Indemnified Party’s rights against such third party. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost of such Indemnifying Party, in presenting any subrogated right, defense or claim. (g) In the event a claim or any action for indemnification under this Article X has been finally determined, the amount of such final determination shall be paid (i) if the Indemnified Party is a Buyer Indemnitee prior to the Closing Date, by the Seller Parties to the Indemnified Party on demand by Wire Transfer, (ii) if the Indemnified Party is a Buyer Indemnitee on or after the Closing Date, subject to Section 2.6(c), first by payment of such amounts from the Holdback Amount to the Indemnified Party, and if the Holdback Amount is insufficient to compensate Buyer Indemnitee for such amount, then by payment by Seller(s) to the Indemnified Party on demand by Wire Transfer, and (iii) if the Indemnified Party is a Seller Indemnitee, by Buyer to the Indemnified Party on demand by Wire Transfer. A claim or an action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Article X when the parties to this Agreement have so determined by mutual agreement or, if disputed, when a final non-appealable Governmental Order has been entered into with respect to such claim or action. -66- 40733748.21

(h) The representations, warranties and covenants of the Seller Parties and the Buyer Indemnitees’ rights to indemnification with respect thereto, shall not be affected or deemed waived by reason of (and the Buyer Indemnitee shall be deemed to have relied upon the representations and warranties of the Sellers, as applicable, set forth herein notwithstanding) any investigation made by or on behalf of any of the Buyer Indemnitee (including any of their Representatives) or by reason of the fact that any of the Buyer Indemnitee or their Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, regardless of whether such investigation was made or such knowledge was obtained before or after the execution and delivery of this Agreement. (i) On the date that is eighteen (18) months from the Closing Date (the “First Holdback Release Date”), Buyer shall release to each Seller its respective Pro Rata Share of the amount equal to (a) the First Holdback Release Amount, minus (i) the amount, if any, of any payments from the Holdback Amount to Buyer Indemnitees contemplated by Section 10.2(g) prior to the First Holdback Release Date, minus (b) the Indemnification Retention Amount as of the First Holdback Release Date. On the date that is thirty-six (36) months from the Closing Date (the “Second Holdback Release Date”), Buyer shall release to each Seller its respective Pro Rata Share of the amount equal to (x) any remaining Holdback Amount, minus (y) the amount, if any, of any payments from the Holdback Amount to Buyer Indemnities contemplated by Section 10.2(g) prior to the Second Holdback Release Date, minus (z) the Indemnification Retention Amount as of the Second Holdback Release Date. Section 10.3 Exclusive Remedies. Each party acknowledges and agrees that, in the absence of fraud or willful or intentional misconduct on the part of a party and subject to Sections 2.6 and 12.9 and the rights and remedies under the Non-compete and Nondisclosure Agreements and the Certificates of Trust, following the Closing the indemnification provisions of Article VIII or this Article X shall be the sole and exclusive remedies of the parties for the breach or inaccuracy of any representation or warranty or breach of any covenant or agreement contained in this Agreement, and notwithstanding anything herein to the contrary, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party hereto to rescind this Agreement or any of the transactions contemplated hereby. ARTICLE XI TERMINATION Section 11.1 Termination. This Agreement and the transaction contemplated hereby may be terminated any time prior to the Closing only as follows: (a) by mutual written consent of Buyer and the Seller Parties; (b) by either Buyer or the Seller Parties if the Closing shall not have been consummated on or before June 1, 2019 (the “Outside Date”); provided, however, that the termination right under this Section 11.1(b) shall not be available to any party whose material breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to have been consummated on or before the Outside Date; -67- 40733748.21

(c) by either Buyer, on one hand, or the Seller Parties, on the other hand, if a Governmental Authority shall have issued a Governmental Order or taken any other action that is final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby; (d) by Buyer, if Buyer is not in material breach of its obligations under this Agreement, and if there shall have been a material breach by any Seller Parties of any of their respective representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) or Section 7.2(b) and such breach (if curable) has not been cured within (i) thirty (30) days after written notice thereof by Buyer to the Sellers or (ii) any shorter period of time that remains between the date such written notice is provided and the Outside Date; or (e) by the Seller Parties, if no Seller Party is in material breach of its obligations under this Agreement, and if there shall have been a material breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.3(a) or Section 7.3(b) and such breach (if curable) has not been cured within (i) thirty (30) days after written notice thereof by the Sellers to Buyer or (ii) any shorter period of time that remains between the date such written notice is provided and the Outside Date; Section 11.2 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated pursuant to Section 11.1 above, this Agreement will become null and void and of no further force and effect, except for (a) the provisions of Article I, Section 5.4, Section 5.5, Article X, Article XI and Article XII and (b) rights and obligations arising from any breach of this Agreement prior to such termination. ARTICLE XII GENERAL PROVISIONS Section 12.1 Fees and Expenses. Except for any reimbursement of fees or expenses that may be awarded as damages in any action, suit or proceeding arising out of this Agreement or any documents delivered in connection with this Agreement and except as otherwise provided in this Agreement, each party hereto shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. Section 12.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made (and shall be deemed to have been duly given or made upon receipt) if (a) delivered personally, (b) mailed by certified or registered mail (postage prepaid, return receipt requested) or (c) sent by email with receipt confirmed (followed by delivery of an original via overnight courier service), as follows (or at such other address for a party as shall be specified by like notice): (i) if to Buyer, to -68- 40733748.21

The Horace Mann Educators Corporation 1 Horace Mann Place Springfield, IL 62715 Attention: Donald M. Carley, SVP & General Counsel Email: Donald.Carley@horacemann.com with a copy (which shall not constitute notice) to: Eversheds Sutherland (US) LLP 700 Sixth Street, NW Suite 700 Washington, DC 20001 Attention: Ling Ling, Esq. Email: lingling@eversheds-sutherland.com (ii) if to the Sellers, to Benefit Consulting Group, Inc. 51 Haddonfield Road Suite 210 Cherry Hill Road, NJ 08002 Attention: Beau Adams Jorge Arroyo Adam Paglione with a copy to: MacElree Harvey, Ltd. 17 West Miner Street West Chester, PA 19382 Attention: Harry J. DiDonato, Esq. Email: HDiDonato@macelree.com Section 12.3 Interpretation. For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole (including any Exhibits, Annexes, Schedules and the disclosure schedules) and not to any particular provision of this Agreement unless otherwise indicated. All references herein to Articles, Sections, Subsections, Paragraphs, Exhibits, Annexes and Schedules shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Exhibits, Annexes and Schedules to, this Agreement unless the context shall otherwise require. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” shall not be exclusive. Whenever the singular is used herein, the same will include the plural, and whenever the plural is used herein, the same will include the singular, where appropriate. -69- 40733748.21

Whenever used in this Agreement, reference to a particular gender shall include the masculine, feminine and neutral genders. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. All Exhibits and the Seller Disclosure Schedule and the Buyer Disclosure Schedule annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit, Schedule, Annex or section or subsection of the Seller Disclosure Schedule or the Buyer Disclosure Schedule but not otherwise defined therein will have the meaning given to such term in this Agreement. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. This Agreement is to be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Any reference herein to any applicable Law, Contract (including this Agreement) or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such applicable Law, Contract, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. References to “$” or “dollars” are references to United States dollars. Section 12.4 Entire Agreement; Third-Party Beneficiaries. This Agreement and the documents and certificates delivered in connection with this Agreement constitute the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement to the extent not in conflict with this Agreement, between or on behalf of the Sellers and Buyer with respect to the subject matter of this Agreement. Except as provided in Section 5.6 with respect to D&O Indemnified Persons, and Article X with respect to Buyer Indemnitees and Seller Indemnitees, this Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 12.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Illinois, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Section 12.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Section 12.7 Dispute Resolution; Enforcement. -70- 40733748.21

(a) In the event of any dispute arising under this Agreement, prior to the commencement of litigation, a senior officer of Buyer and the Seller Parties shall attempt in good faith to resolve the dispute consistent with the terms of this Agreement. If they are unable to resolve the dispute in this manner within a reasonable period of time, the parties may pursue judicial remedies with respect to such dispute. (b) The parties agree that any action arising directly or indirectly out of this Agreement shall be litigated (1) if such action is brought by any Seller against Buyer or its Affiliates, only in the United States District Court for the Central District of Illinois and (2) if such action is brought by Buyer, its successors or assigns or its Affiliates against any Seller, only in the United States District Court for the District of New Jersey. Each party hereby irrevocably and unconditionally submits to the jurisdiction of the District Court specified above (the “Selected Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each party hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of the Selected Court, that such action, suit or other proceeding is not subject to the jurisdiction of the Selected Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. The parties hereto agree that any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered, sent or mailed in accordance with Section 12.2, constitute good, proper and sufficient service thereof. Each party hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Notwithstanding anything contained herein to the contrary or any waivable provision of Law, in the event of litigation among the parties, any prejudgment interest applied shall be at the Interest Rate. Section 12.8 Severability; Amendment and Waiver. (a) Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible. (b) This Agreement may be amended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. -71- 40733748.21

(c) No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Section 12.9 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bonds or other undertaking, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law. Section 12.10 Certain Acknowledgments; Informed Decision to Sell. (a) Each Seller expressly acknowledges and agrees that (a) except as expressly set forth in Article IV, neither Buyer nor any of Buyer’s Affiliates nor any of their respective Representatives has made any representation or warranty or covenant or agreement whatsoever (whether oral or written or express or implied) to any Seller as to any of the matters that are the subject of this Agreement (including the Earn-Out Payments) and (b) no act or omission by Buyer is, or will be deemed to constitute, a representation or warranty by Buyer. (b) Without limiting the foregoing, each Seller acknowledges and agrees that neither Buyer nor any of its Representatives has made any representation or warranty or covenant or agreement whatsoever (whether oral or written or express or implied) to such Seller as to any aspect of Buyer’s operations, the achievement of any Total Net Revenue or other performance targets, or the payment of any amount of the Earn-Out Payments. EACH SELLER ALSO EXPRESSLY ACKNOWLEDGES AND AGREES (1) THAT EACH AND EVERY STATEMENT IN PRIOR DISCUSSIONS (IF ANY) AS TO THE EARN-OUT PAYMENTS (INCLUDING ANY AS TO THE PROBABILITY OF ACHIEVING THE METRICS SET FORTH IN SECTION 2.6(B), ANY ASPECT OF BUYER’S OPERATIONS OR THE PAYMENT OF ANY AMOUNT OF THE EARN-OUT PAYMENTS) IS HEREBY WITHDRAWN AND (2) THAT THE SELLERS ARE NOT RELYING ON ANY SUCH STATEMENTS. Each Seller further acknowledges and agrees that it, he or she has, independently and without reliance upon Buyer or any of its Representatives and based on such documents and information as it, he or she has deemed appropriate has made his, her or its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions affecting any of Buyer’s operations, has it, his or her own assumptions about the future operations of Buyer’s business, the economies and markets in which Buyer operates, and any opportunities for improvement of any of Buyer’s operations, and has made its, his or her own decision to sell the Company Shares and otherwise perform its, his or her obligations in this Agreement on the terms and conditions set forth in this Agreement (including the Earn-Out Payments) and otherwise execute, deliver and perform this Agreement. -72- 40733748.21

(c) EACH SELLER FURTHER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS IN THIS SECTION SHALL SURVIVE CLOSING. Section 12.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. Section 12.12 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 12.12. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. [Remainder of this page intentionally left blank.] -73- 40733748.21

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above. HORACE MA ATORS CORPORAT By , Na e: M, ck 2tArati- LS T. e: c est +- i G g: 0 Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above. ROBERT PAGLIONE PAGLIONE FAMILY TRUST F/B/O ADAM PAGLIONE By Name: Lisa Arroyo Title: Trustee for Paglione Family Trust F/B/O Adam Paglione PAGLIONE FAMILY TRUST F/B/O LISA AND JORGE ARROYO By Name: Adam Paglione Title: Trustee for Paglione Family Trust F/B/O Lisa and Jorge Arroyo BEAU ADAMS BENEFITS CONSULTAN S GROUP, INC. By Nam‘: Jorg' Arr yo Title: President Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above. ROBERT PAGLIONE PAGLIONE FAMILY TRUST F/B/0 ADAM PAGLIONE By / ame: ✓ Title: PAGLIONE FAMILY TRUST F/B/0 LISA AND JORGE ARROYO By Name: Title: BEAU ADAMS BENEFITS CONSULTANTS GROUP, INC. By Name: Title: Signature Page to Stock Purchase Agreement

Exhibit A Certificates of Trust [Executed at signing] A-1 40733748.21

Exhibit B Indebtedness Payoff Amount As of September 30, 2018 FirsTrust Line of Credit Account #10172-504870 $ 497,678.25 FirsTrust Term Loan Acct 8026 279,268.56 FirsTrust Term Loan Acct 8027 242,288.80 FirsTrust Letter of credit Acct 0832 (Landlord holds letter -0- drawdowns) - Salary Continuation Agreement (Robert Paglione) 5,000,000.00 Phantom Stock Plan (Stephen Sokolic)1 629,816.50 Sokolic Release Consideration 40,000.00 Note Payable - Beau Adams 44,000.00 Note Payable - Jorge Arroyo 44,000.00 Note Payable - Adam Paglione 44,000.00 $ 6,821,052.61 1 As of October 30, 2018 B-1 40733748.21

Exhibit C Non-Compete and Non-Disclosure Agreement [See attached.] C-1 40733748.21

NON-COMPETITION, NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT This Non-Competition, Non-Solicitation and Non-Disclosure Agreement (this “Agreement”) is entered into as of the ____ day of ____________, 2018, by and between Horace Mann Educators Corporation, a Delaware corporation (“Buyer”), and [Name of Principal]1 (the “Principal”). WHEREAS, in connection with that certain Stock Purchase Agreement, dated as of____________ , 2018, by and among Buyer, Robert Paglione, the Paglione Family Irrevocable Trust f/b/o Adam Paglione, the Paglione Family Irrevocable Trust f/b/o Lisa and Jorge Arroyo, Beau Christian Adams, and Benefit Consultants Group, Inc. (the “Company”) (the “Stock Purchase Agreement”), Buyer is acquiring all of the equity of the Company; WHEREAS, the Principal is currently an employee of the Company; WHEREAS, Buyer or one of its Affiliates wishes to employ the Principal with respect to the continued business and operations of the Company and its Subsidiaries following the Closing and the Principal agrees to continue in the employ of Buyer or its Affiliate following the Closing; and WHEREAS, the Principal acknowledges that the execution and delivery of this Agreement is a condition to Buyer’s obligation to consummate the transactions pursuant to the Stock Purchase Agreement and that Buyer is relying on the Principal’s entering into this Agreement in consummating such transactions. NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement and the Stock Purchase Agreement, the parties agree as follows: 1. Defined Terms. All capitalized terms not expressly defined in this Agreement shall have the respective meanings ascribed to them in the Stock Purchase Agreement. 2. Acknowledgment. The Principal acknowledges that (i) the execution and delivery of this Agreement is a condition to Buyer’s obligation to purchase the Company Shares pursuant to the Stock Purchase Agreement and that Buyer is relying on this Agreement in consummating such purchase, (ii) Buyer intends to carry on the business of the Company and its Subsidiaries, and (iii) the Principal will receive significant remuneration in connection with the transactions consummated under the Stock Purchase Agreement. The Principal further acknowledges that (i) he has become familiar with confidential information and trade secrets of the Company and its Subsidiaries and Affiliates, and, during the course of his employment with Buyer or its Affiliate, will become familiar with the confidential information and trade secrets of the Buyer Entities; and (ii) his services are of special, unique and extraordinary value to the 1 Note to Draft: Principals who are continuing employment post-Closing to sign this Agreement (i.e., Adam Paglione, Jorge Arroyo and Beau Adams). 1 40947999.4 2983433v2 020818.64824

Buyer Entities. For the purposes of this Agreement, “Buyer Entities” means Buyer and its Subsidiaries and Affiliates (including the Company and its Affiliates and Subsidiaries). 3. Covenant Not to Compete. During the Principal’s employment with Buyer or its Affiliate and for an additional twelve (12) month period following the Principal’s termination of employment for any reason (the “Restricted Period”), the Principal agrees that, except as otherwise occurring in the performance of his duties as an employee of Buyer or its Affiliate, he (i) shall refrain from, directly or indirectly, engaging in, soliciting for engagement in, performing services (whether as employee, officer, director, shareholder, member, manager, consultant, investor, partner, sole proprietor or otherwise) for, or be concerned with or interested in, financially or otherwise, or offering or providing anywhere in the United States any business of the types (x) conducted by a Buyer Entity as of the date of the Principal’s termination of employment (the “Termination Date”), or (y) actively developed, marketed or solicited by a Buyer Entity during the twelve (12) month period prior to the Termination Date; and (ii) shall not sell or propose to sell to, or otherwise solicit, whether through another employee, a producer or otherwise, any other services, including but not limited to Recordkeeping Services, provided by a Buyer Entity to any Plan Sponsor (clauses (i) and (ii) collectively, a “Competing Business”); provided, however, that nothing in this Section 3 shall preclude, prohibit or restrict the Principal from engaging, or require the Principal not to engage, in making investments in Persons engaging in a Competing Business not in excess of two percent (2%) of the outstanding securities of such entity. For purposes of this Agreement, “Plan Sponsor” means an employer or other entity that sponsors or maintains non-qualified deferred compensation plans, qualified defined contribution or defined benefit plans or other arrangements or programs with respect to which a Buyer Entity provides services as of the Termination Date or has actively solicited during the twelve (12) month period prior to the Termination Date. 4. Non-Solicitation, Non-Disparagement. During the Restricted Period, the Principal shall not, except as otherwise occurring in the performance of his duties as an employee of Buyer or its Affiliate; directly or indirectly, (a) solicit for employment or hire any employee who is then a current employee of any Buyer Entity, or within the six (6)-month period prior to the Termination Date, has been an employee, of any Buyer Entity; (b) (i) hire or solicit for hire any Producer who is then a Producer, or within the twelve (12) month period prior to the Termination Date has been a Producer, or (ii) solicit, encourage, initiate or participate in discussions or negotiations with, or provide any information to, any present or future Producer for the purpose of causing the termination or other alteration of his, her or its relationship with a Buyer Entity; (c) (i) solicit insurance business from any Person who is then a policyholder or customer of a Buyer Entity, or within the twelve (12) month period prior to the Termination Date has been a policyholder or customer of a Buyer Entity (or any successor in interest to any such Person) for the purpose of securing Record Keeping Services or insurance business or contracts related to the Record Keeping Services or insurance businesses of the Buyer Entities, or (ii) solicit, encourage, initiate or participate in discussions or negotiations with, or provide any information to, any present or future policyholder or customer of a Buyer Entity for the purpose of causing the termination or other alteration of his, her or its relationship with a Buyer Entity; (d) solicit or attempt to solicit any Competing Business from any Person with whom the Principal and/or employees managed by the Principal had material contact, and that is, or in the twelve (12) month period prior to the Termination Date was, a customer of a Buyer Entity or 2 40947999.4 2983433v2 020818.64824

with respect to which any Buyer Entity actively solicits, or has solicited, the sale of products and services offered by the Buyer Entities; or (e) disparage a Buyer Entity or any of their products, services, or activities or any of their partners, officers, or employees. For the purposes of this Agreement, “Producer” means brokers, broker-dealers, producers, third party administrators or intermediaries or other Persons who market or sell the services offered by a Buyer Entity, other than employees of the Buyer Entities. 5. Confidentiality, Non-Disclosure. Except as otherwise expressly required by Law, the Principal shall not disclose any Confidential Information (as defined below) to any Person whatsoever, other than as authorized by the Buyer Entities during the performance of the Principal’s duties as an employee of Buyer or its Affiliate. For purposes of this Agreement “Confidential Information” means the confidential or proprietary business information of the Buyer Entities, whether or not marked as such, whether acquired by the Buyer Entities prior to or after Closing, including any business plans, technology, plans, blueprints, drawings, models, designs, templates, processes, formulae, computer programs, customer lists, supplier lists, pricing data, financial data, Trade Secrets or other information identified or otherwise treated as confidential or proprietary business information; provided, however, that Confidential Information shall not include any information: (x) that is in the public domain through no fault of disclosure by the Principal, or (y) that is lawfully acquired by the Principal from source(s) which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. The Principal acknowledges and agrees that the Confidential Information is owned by the Buyer Entities, is secret, is the subject of reasonable efforts by the Buyer Entities to keep it secret, and has value because of its secrecy. If the Principal is compelled to disclose any information by judicial or administrative process or by other requirements of applicable Law, the Principal shall promptly notify Buyer in writing, shall disclose only that portion of such information which he is advised by counsel in writing is legally required to be disclosed, and shall, if requested, use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Notwithstanding the foregoing, nothing in this Agreement prohibits the Principal from reporting to any governmental authority information concerning possible violations of law or regulation. The Principal further acknowledges that, at all times, Trade Secrets shall be subject to the maximum protections available under applicable Law and no less protection than that provided by this Agreement applicable to “Confidential Information,” as described in this Section 5. For the purposes of this Agreement, “Trade Secrets” means information that (i) derives economic value, actual or potential, from not being generally known and not being readily ascertainable to other persons who can obtain economic value from its disclosure or use and that is the subject of reasonable efforts by the Buyer Entities to maintain its secrecy or confidentiality and has value as a result of such secrecy or confidentiality, or (ii) is defined as such by the New Jersey statutory and common law and by federal law. Trade Secrets may include either technical or non-technical data, including, without limitation, information concerning customers of the Buyer Entities (including customer information, identities, profiles, preferences and contacts), vendors, suppliers, products, pricing or pricing strategies, personnel assignments and policies, the legal or financial affairs, or the management of, in each case, the Buyer Entities. 6. Right To Injunction; Equitable Relief. In the event the Principal violates any of his obligations under Sections 3, 4 or 5, the Buyer Entities may proceed against him in law or in 3 40947999.4 2983433v2 020818.64824 equity for such damages or other relief as a court may deem appropriate. The Principal acknowledges that a violation of any of the provisions of Sections 3, 4 or 5 may cause the Buyer Entities irreparable harm which may not be adequately compensated for by money damages. The Principal therefore agrees that in the event of any actual or threatened violation of Sections 3, 4 or 5, the Buyer Entities shall be entitled, in addition to other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against the Principal to prevent any violations of Sections 3, 4 or 5, without the necessity of posting a bond. It is the intent and understanding of each party hereto that if, in any action before any court or other Governmental Authority legally empowered to enforce this Agreement, any term, restriction, covenant or promise in Sections 3, 4 or 5 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or other Governmental Authority and any such court or other Governmental Authority shall have authority, as permitted by applicable Law, to apply reformation or “blue pencil” principles to provide for the greatest possible duration, geographical territory and business scope to the covenants contained herein. 7. Covenants Reasonable. The parties to this Agreement acknowledge that the covenants set forth in Sections 3, 4, 5 and 6 are (i) reasonable in all respects, including duration, territory and scope of activity restricted, in light of the transactions contemplated by this Agreement and the Stock Purchase Agreement; (ii) an essential element of this Agreement and that, but for these covenants, the parties would not have entered into the Stock Purchase Agreement; and (iii) necessary to protect the goodwill of the Buyer Entities and to protect other legitimate business interests of the Buyer Entities. 8. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible. 9. Failure or Indulgence Not Waiver; Remedies Cumulative. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. 10. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be 4 40947999.4 2983433v2 020818.64824 deemed to have been duly given or made (and shall be deemed to have been duly given or made upon receipt) if (a) delivered personally or by a nationally recognized overnight courier, (b) mailed by certified or registered mail (postage prepaid, return receipt requested) or (c) sent by facsimile or email with receipt confirmed (followed by delivery of an original via overnight courier service), as follows (or at such other address for a party as shall be specified by like notice): (a) If to Buyer, to Horace Mann Educators Corporation 1 Horace Mann Place Springfield, IL 62715 Attention: Donald M. Carley, SVP & General Counsel Email: Donald.Carley@horacemann.com (b) if to the Principal, to [●] or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance with this Section 10. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or email, upon confirmed receipt. 11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. 12. Entire Agreement. This Agreement and the Stock Purchase Agreement, and the documents and certificates delivered in connection therewith, constitute the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the Principal and Buyer with respect to the subject matter of this Agreement. 13. Execution and Delivery. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. 14. Governing Law; Jurisdiction; Waiver of Jury Trial. 5 40947999.4 2983433v2 020818.64824

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New Jersey, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. (b) Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the State of New Jersey (each, a “New Jersey Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each party hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New Jersey Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New Jersey Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, however, that nothing set forth in this sentence shall prohibit any party hereto from removing any matter from one New Jersey Court to another New Jersey Court. The parties hereto agree that any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered, sent or mailed in accordance with Section 10 constitute good, proper and sufficient service thereof. Each party hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Notwithstanding anything contained herein to the contrary or any waivable provision of Law, in the event of litigation among the parties, any prejudgment interest applied shall be at the Interest Rate. (c) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 14. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 6 40947999.4 2983433v2 020818.64824

15. Amendment. This Agreement may be amended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. BUYER: HORACE MANN EDUCATORS CORPORATION By: ___________________________________ Name: Title: PRINCIPAL: [Name of Principal] ____________________________________ 7 40947999.4 2983433v2 020818.64824

Exhibit D Spousal Consent [Executed at signing] D-1 40733748.21

Exhibit E Form of Release [See attached.] E-1 40733748.21

[_________], 2018 [Benefit Consultants Group, Inc.] [BCG Securities, Inc.] [Horace Mann Educators Corp.] Re: Release of Claims1 Ladies and Gentlemen: Reference is made to that certain Stock Purchase Agreement, dated as of the date hereof, by and among Horace Mann Educators Corporation (“Buyer”), Robert Paglione, The Paglione Family Irrevocable Trust f/b/o Adam Paglione, The Paglione Family Irrevocable Trust f/b/o Lisa and Jorge Arroyo, Beau Christian Adams, and Benefit Consultants Group, Inc. (the “Company”) (the “Stock Purchase Agreement”). Any undefined terms used herein and not defined have the meanings set forth in the Stock Purchase Agreement. I acknowledge and agree that execution and delivery of this Release of Claims (this “Release”) is a condition to Buyer’s obligation to purchase the Company Shares pursuant to the Stock Purchase Agreement, and that Buyer is relying on this Release in consummating such purchase. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce Buyer to purchase the Company Shares pursuant to the Stock Purchase Agreement, I agree as follows: I, [___________], on behalf of myself and my heirs, executors, administrators and assigns (collectively, “Related Persons”), hereby forever, absolutely, unconditionally and irrevocably release, acquit and forever discharge, to the fullest extent permitted by Law, the Company, BCG Securities, Inc. (“BCGS”), Buyer, Buyer’s Affiliates, each of their Benefit Plans, and each of their respective past, present and future officers, managers, directors, equityholders, partners, members, Affiliates, employees, counsel and agents (individually, a “Releasee” and collectively, “Releasees”) from all obligations and liabilities of either the Company or BCGS to me, all agreements and understandings of either the Company or BCGS involving me, and all of my rights, claims and causes of action (whether at law or in equity and whether or not currently known to exist) against either the Company or BCGS that are a result of, involve or otherwise exist by reason of any act, omission, fact, circumstance or other matter, cause or thing whatsoever that arose, occurred or existed before the Closing, including without limitation any indemnification obligations to me, and the right to advancement and reimbursement of expenses, pursuant to the organizational documents of the Company or BCGS (collectively, the “Released Claims”). For clarity, notwithstanding anything herein to the contrary, this Release does not in any way release any loss, liability, claim, damage or expense (including indemnity, costs of investigation and defense and reasonable attorneys’ and accountants’ fees), whether or not involving third-party claims, arising directly or indirectly from or in connection with the Stock Purchase Agreement or any documents ancillary thereto or executed in connection therewith. 1 Note to Draft: This form to be used for the beneficiaries of the Trusts (L. Arroyo, Jorge Arroyo, and A. Paglione). 41006896.2 2983440v2 020818.64824

I represent and warrant to each Releasee that I have not transferred, assigned, or otherwise disposed of any part of or interest in any Released Claim. I hereby irrevocably covenant not to, directly or indirectly, assert any claim or demand, or commence, institute, or voluntarily aid in any way, or cause to be commenced or instituted, any proceeding of any kind against any Releasee based upon any Released Claim. Without in any way limiting any rights and remedies otherwise available to any Releasee, I agree to indemnify and hold harmless each Releasee from and against and shall pay to each Releasee the amount of, or reimburse each Releasee for, all loss, liability, claim, damage (including incidental and consequential damages), or expense (including costs of investigation and defense and reasonable attorneys’ and accountants’ fees), whether or not involving third- party claims, arising directly or indirectly from or in connection with (a) the assertion by or on behalf of me or any of my Related Persons of any Released Claim, and (b) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of me or any of my Related Persons against such third party of any Released Claim. I acknowledge and agree that the execution of this Release does not constitute in any manner whatsoever an admission of liability on the part of any Releasee for any Released Claim, and that such liability is specifically denied. I agree to (a) execute and deliver such other documents and (b) do such other acts and things, as Buyer may reasonably request for the purpose of carrying out the intent of this Release. This Release may not be amended, supplemented, or otherwise modified except in a writing signed by the Person against whose interest such change will operate. All matters relating to or arising out of this Release will be governed by and construed in accordance with the Laws of the State of New Jersey, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Very truly yours, [____________] 41006896.2 2983440v2 020818.64824

[_________], 2018 [Benefit Consultants Group, Inc.] [BCG Securities, Inc.] [Horace Mann Educators Corp.] Re: Letter of Resignation and Release1 Ladies and Gentlemen: Reference is made to that certain Stock Purchase Agreement, dated as of the date hereof, by and among Horace Mann Educators Corporation (“Buyer”), Robert Paglione, The Paglione Family Irrevocable Trust f/b/o Adam Paglione, The Paglione Family Irrevocable Trust f/b/o Lisa and Jorge Arroyo, Beau Christian Adams, and Benefit Consultants Group, Inc. (the “Company”) (the “Stock Purchase Agreement”). Any undefined terms used herein and not defined have the meanings set forth in the Stock Purchase Agreement. I acknowledge and agree that execution and delivery of this Letter of Resignation and Release (this “Letter Agreement”) is a condition to Buyer’s obligation to purchase the Company Shares pursuant to the Stock Purchase Agreement, and that Buyer is relying on this Letter Agreement in consummating such purchase. For good and valuable consideration, in the amount of forty-thousand dollars ($40,000), the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce Buyer to purchase the Company Shares pursuant to the Stock Purchase Agreement, I agree as follows: I, [Steven Sokolic], do hereby resign from my position as [General Counsel of the Company and BCG Securities, Inc., a Pennsylvania Corporation (“BCGS”)]2, effective as of the Closing of (and conditioned upon the Closing under) the Stock Purchase Agreement. In addition, on behalf of myself and my heirs, executors, administrators and assigns (collectively, “Related Persons”), I hereby forever, absolutely, unconditionally and irrevocably release, acquit and forever discharge, to the fullest extent permitted by Law, the Company, BCGS, Buyer, Buyer’s Affiliates, each of their Benefit Plans, and each of their respective past, present and future officers, managers, directors, equityholders, partners, members, Affiliates, employees, counsel and agents (individually, a “Releasee” and collectively, “Releasees”) from all obligations and liabilities of either the Company or BCGS to me, all agreements and understandings of either the Company or BCGS involving me, and all of my rights, claims and causes of action (whether at law or in equity and whether or not currently known to exist) against either the Company or BCGS that are a result of, involve or otherwise exist by reason of any act, omission, fact, circumstance or other matter, cause or thing whatsoever that arose, occurred or existed before the Closing, including without limitation any indemnification obligations to me, and the right to advancement and reimbursement of expenses, pursuant to the organizational documents of the Company or BCGS (collectively, the “Released Claims”). 1 Note to Draft: This form to be used for S. Sokolic 2 Note to Draft: To confirm 41006865.2

I represent and warrant to each Releasee that I have not transferred, assigned, or otherwise disposed of any part of or interest in any Released Claim. I hereby irrevocably covenant not to, directly or indirectly, assert any claim or demand, or commence, institute, or voluntarily aid in any way, or cause to be commenced or instituted, any proceeding of any kind against any Releasee based upon any Released Claim. Without in any way limiting any rights and remedies otherwise available to any Releasee, I agree to indemnify and hold harmless each Releasee from and against and shall pay to each Releasee the amount of, or reimburse each Releasee for, all loss, liability, claim, damage (including incidental and consequential damages), or expense (including costs of investigation and defense and reasonable attorneys’ and accountants’ fees), whether or not involving third-party claims, arising directly or indirectly from or in connection with (a) the assertion by or on behalf of me or any of my Related Persons of any Released Claim, and (b) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of me or any of my Related Persons against such third party of any Released Claim. I acknowledge and agree that the execution of this Letter Agreement does not constitute in any manner whatsoever an admission of liability on the part of any Releasee for any Released Claim, and that such liability is specifically denied. I agree to (a) execute and deliver such other documents and (b) do such other acts and things, as Buyer may reasonably request for the purpose of carrying out the intent of this Letter Agreement. This Letter Agreement may not be amended, supplemented, or otherwise modified except in a writing signed by the Person against whose interest such change will operate. All matters relating to or arising out of this Letter Agreement will be governed by and construed in accordance with the Laws of the State of New Jersey, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Very truly yours, [Steven Sokolic] 41006865.2

[_________], 2018 [Benefit Consultants Group, Inc.] [BCG Securities, Inc.] [Horace Mann Educators Corp.] Re: Letter of Resignation, Release, Non-Competition, Non-Solicitation and Non- Disclosure1 Ladies and Gentlemen: Reference is made to that certain Stock Purchase Agreement, dated as of the date hereof, by and among Horace Mann Educators Corporation (“Buyer”), myself, The Paglione Family Irrevocable Trust f/b/o Adam Paglione, The Paglione Family Irrevocable Trust f/b/o Lisa and Jorge Arroyo, Beau Christian Adams, and Benefit Consultants Group, Inc. (the “Company”) (the “Stock Purchase Agreement”). Any undefined terms used herein and not defined have the meanings set forth in the Stock Purchase Agreement. I acknowledge that I own the Class A Voting Stock of the Company (my “Equity Interest”) and, in connection with such ownership, have significantly contributed to the development and goodwill of the Company. I acknowledge that in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement (the “Transaction”), I will receive significant proceeds from the sale of my Equity Interest and that a significant asset the Buyer is purchasing pursuant to the Transaction (and for which I am receiving proceeds) is such development and goodwill of the Company. I acknowledge and agree that execution and delivery of this Letter of Resignation, Release, Non-Competition, Non-Solicitation and Non-Disclosure (this “Letter Agreement”) is a condition to Buyer’s obligation to purchase the Company Shares pursuant to the Stock Purchase Agreement, that Buyer is relying on this Letter Agreement in consummating the Transaction and that without my agreement to such Letter Agreement, the Buyer would not consummate the Transaction. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce Buyer to purchase the Company Shares pursuant to the Stock Purchase Agreement, I agree as follows: I, Robert Paglione, do hereby resign from my position as [Chief Executive Officer and member of the board of directors of the Company and BCG Securities, Inc., a Pennsylvania Corporation (“BCGS”)]2, effective as of the Closing of (and conditioned upon the Closing under) the Stock Purchase Agreement. In addition, on behalf of myself and my heirs, executors, administrators and assigns (collectively, “Related Persons”), I hereby forever, absolutely, unconditionally and irrevocably release, acquit and forever discharge, to the fullest extent permitted by Law, the Company, BCGS, Buyer, Buyer’s Affiliates, each of their Benefit Plans, and each of their respective past, present 1 Note to Draft: This form to be used for R. Paglione 2 Note to Draft: To confirm 40875129.6 and future officers, managers, directors, equityholders, partners, members, Affiliates, employees, counsel and agents (individually, a “Releasee” and collectively, “Releasees”) from all obligations and liabilities of either the Company or BCGS to me, all agreements and understandings of either the Company or BCGS involving me, and all of my rights, claims and causes of action (whether at law or in equity and whether or not currently known to exist) against either the Company or BCGS that are a result of, involve or otherwise exist by reason of any act, omission, fact, circumstance or other matter, cause or thing whatsoever that arose, occurred or existed before the Closing, including without limitation any indemnification obligations to me, and the right to advancement and reimbursement of expenses, pursuant to the organizational documents of the Company or BCGS (collectively, the “Released Claims”). For clarity, notwithstanding anything herein to the contrary, this Letter Agreement does not in any way release any loss, liability, claim, damage or expense (including indemnity, costs of investigation and defense and reasonable attorneys’ and accountants’ fees), whether or not involving third-party claims, arising directly or indirectly from or in connection with the Stock Purchase Agreement or any documents ancillary thereto or executed in connection therewith. I represent and warrant to each Releasee that I have not transferred, assigned, or otherwise disposed of any part of or interest in any Released Claim. I hereby irrevocably covenant not to, directly or indirectly, assert any claim or demand, or commence, institute, or voluntarily aid in any way, or cause to be commenced or instituted, any proceeding of any kind against any Releasee based upon any Released Claim. Without in any way limiting any rights and remedies otherwise available to any Releasee, I agree to indemnify and hold harmless each Releasee from and against and shall pay to each Releasee the amount of, or reimburse each Releasee for, all loss, liability, claim, damage (including incidental and consequential damages), or expense (including costs of investigation and defense and reasonable attorneys’ and accountants’ fees), whether or not involving third-party claims, arising directly or indirectly from or in connection with (a) the assertion by or on behalf of me or any of my Related Persons of any Released Claim, and (b) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of me or any of my Related Persons against such third party of any Released Claim. I acknowledge and agree that the execution of this Letter Agreement does not constitute in any manner whatsoever an admission of liability on the part of any Releasee for any Released Claim, and that such liability is specifically denied. I acknowledge and agree that for a period of sixty (60) months from the date hereof (the “Restricted Period”), I (i) shall refrain from, directly or indirectly, engaging in, soliciting for engagement in, performing services (whether as employee, officer, director, shareholder, member, manager, consultant, investor, partner, sole proprietor or otherwise) for, or be concerned with or interested in, financially or otherwise, or offering or providing anywhere in the United States any business of the types (x) conducted by a Buyer Entity as of the date hereof, or (y) actively developed, marketed or solicited by a Buyer Entity during the twelve (12) month period prior to the date hereof; and (ii) shall not sell or propose to sell to, or otherwise solicit, whether through another employee, a producer or otherwise, any other services, including but not limited to 40875129.6

Recordkeeping Services, provided by a Buyer Entity to any Plan Sponsor (clauses (i) and (ii) collectively, a “Competing Business”); provided, however, that nothing in this paragraph shall preclude, prohibit or restrict me from engaging, or require me not to engage, in making investments in Persons engaging in a Competing Business not in excess of two percent (2%) of the outstanding securities of such entity. For purposes of this Letter Agreement, (i) “Buyer Entities” means Buyer and its Subsidiaries and Affiliates (including the Company and its Affiliates and Subsidiaries), and (ii) “Plan Sponsor” means an employer or other entity that sponsors or maintains non-qualified deferred compensation plans, qualified defined contribution or defined benefit plans or other arrangements or programs with respect to which a Buyer Entity provides services as of the date hereof or has actively solicited during the twelve (12) month period prior to the date hereof. I acknowledge and agree that during the Restricted Period I shall not directly or indirectly, (a) solicit for employment or hire any employee who is then a current employee of any Buyer Entity, or within the six (6)-month period prior to the date hereof, has been an employee, of any Buyer Entity; (b) (i) hire or solicit for hire any Producer who is then a Producer, or within the twelve (12) month period prior to the date hereof has been a Producer, or (ii) solicit, encourage, initiate or participate in discussions or negotiations with, or provide any information to, any present or future Producer for the purpose of causing the termination or other alteration of his, her or its relationship with a Buyer Entity; (c) (i) solicit insurance business from any Person who is then a policyholder or customer of a Buyer Entity, or within the twelve (12) month period prior to the date hereof has been a policyholder or customer of a Buyer Entity (or any successor in interest to any such Person) for the purpose of securing Record Keeping Services or insurance business or contracts related to the Record Keeping Services or insurance businesses of the Buyer Entities, or (ii) solicit, encourage, initiate or participate in discussions or negotiations with, or provide any information to, any present or future policyholder or customer of a Buyer Entity for the purpose of causing the termination or other alteration of his, her or its relationship with a Buyer Entity; (d) solicit or attempt to solicit any Competing Business from any Person with whom I and/or employees managed by me had material contact, and that is, or in the twelve (12) month period prior to the date hereof was, a customer of a Buyer Entity or with respect to which any Buyer Entity actively solicits, or has solicited, the sale of products and services offered by the Buyer Entities; or (e) disparage a Buyer Entity or any of their products, services, or activities or any of their partners, officers, or employees. For the purposes of this Letter Agreement, “Producer” means brokers, broker-dealers, producers, third party administrators or intermediaries or other Persons who market or sell the services offered by a Buyer Entity, other than employees of the Buyer Entities. I acknowledge and agree that, except as otherwise expressly required by Law, I shall not disclose any Confidential Information (as defined below) to any Person whatsoever. For purposes of this Letter Agreement “Confidential Information” means the confidential or proprietary business information of the Buyer Entities, whether or not marked as such, whether acquired by the Buyer Entities prior to or after Closing, including any business plans, technology, plans, blueprints, drawings, models, designs, templates, processes, formulae, computer programs, customer lists, supplier lists, pricing data, financial data, Trade Secrets or other information identified or otherwise treated as confidential or proprietary business information; provided, however, that Confidential Information shall not include any information: (x) that is in the public domain through no fault of disclosure by me, or (y) that is lawfully acquired by me from source(s) 40875129.6 which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. I acknowledge and agree that the Confidential Information is owned by the Buyer Entities, is secret, is the subject of reasonable efforts by the Buyer Entities to keep it secret, and has value because of its secrecy. If I am compelled to disclose any information by judicial or administrative process or by other requirements of applicable Law, I shall promptly notify Buyer in writing, shall disclose only that portion of such information which I am advised by counsel in writing is legally required to be disclosed, and shall, if requested, use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Notwithstanding the foregoing, nothing in this Agreement prohibits me from reporting to any governmental authority information concerning possible violations of law or regulation. I further acknowledge that, at all times, Trade Secrets shall be subject to the maximum protections available under applicable Law and no less protection than that provided by this Letter Agreement applicable to “Confidential Information,” as described in this paragraph. For the purposes of this Letter Agreement, “Trade Secrets” means information that (i) derives economic value, actual or potential, from not being generally known and not being readily ascertainable to other persons who can obtain economic value from its disclosure or use and that is the subject of reasonable efforts by the Buyer Entities to maintain its secrecy or confidentiality and has value as a result of such secrecy or confidentiality, or (ii) is defined as such by the New Jersey statutory and common law and by federal law. Trade Secrets may include either technical or non-technical data, including, without limitation, information concerning customers of the Buyer Entities (including customer information, identities, profiles, preferences and contacts), vendors, suppliers, products, pricing or pricing strategies, personnel assignments and policies, the legal or financial affairs, or the management of, in each case, the Buyer Entities. I acknowledge and agree that in the event I violate any of my obligations under this Letter Agreement, the Buyer Entities may proceed against me in law or in equity for such damages or other relief as a court may deem appropriate. I acknowledge that a violation of any of the provisions of this Letter Agreement may cause the Buyer Entities irreparable harm which may not be adequately compensated for by money damages. I therefore agree that in the event of any actual or threatened violation of this Letter Agreement, the Buyer Entities shall be entitled, in addition to other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against me to prevent any such violations, without the necessity of posting a bond. If, in any action before any court or other Governmental Authority legally empowered to enforce this Letter Agreement, any term, restriction, covenant or promise herein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or other Governmental Authority and any such court or other Governmental Authority shall have authority, as permitted by applicable Law, to apply reformation or “blue pencil” principles to provide for the greatest possible duration, geographical territory and business scope to the covenants contained herein. I acknowledge and agree that the covenants set forth in this Letter Agreement are (i) reasonable in all respects, including duration, territory and scope of activity restricted, in light of the transactions contemplated by this Letter Agreement and the Stock Purchase Agreement; (ii) an essential element of this Letter Agreement and that, but for these covenants, the parties would not have entered into the Stock Purchase Agreement; and (iii) necessary to protect the 40875129.6 goodwill of the Buyer Entities and to protect other legitimate business interests of the Buyer Entities. I agree to (a) execute and deliver such other documents and (b) do such other acts and things, as Buyer may reasonably request for the purpose of carrying out the intent of this Letter Agreement. This Letter Agreement may not be amended, supplemented, or otherwise modified except in a writing signed by the Person against whose interest such change will operate. All matters relating to or arising out of this Letter Agreement will be governed by and construed in accordance with the Laws of the State of New Jersey, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Very truly yours, [Robert Paglione] 40875129.6

Exhibit F Estimated and Final Working Capital Adjustment Examples Estimated Working Capital Adjustment Cash 789 Less: Restricted cash (63) Net Cash $ 726 Accounts receivable 1,160 Less: Accounts receivable > 90 days (213) (1) Net Accounts receivable 947 (2) Prepaids 103 (3)(4) Accounts payable (2,263) (5) Deferred rent (current portion only) (34) Deferred income (157) $ Estimated Working Capital (678) Less: Target Working Capital 800 $ Estimated Working Capital Adjustment (1,478) 1) Accounts receivable has been reduced by the balances over 90 days; will be increased by $20,000 for Buyer’s portion of a release payment amount. 2) Prepaids reflect the write off of the custodian fee 3) Accounts payable excludes the following which will be paid off at closing: Line of Credit, long-term and short-term debt, payable to owners, Phantom Stock Plan, and Salary Continuation Agreement. 4) Accounts payable includes the PTO liability and is subject to adjustment to include any litigation reserve if needed. 5) Deferred rent only reflects the current portion of deferred rent. F-1 40733748.21

Final Working Capital Adjustment Calculated within 120 days after Closing Date (Example Calculation) Cash 500 Less: restricted cash (25) Net cash $ 475 (1) Accounts receivable 1,225 Less: Subsequent write-offs (50) Less: Uncollected receivable > 90 days (250) Net Accounts receivable 975 (2) Prepaids 90 (3) Accounts payable (1,600) (4) Deferred income (393) (5) Deferred rent (300) Final Net Working Capital $ 753) Less: Target Working Capital $ 800 Final Working Capital Adjustment $ (1,603) Estimated Working Capital Adjustment (1,635) Final Adjustment Amount to Buyer / (Seller) $ 32 1) Accounts receivable to be reduced by the balances over 90 days; will be increased by $20,000 for Buyer’s portion of a release payment amount. 2) Prepaids to reflect the write off of the custodian fee 3) Accounts payable to exclude the following which will be paid off at closing: Line of Credit, long-term and short-term debt, payable to owners, Phantom Stock Plan, and Salary Continuation Agreement. 4) Accounts payable to include the PTO liability and is subject to adjustment to include any litigation reserve if needed. 5) Deferred rent only reflects the current portion of deferred rent. F-2 40733748.21

Exhibit G Earn-Out Calculation To be based on Benchmark Date For the twelve-months ended September 30, 2018 BCG 2 Fee Income - Accounts 4010-4217 $ 5,715,190 Less: Commissions – Accounts 5920 0 Net 5,715,190 BCS Commission Income - Accounts 4000-4316 13,599,266 Less: Commissions - Accounts 5090 1,227,310 Less: Commissions - Accounts 5920 9,431,484 Net 2,940,472 Total Net Revenue $ 8,655,662 2 Note: Accounts information to be included separately and shall not include any accounts converted from Buyer’s accounts. G-1 40733748.21

EXHIBIT H Independent Accountants Crowe Horwath LLP BDO USA LLP RSM US LLP 40733748.21